AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON JUNE ____, 1999

                                                  [REGISTRATION NO.33-_________]

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          NAVIGATOR GAS TRANSPORT PLC,
                        NAVIGATOR GAS (IOM I-A) LIMITED,
                        NAVIGATOR GAS (IOM I-B) LIMITED,
                        NAVIGATOR GAS (IOM I-C) LIMITED,
                       NAVIGATOR GAS (IOM I-D) LIMITED AND
                        NAVIGATOR GAS (IOM I-E) LIMITED,

             (Exact Name of Registrant as Specified in its Charter)

ISLE OF MAN                              8611                                   N/A
ISLE OF MAN                              8611                                   N/A
ISLE OF MAN                              8611                                   N/A
ISLE OF MAN                              8611                                   N/A
ISLE OF MAN                              8611                                   N/A
ISLE OF MAN                              8611                                   N/A
(State or Other Jurisdiction of          (Primary Standard industrial           (I.R.S. Employer Identification
Incorporation or Organization)           Classification Code Number)            Numbers)

                           1 Castle Street, Castletown
                               Isle of Man IM9 1LF
                              0 11-44-1-62-4824011
                        (Address, including zip code, and
                     telephone number, including area code,
                        of principal executive offices of
                          Navigator Gas Transport PLC)

                              CT CORPORATION SYSTEM
                                  1623 BROADWAY
                            NEW YORK, NEW YORK 10019
                                  212-246-5070
                     (Name, address, including zip code, and
                     telephone number, including area code,
              of agent for service of Navigator Gas Transport PLC)

                             ----------------------

                                   COPIES TO:

           KEITH L. KRASNEY                    NUNZIO C. LI POMI
          GRAHAM & JAMES LLP             CAMBRIDGE FUND MANAGEMENT LLC
           885 THIRD AVENUE             750 LEXINGTON AVENUE, 30TH FLOOR
       NEW YORK, NEW YORK 10022             NEW YORK, NEW YORK 10022
             212-848-1088                         212-527-2525

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.


IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX:
                                       / /


IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING:
                                       / /


IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING:
                                       / /

                             ----------------------


                         CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum        Proposed maximum         Amount of
      Title of each class of            Amount to         offering price          offering price         registration
   securities to be registered      be registered (1)    per unit (1) (2)        per unit (1) (2)          fee (3)
10 1/2% First Priority Ship
Mortgage Notes                       $217,000,000              100%                $217,000,000           $60,326.00

12% Second Priority Ship
Mortgage Notes                        $87,000,000              100%                 $87,000,000           $24,186.00

         Total                       $304,000,000              100%                $304,000,000           $84,512.00

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Exclusive of accrued interest, if any.
(3) Calculated pursuant to Rule 457.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                       Items and Captions in Form F-4                                Location in Prospectuses
                       ------------------------------                                ------------------------
1.     Forepart of Registration Statement and Outside Front Cover Page of
       Prospectus .......................................................       Cover Page of Prospectus Forepart
                                                                                of Registration Statement and
                                                                                Outside Front*

2.     Inside Front and Outside Back Cover
       Pages of Prospectus...............................................       Back Cover Page of Prospectus*
                                                                                Inside Front Cover Page of
                                                                                Prospectus and Outside

3.     Risk Factors, Ratio of Earnings to Fixed Charges, and
       Other Information ................................................       Prospectus Summary; Risk Factors

4.     Terms of the Transaction .........................................       Prospectus Summary; Description of
                                                                                the New Notes

5.     Pro Forma Financial Information...................................       Capitalization, Management's
                                                                                Discussion and Analysis of
                                                                                Financial Condition and Results of
                                                                                Operations; Consolidated
                                                                                Statements of Financial Condition

6.     Material Contacts with Company Being
       Acquired..........................................................       *

7.     Additional Information Required for
       Reoffering by Persons and Parties
       Deemed to be Underwriters.........................................       Prospectus Summary; the Exchange
                                                                                Offer; Plan of Distribution

8.     Interests of Named Experts and Counsel............................       *

9.     Disclosure of Commission Position on Indemnification for
       Securities Act Liabilities........................................       See Part II

10.    Information with Respect to F-3 Registrants.......................       *

11.    Incorporation of Certain Information
       by Reference......................................................       *

12.    Information with Respect to F-2
       or F-3 Registrants................................................       *

13.    Incorporation of Certain Information
       by Reference......................................................       *


14. Information With Respect to Registrants Other than F-3 or F-2 Registrants

   (a)      Description of Business......................................       Prospectus Summary, Gas Carrier
                                                                                Industry, Business, Management's
                                                                                Discussion and Analysis of
                                                                                Financial Condition

   (b)      Description of Property......................................       Prospectus Summary, Business

   (c)      Legal Proceedings............................................       *

   (d)      Market Price of and Dividends on the Registrants' Common
            Equity and Related Stockholder Matters.......................       *

   (e)      Financial Information........................................       *

   (f)      Selected Financial Data......................................       Consolidated Statements of
                                                                                Financial Condition

   (g)      Supplementary Financial Information..........................       Consolidated Statements of
                                                                                Financial Condition

   (h)      Management's Discussion and Analysis of Financial Condition
             and Results of Operations...................................       Management's Discussion and
                                                                                Analysis of Financial Condition
                                                                                and Results of Operations

   (i)      Change in and Disagreements With Accountants on Accounting
             and Financial Disclosures...................................       *

   (j)      Quantitative and Qualitative Disclosures About Market
            Desk Information With Respect to F-3 Companies...............       *

15.    Information With Respect to F-3 Companies.........................       *

16.    Information With Respect to F-2 or F-3
       Companies.........................................................       *

17.    Information if Proxies, Consents or Authorizations are to
       be Solicited .....................................................       *

18.    Information if Proxies, Consents or
       Authorizations are to be Solicited
       or in an Exchange Offer...........................................       Summary of Prospectus; The
                                                                                Exchange Offer; Description of the
                                                                                Notes

       *Answer negative or item inapplicable

                                       5

                   SUBJECT TO COMPLETION, DATED JUNE 22, 1999

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ENTER INTO THE EXCHANGE OF THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR EXCHANGE THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES OR EXCHANGE THESE SECURITIES IN ANY STATE WHERE THE OFFER, SALE OR EXCHANGE IS NOT PERMITTED.

     COPIES OF THIS DOCUMENT HAVE BEEN, TOGETHER WITH CERTAIN OTHER DOCUMENTS REFERRED TO HEREIN, REGISTERED WITH THE REGISTRAR OF COMPANIES IN THE ISLE OF MAN PURSUANT TO SECTION 38 OF THE COMPANIES ACT 1931 (AS AMENDED) OF THE ISLE OF MAN.

PROSPECTUS

                           NAVIGATOR GAS TRANSPORT PLC

                              OFFER TO EXCHANGE ALL

               10 1/2% FIRST PRIORITY SHIP MORTGAGE NOTES DUE 2007
                    $217,000,000 PRINCIPAL AMOUNT OUTSTANDING
                                       FOR
               10 1/2% FIRST PRIORITY SHIP MORTGAGE NOTES DUE 2007
                          $217,000,000 PRINCIPAL AMOUNT
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       AND
                12% SECOND PRIORITY SHIP MORTGAGE NOTES DUE 2007
                    $87,000,000 PRINCIPAL AMOUNT OUTSTANDING
                                       FOR
                12% SECOND PRIORITY SHIP MORTGAGE NOTES DUE 2007
                          $87,000,000 PRINCIPAL AMOUNT
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

     EXPIRATION. The exchange offer expires at 5:00 p.m., July __, 1999, unless we extend it.

     NO LISTING. We do not intend to list the new notes on any exchange and, therefore, no active public market is anticipated.

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ________ __, 1999.

                                Table of Contents

                                                                           PAGE
                                                                           ----
Enforceability of Civil Liabilities.......................................   1
Where You Can Find More Information.......................................   1
Prospectus Summary........................................................   3
The Company...............................................................   3
The Exchange Offer........................................................   4
Summary of Terms of the New Notes.........................................   8
Risk Factors..............................................................  15
Safe Harbor for Forward-looking Statements................................  24
The Exchange Offer........................................................  25
Purpose and Effect of the Exchange Offer..................................  25
Terms of the Exchange Offer...............................................  25
Expiration Date; Extensions; Amendments...................................  26
Interest On the New Notes.................................................  27
Procedures for Tendering..................................................  27
Guaranteed Delivery Procedures............................................  29
Exchange Agents...........................................................  30
Fees and Expenses.........................................................  31
Transfer Taxes............................................................  32
Accounting Treatment......................................................  32
Resale of New Notes.......................................................  32
Consequences of Failure to Exchange.......................................  33
Other ....................................................................  34
Use of Proceeds...........................................................  35
Management's Discussion and Analysis of Financial
   Condition and Results of Operations....................................  38
Overview .................................................................  38
Operations................................................................  39
Capital Resources and Liquidity...........................................  40
Results of Operations.....................................................  40
Gas Carrier Industry......................................................  40
Overview .................................................................  40

                                Table of Contents
                                   (Continued)
                                                                           PAGE
                                                                           ----

Supply of Gas Carriers....................................................  41
Trends in Petrochemical Gas Production and Seaborne Trade.................  45
Demand for Gas Carriers...................................................  46
The Charter Market........................................................  49
Industry Participants.....................................................  50
Business .................................................................  50
General ..................................................................  50
Construction of Major Petrochemical Production and Terminal Facilities....  50
An Attractive Market for Seaborne Trade of Ethylene.......................  51
Barriers to Entry.........................................................  51
Strong Secondhand Vessel Values...........................................  51
Business Strategy.........................................................  51
The Vessels...............................................................  53
Construction Period.......................................................  54
The Builders and Tractebel Gas Engineering................................  55
Building Contracts........................................................  56
Purchase Price............................................................  57
Building Contract Guarantees and Performance Bonds........................  61
Marketing and Commercial Management.......................................  62
Operations................................................................  63
Inspection................................................................  64
Environmental Regulations.................................................  65
The Company, the Manager and the Stockholders.............................  71
The Stockholders of Navigator Holdings....................................  71
Management................................................................  72
Executive Officers and Directors..........................................  72
Compensation of Executive Officers and Directors of the Company...........  75
Principal Stockholders....................................................  75
The Equity Financing......................................................  76
Stockholders Agreement....................................................  77

                                Table of Contents
                                   (Continued)
                                                                           PAGE
                                                                           ----

Certain Transactions......................................................  78
The Manager...............................................................  78
GEBAB ....................................................................  78
Stockholders..............................................................  78
UK Lease .................................................................  79
Description of the New Notes..............................................  80
General ..................................................................  80
Units and Warrants........................................................  80
Exchange .................................................................  80
Terms of the New Notes....................................................  81
Redemptions...............................................................  82
Guarantees................................................................  86
Security .................................................................  87
Interest Draws On the Letter of Credit....................................  88
Ranking ..................................................................  89
Mandatory Offers to Purchase New Notes....................................  90
Registration Rights.......................................................  94
Trust Accounts............................................................  95
Priorities of Payment....................................................  102
Application of Proceeds Following an Event of Default....................  104
Certain Covenants........................................................  105
Defaults ................................................................  111
No Personal Liability of Directors, Officers,
  Employees and Stockholders ............................................  114
Amendments and Waivers...................................................  114
Transfer ................................................................  115
Defeasance...............................................................  116
Concerning the Trustees..................................................  117
Governing Law............................................................  117
Enforceability of Judgments..............................................  117
Consent to Jurisdiction and Service......................................  118
Certain Definitions......................................................  118

                                Table of Contents
                                   (Continued)
                                                                           PAGE
                                                                           ----

Description of the Units and the Warrants................................  123
Book-Entry Registration..................................................  124
Description of the Letter of Credit Reimbursement Agreement..............  125
The Mortgages............................................................  128
General .................................................................  128
Certain Representations and Warranties...................................  128
Certain Covenants........................................................  129
Insurance................................................................  130
Insurance Proceeds.......................................................  131
Events of Default Under the Mortgage.....................................  131
Remedies ................................................................  132
Material United States Federal Income Tax Consequences...................  135
Certain Isle of Man Tax Consequences.....................................  136
Plan of Distribution.....................................................  136
Notice to Canadian Residents.............................................  137
Resale Restrictions......................................................  137
Representations of Purchasers............................................  137
Rights of Action (Ontario Purchasers)....................................  138
Enforcement of Legal Rights..............................................  138
Notice to British Columbia Residents.....................................  138
Taxation and Eligibility for Investment..................................  138
Rating ..................................................................  138
Legal Matters............................................................  139
Experts .................................................................  139
Glossary of Shipping Terms...............................................  139

                                   Appendices

Consolidated Financial Statements of Navigator Holdings Plc..............  A-1
Isle of Man Supplementary Schedule.......................................  B-1

                       ENFORCEABILITY OF CIVIL LIABILITIES

     We and each of the Owners are organized under the laws of the Isle of Man. A substantial portion of our assets and the assets of the Owners is or may be located outside the United States. As a result, it may be difficult for investors to enforce outside the United States judgments against us or the Owners obtained in the United States in any actions, including actions predicated on the civil liability provisions of the federal securities laws of the United States. Certain of our directors and directors of the Owners are residents of jurisdictions other than the United States, and all or a significant portion of the assets of these persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is currently no treaty between the United States and the Isle of Man providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, and therefore a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be automatically enforceable in the Isle of Man. We and the Owners have irrevocably submitted to the non-exclusive jurisdiction of the federal and state courts in The City of New York for the purpose of any legal suit, action or proceeding against them in connection with the offering and sale of the notes.

     The foregoing discussion is based on the advice of Cains, counsel to us with respect to matters of Isle of Man law.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933, as amended, with respect to our offering of the new notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement. You will find additional information about us and the new notes in the registration statement. All statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed by us with the SEC.

     You may read and copy the registration statement, including exhibits, and our periodic reports, registration statements and other information filed with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. You may obtain copies from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The SEC also maintains a web site at http://www.sec.gov which contains our reports, registration statements and proxy and information statements and other information.

     You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the respective dates of those documents we incorporate by reference, regardless of the time of delivery of this prospectus. You should only rely on the information provided in this prospectus or that we have referred you to. We have not authorized anyone else to provide you with different information.

     As a foreign private issuer, we are exempt from the provisions of the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements and requiring reporting of insider purchases and sales.

     We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. We will furnish to you and the trustees, for so long as any of the new notes remain outstanding, and file with the SEC, or cause to be so filed as part of our financial statements (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," (2) with respect to the annual information only, a report thereon by independent public accountants and (3) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file those reports.

     Copies of the documents mentioned in this prospectus can be obtained without charge by any recipient of this prospectus by contacting us at Navigator Gas Transport PLC, 1 Castle Street, Castletown, Isle of Man IM9 1LF. To obtain timely delivery of requested documents, you must request the information no later than 5 business days before the expiration date of the exchange offer.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read all of the information in this prospectus carefully, including the "Risk Factors" section, before you exchange your old notes. Unless otherwise indicated, all references in this prospectus to "we," "us," "ours" or "Navigator Gas Transport" mean Navigator Gas Transport PLC. We will use the word "Owner" to refer to any of Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited and the word "Owners" to refer to all of them. Navigator Holdings PLC is the parent company of Navigator Gas Transport. We will use the words "Navigator Holdings" to refer to Navigator Holdings PLC. We will use the words "the Company" to refer together to Navigator Gas Transport, the Owners and Navigator Holdings.

                                   THE COMPANY

     We and the Owners were formed in 1997 for the purpose of building and operating a fleet of five state-of-the-art 22,000 cubic meter semi-refrigerated ethylene-capable gas carriers. The vessels are designed to transport the entire range of petrochemical gases, including ethylene, propylene, vinyl chloride monomer butadiene and crude C4, as well as liquefied petroleum gases such as ethane, propane and butane. There are no ethylene-capable semi-refrigerated gas carriers currently operating or under construction that will be larger than the vessels. Each vessel of the Owners will have four separate gas cargo tanks, segregated pumping and piping systems and two separate deck tanks, allowing each vessel to carry up to three separate temperature controlled cargoes simultaneously.

     When constructed, the Owners' vessels will be among the most versatile gas carriers in the world in terms of cargo options, ease and speed of loading and discharging cargoes and adaptability for route scheduling. The vessels' capabilities will minimize operating costs, reduce voyage times and maximize vessel utilization. The vessels' larger cargo capacities, compared to the existing ethylene-capable fleet, offer significant economies of scale, especially for long-haul transport.

     Each Owner will own one and only one vessel. We will own all of the Owners.

     We issued the old notes. We loaned the proceeds to the Owners to fund the construction of their vessels, to pay certain expenses and to pay interest on the notes while the vessels are constructed. The Owners, fully and unconditionally, guaranteed the old notes and will guarantee, fully and unconditionally, the new notes. The vessels will be constructed by Jiangnan Shipyard and China Shipbuilding Trading Company, Limited under the technical supervision of Martime Asia Ltd., in coordination with Germanischer Lloyd, an independent vessel classification society. Jiangnan and China Shipbuilding are together referred to as the "builders" in this prospectus. Martime Asia is an affiliate of Gesellschaft fur Konzeption und Betreuung privater Investitionen mbH ("GEBAB").

     Our principal executive office and registered office is located at 1 Castle Street, Castletown, Isle of Man, IM9 1LF, and our telephone number at that address is 011-44-1-62-4824011.

                               THE EXCHANGE OFFER

     On August 7, 1997, we issued $217,000,000 aggregate principal amount of 10-1/2% First Priority Ship Mortgage Notes Due 2007 and 87,000 units consisting of $87,000,000 aggregate principal amount of 12% Second Priority Ship Mortgage Notes and warrants to purchase 666,420 shares of common stock of Navigator Holdings to the initial purchasers in a private offering exempt from the registration requirements of the Securities Act.

     o We are offering $1,000 principal amount of new 10 1/2% First Priority Ship Mortgage Notes in exchange for each $1,000 principal amount of old 10 1/2% First Priority Ship Mortgage Notes.

     o We are offering $1,000 principal amount of new 12% Second Priority Ship Mortgage Notes in exchange for each $1,000 principal amount of old 12% Second Priority Ship Mortgage Notes.

     The new 10 1/2% First Priority Ship Mortgage Notes are substantially identical to the old 10 1/2% First Priority Ship Mortgage Notes and the new 12% Second Priority Ship Mortgage Notes are substantially identical to the old 12% Second Priority Ship Mortgage Notes, except that:

     o the new notes will be freely transferable, except as described in this prospectus;

     o    the new notes will not contain any legend restricting their transfer;

     o holders of the new notes will not be entitled to certain rights of the holders of the original notes under the registration rights agreement; and

     o the new notes will not contain any provisions regarding the payment of additional interest for failure to register the notes.

     We believe you can transfer the new notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

     o    acquire the new notes in the ordinary course of your business;

     o are not and do not intend to become engaged in a distribution of the new notes;

     o    are not an affiliate of ours;

     o    are not a broker-dealer that acquired old notes directly from us; and

     o are not a broker-dealer that acquired old notes as a result of market-making or other trading activities.

     If any of these conditions are not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for an exemption, you may be liable under the Securities Act. If you are a broker-dealer that receives new notes for its own account in exchange for old notes, which you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of those new notes. See "Plan of Distribution."


Expiration Date..........................................      The exchange offer expires at 5:00 p.m., New York City
                                                               time, on July __, 1999, unless we extend it.

Conditions to the Exchange Offer.........................      The exchange offer is subject to customary conditions,
                                                               some of which we may waive. We reserve the right to
                                                               terminate or amend the exchange offer at any time before
                                                               the expiration date, if various specified events occur
                                                               before the expiration date.

Interest Payments........................................      The new notes will bear interest from June 30, 1999. The
                                                               exchange of old notes for new notes will not affect
                                                               interest accrued and due you on the old notes.

Procedures for Tendering Old Notes.......................      If you are a holder of old notes who wishes to accept the
                                                               exchange offer for new notes:

                                                               o you must complete, sign and date the
                                                                 accompanying letter of transmittal, or a
                                                                 facsimile thereof;

                                                               o arrange for The Depository Trust Company
                                                                 to transmit certain required information
                                                                 to the exchange agent in connection with
                                                                 a book-entry transfer; or

                                                               o mail or otherwise deliver the
                                                                 documentation, together with your old
                                                                 notes, to the exchange agents at the
                                                                 address set forth under "The Exchange
                                                                 Offer--Exchange Agents."

                                                               Do not send letters of transmittal and certificates
                                                               representing old notes to us.

                                                               By tendering your old notes in this manner, you will be
                                                               representing, among other things, that:

                                                               o the new notes you acquire pursuant to
                                                                 the



                                                                 exchange offer are being acquired in the ordinary
                                                                 course of your business;

                                                               o you are not participating, do not intend
                                                                 to participate, and have no arrangement
                                                                 or understanding with any person to
                                                                 participate, in the distribution of the
                                                                 new notes issued to you in the exchange
                                                                 offer; and

                                                               o you are not an "affiliate" of ours.


Special Procedures for Beneficial Owners.................      If you are a beneficial owner whose old notes are
                                                               registered in the name of a broker, dealer, commercial
                                                               bank, trust company or other nominee and wish to tender
                                                               your old notes in the exchange offer, please contact the
                                                               registered owner as soon as possible and instruct it to
                                                               tender on your behalf. If you wish to tender on your own
                                                               behalf, you must, prior to completing and executing the
                                                               letter of transmittal and delivering your old notes,
                                                               either arrange to have your old notes registered in your
                                                               name or obtain a properly completed bond power from the
                                                               registered holder.  The transfer of registered ownership
                                                               may take considerable time.

Guaranteed Delivery Procedure............................      If you wish to tender your old notes and time will not
                                                               permit your required documents to reach the exchange
                                                               agents by the expiration date, or the procedure for
                                                               book-entry transfer cannot be completed on time, you may
                                                               tender your old notes according to the guaranteed
                                                               delivery procedures set forth in "The Exchange
                                                               Offer--Procedures for Tendering Notes."

Appraisal or Dissenters' Rights..........................      You do not have any appraisal or dissenters' rights in
                                                               the exchange offer.

Use of Proceeds..........................................      We will receive no proceeds from the exchange offer. We
                                                               will pay all of our expenses related to the exchange
                                                               offer.

Withdrawal Rights........................................      You may withdraw the tender of your original notes at any
                                                               time before 5:00 p.m., New York City time, on the
                                                               expiration date. Any old notes not accepted for any
                                                               reason will be returned to you without expense as
                                                               promptly as practicable



                                                               after the expiration or termination of the exchange offer.

Federal Income Tax Consequences..........................      The exchange of old notes for new notes by U.S. holders
                                                               will not be a taxable exchange for U.S. federal income
                                                               tax purposes, and U.S. holders should not recognize any
                                                               taxable gain or loss as a result of the exchange.

Effect on Holders of Old Notes...........................      If the exchange offer is completed on the terms and
                                                               within the period contemplated by this prospectus, you
                                                               will have no further registration or other rights under
                                                               the registration rights agreement, except under limited
                                                               circumstances. See "The Exchange Offer."

                                                               If you do not tender your old notes, you will continue
                                                               to hold those old notes. If you do not participate in
                                                               the exchange offer, your rights as a noteholder will not
                                                               be altered in any way. All untendered and tendered but
                                                               unaccepted old notes will continue to be subject to the
                                                               restrictions on transfer in the old notes and the
                                                               indentures under which the old notes have been and the
                                                               new notes are being issued. To the extent that old notes
                                                               are tendered and accepted in the exchange offer, the
                                                               trading market, if any, for the old notes could be
                                                               adversely affected. See "The Exchange Offer--Other."

Exchange Agents..........................................      United States Trust Company of New York and The Chase
                                                               Manhattan Bank are serving as exchange agents for the
                                                               exchange offer.

Registration Rights Agreement............................      We issued and sold the old notes on August 7, 1997 in a
                                                               private placement. In connection with the sale of the
                                                               old notes, we entered into a registration rights
                                                               agreement for the benefit of the purchasers of the old
                                                               notes, under which we agreed to use our reasonable best
                                                               efforts to effect the exchange offer. See "The Exchange
                                                               Offer--Purpose and Effect of the Exchange Offer" and
                                                               "Description of the New Notes--Registration Rights."
                                                               Under the registration rights agreement, we are required
                                                               to file a registration statement for a continuous
                                                               offering pursuant to Rule 415 under the Securities Act


                                                               with respect to the old notes under certain
                                                               circumstances, including if existing SEC interpretations
                                                               are changed with the result that the new notes received
                                                               by holders in the exchange offer are not or would not be,
                                                               upon receipt, transferable by each holder, other than an
                                                               affiliate of the Company, without restriction under the
                                                               Securities Act. This prospectus is prepared in
                                                               connection with the Company's compliance with that
                                                               registration requirement. See "The Exchange
                                                               Offer--Purpose and Effect of the Exchange Offer" and
                                                               "Description of the New Notes--Registration Rights."

Units and Warrants.......................................      We issued the old Second Priority Notes in units together
                                                               with warrants entitling the warrant holder to purchase
                                                               shares of common stock of Navigator Holdings. Following
                                                               the exchange offer, the new Second Priority Notes and the
                                                               warrants will trade separately. Each unit consists of
                                                               one Second Priority Note and 7.66 warrants entitling the
                                                               warrant holder to purchase one share of common stock per
                                                               warrant at an exercise price of $.01 per share, subject
                                                               to adjustment.

                                                               The warrants and the underlying common stock of
                                                               Navigator Holdings have not been registered under the
                                                               Securities Act and we are not offering new warrants or
                                                               new shares of common stock of Navigator Holdings in the
                                                               exchange offer. Accordingly, the warrants and the
                                                               underlying shares of common stock of Navigator Holdings
                                                               should not be sold unless they are registered under the
                                                               Securities Act or they are sold pursuant to an exemption
                                                               from registration.

                                            SUMMARY OF TERMS OF THE NEW NOTES

Securities Offered.......................................      $217,000,000 aggregate principal amount of new 10 1/2% First
                                                               Priority Ship Mortgage Notes Due 2007 and $87,000,000
                                                               aggregate principal amount of new 12% Second Priority
                                                               Ship Mortgage Notes Due 2007.

Issuer...................................................      Navigator Gas Transport PLC, an Isle of Man public
                                                               limited company.
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                                                           8
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


Subsidiary Guarantors....................................      Each guarantor is an owner of a vessel and a subsidiary
                                                               of ours. If we cannot make payments on the new notes
                                                               when due, the Owners must make those payments instead.
                                                               The guarantees are full and unconditional.

Ranking..................................................      The new notes and the old notes:

                                                               o are secured obligations of ours; and

                                                               o are subordinate to the right of the issuer of the letter of credit for unreimbursed draws under the letter of
                                                                 credit. No draws under the letter of credit may be made
                                                                 until the first vessel is delivered. The maximum draw
                                                                 amount under the letter of credit depends on the date of
                                                                 the draw and delivery of the vessels, but in no case
                                                                 will it exceed $50.0 million; and

                                                               o are senior debts. No debt ranks senior to the notes,
                                                                 except as described in this prospectus.

                                                               We cannot incur any more indebtedness under the
                                                               indentures, with certain exceptions.

                                                               The First Priority Notes rank ahead of the Second
                                                               Priority Notes.

                                                               New First Priority Notes rank equally with old First
                                                               Priority Notes.

                                                               New Second Priority Notes rank equally with old Second
                                                               Priority Notes.

                                                               Second Priority Notes rank equally with any Additional
                                                               Second Priority Notes, if issued.

Maturity Date............................................      June 30, 2007.

Interest Payment Dates...................................      June 30 and December 31, commencing December 31, 1999.
                                                               At our option, if on any interest payment date following
                                                               the delivery of the first vessel, we do not have
                                                               sufficient funds to pay all accrued and unpaid interest
                                                               on the Second Priority Notes due on the date, then we may
                                                               pay such interest by issuing additional new Second
                                                               Priority Notes having an aggregate principal amount equal
                                                               to the amount of the



                                                               deficiency. We will not issue more than $20.9 million
                                                               aggregate principal amount of additional Second Priority
                                                               Notes. See "Description of the New Notes--Terms of the
                                                               New Notes--Second Priority Notes."

Mandatory Offer to Purchase Notes With Available Cash....      On June 30, 2001 and semi-annually thereafter so long as
                                                               the new First Priority Notes and any untendered old
                                                               First Priority Notes remain outstanding, if required
                                                               funds are available, we will purchase the First Priority
                                                               Notes at a price equal to 102% of the principal amount
                                                               of the First Priority Notes plus accrued and unpaid
                                                               interest to the date of purchase. It is possible that we
                                                               may not have sufficient funds available to make this
                                                               purchase.

                                                               On the first payment date following the payment in full
                                                               of the First Priority Notes and on each payment date
                                                               thereafter, if we have funds available, we will make an
                                                               offer to purchase the Second Priority Notes at a
                                                               purchase price equal to 102% of the principal amount of
                                                               the new Second Priority Notes plus accrued and unpaid
                                                               interest to the date of purchase. See "Description of
                                                               the New Notes--Mandatory Offers to Purchase New
                                                               Notes--Offer to Purchase with Available Cash." It is
                                                               possible that we may not have sufficient funds available
                                                               to make this purchase.

Mandatory Redemption Upon the Occurrence of Certain Events     If a vessel suffers a total loss, we will redeem the new
                                                               notes in an aggregate principal amount equal to the
                                                               principal amount of the notes allocated to the vessel at
                                                               the redemption price described in this prospectus.

                                                               If an Owner elects to terminate a building contract for
                                                               a vessel because of a material breach of the contract by
                                                               the builders, then we will redeem the new notes in an
                                                               aggregate principal amount equal to the principal amount
                                                               of the notes allocated to the vessel, together with the
                                                               principal amount of the new notes allocated to all other
                                                               vessels that we have not yet accepted as of that date,
                                                               at the redemption prices



                                                               described in this prospectus. See "Description of the
                                                               New Notes--Redemptions-- Mandatory Redemption Upon the
                                                               Occurrence of Certain Events." It is possible that we
                                                               may not have sufficient funds available to effect these
                                                               redemptions.

Optional Redemption......................................      We do not have the option to redeem the new notes prior
                                                               to June 30, 2002, except that:

                                                               o until June 30, 2000, we may redeem, up to 35% of the
                                                                 aggregate principal amount of each of the First Priority
                                                                 Notes and the Second Priority Notes, at the redemption
                                                                 prices described in this prospectus with the net
                                                                 proceeds of one or more public equity offerings if at
                                                                 least $100.0 million aggregate principal amount of the
                                                                 new First Priority Notes and any untendered old First
                                                                 Priority Notes and $45.0 million aggregate principal
                                                                 amount of the new Second Priority Notes and any
                                                                 untendered old Second Priority Notes remain outstanding
                                                                 after each redemption; and

                                                               o we may redeem the new notes and any untendered old notes at the redemption price described in this prospectus at
                                                                 any time if Navigator Gas Transport becomes subject to
                                                                 withholding taxes on any amounts payable under the notes
                                                                 or any guarantee as a result of certain changes in law
                                                                 in respect of withholding taxes.

                                                               On and after June 30, 2002, we have the option to redeem
                                                               the notes at the redemption prices described in this
                                                               prospectus. We cannot redeem any Second Priority Notes
                                                               while the First Priority Notes are outstanding. See
                                                               "Description of the New Notes--Redemptions--Optional
                                                               Redemption" and "--Tax Redemption."

Change of Control........................................      If a change of control occurs, we must give holders of
                                                               the notes the opportunity to sell us their notes at a
                                                               price equal to 101% of their principal amount, plus
                                                               accrued and unpaid interest. See "Description of the New
                                                               Notes--Mandatory Offers to Purchase New Notes--



                                                               Offer to Purchase Upon Change of Control." It is
                                                               possible that we may not have sufficient funds available
                                                               to make this purchase.

Security.................................................      The collateral for the notes, the guarantees and the
                                                               letter of credit includes among other items:

                                                               o our capital stock that is owned by Navigator Holdings;

                                                               o the capital stock of the Owners that is owned by us;

                                                               o the promissory note made by the Owners and given to us
                                                                 to evidence loans we made;

                                                               o the contracts to build the vessels;

                                                               o certain performance bonds;

                                                               o certain agreements;

                                                               o funds held in various accounts;

                                                               o each vessel when delivered;

                                                               o revenues earned by each vessel; and

                                                               o insurance payments.

                                                               There are no sinking fund payments provided under the
                                                               terms of the notes.

Letter of Credit.........................................      Credit Suisse First Boston issued an irrevocable letter
                                                               of credit in the maximum amount of $50.0 million in favor
                                                               of the collateral agent for the benefit of the holders of
                                                               the notes. After delivery of the first vessel, the
                                                               letter of credit is available to pay certain interest
                                                               shortfalls and costs up to an aggregate of $45.5 million,
                                                               and working capital draws up to $4.5 million to cover the
                                                               Owners' working capital requirements if available funds
                                                               in the revenue account are insufficient to fund operating
                                                               expenses. Credit Suisse First Boston administers the
                                                               letter of credit for several banks. The total amount
                                                               that may be outstanding at any one time under the letter
                                                               of credit depends on the date of the draw and delivery of
                                                               the vessels but in no case will it exceed $50.0 million.
                                                               See "Description of the Letter of credit Reimbursement
                                                               Agreement."

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                                                           12

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

Guarantees and Performance Bonds.........................      The Export-Import Bank of China and Generale de Banque
                                                               S.A. have severally and not jointly guaranteed the
                                                               obligation of the builders to pay a specified refund
                                                               amount upon the termination of a building contract.
                                                               Export-Import Bank of China is owned by the government of
                                                               the People's Republic of China and its long-term debt is
                                                               rated Baal by Moody's and BBB+ by Standard and Poor's, a
                                                               Division of the McGraw-Hill Companies, Inc. The long-term
                                                               debt of Generale de Banque is rated Aa3 by Moody's. See
                                                               "Business--Building Contract Guarantees and Performance
                                                               Bonds."

Certain Covenants........................................      The indentures contain covenants that, among other
                                                               things, limit the ability of the Company to:

                                                               o incur any additional indebtedness;

                                                               o pay dividends or make certain other restricted payments;

                                                               o make distributions from Owners;

                                                               o sell assets;

                                                               o enter into transactions with affiliates;

                                                               o sell or issue capital stock of the Owners;

                                                               o incur liens other than permitted liens;

                                                               o enter into sale/leaseback transactions;

                                                               o enter into certain mergers and consolidations;

                                                               o conduct certain business activities;

                                                               o impair the security interests in the collateral; and

                                                               o amend any of the security agreements.

                                                               See "Description of the New Notes--Certain Covenants."

First Priority Trustee...................................      United States Trust Company of New York.

Second Priority Trustee..................................      The Chase Manhattan Bank.

                              TRANSACTION STRUCTURE


         [GRAPHICAL REPRESENTAION OF TRANSACTION STRUCTURE FLOW CHART]

                                  RISK FACTORS

     Before you participate in the exchange offer, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with the other information in this prospectus, before deciding to exchange your old notes for new notes in the exchange offer.

     YOU MAY SUFFER IF OUR BUSINESS FAILS BECAUSE WE, THE OWNERS AND NAVIGATOR HOLDINGS EXIST SOLELY FOR THE PURPOSE OF OWNING, OPERATING, AND/OR GUARANTEEING OBLIGATIONS IN CONNECTION WITH THE VESSELS AND THE NOTES.

     The activity of Navigator Holdings is limited to owning our capital stock and pledging our capital stock as collateral. Our activity is limited to issuing the notes, entering into the Letter of Credit Reimbursement Agreement, owning the Owners and lending the net proceeds of the offerings and making other loans to the Owners. The activity of the Owners is limited to guaranteeing the new notes and the old notes, guaranteeing our obligations under the Letter of Credit Reimbursement Agreement, owning, operating and maintaining the vessels and fulfilling their obligations under the indentures, the Security Agreements and the Letter of Credit Reimbursement Agreement. The Owners must make payments to us in order for us to meet our payment obligations on the notes. We have no material assets other than the stock of the Owners. On and after a vessel is delivered, the Owners' sources of funds will be earnings on the vessels already delivered, earnings on investments of certain funds and the proceeds from any insurance covering loss to the vessels. We cannot assure you that the Owners will generate sufficient earnings to enable us to meet our payment obligations. We have no operating history or financial statements for any period prior to the offerings of the old notes.

     NEITHER WE, THE OWNERS NOR NAVIGATOR HOLDINGS HAVE AN OPERATING HISTORY WHICH YOU CAN RELY ON TO PREDICT OUR SUCCESS.

     We, the Owners and Navigator Holdings were incorporated in 1997 for the purpose of establishing, owning and financing the Owners. We, the Owners and Navigator Holdings have limited operating histories and financial data. This prospectus contains consolidated financial statements of Navigator Holdings and its subsidiaries. Because of the limited operations of us, the Owners and Navigator Holdings, it will be difficult for you to determine and for us to predict how successful we may be.

     WE CANNOT PREDICT WHAT OUR REVENUES GENERATED BY THE VESSELS WILL BE.

     Historically, the revenues generated by gas carriers have been cyclical, with volatility in their profitability resulting from changes in supply and demand. The cargo transportation rates received by the Owners will be primarily dependent upon:

     o the supply of vessels capable of transporting the types of cargoes the Owners intend to transport; and

     o the level of demand for the seaborne transport of the cargoes the Owners intend to transport.

          These factors will be influenced by:

          o    global and regional economic conditions;

          o increases and decreases in the industrial production of and demand for the types of cargo the Owners intend to transport and the products made from the cargoes;

          o political changes and armed conflicts in the regions traveled by the vessels and the regions where the cargoes are produced;

          o    developments in international trade;

          o    changes in seaborne and other transportation patterns; and

          o geopolitical events that interrupt production, trade routes or consumption of the cargoes we intend to transport or products made from the cargoes.

     Because many of the factors influencing the supply of and demand and trade patterns for tonnage and cargo are unforeseeable and beyond our control, we cannot predict the nature, direction, timing or degree of changes in the revenues generated by the vessels. In addition to transportation rates, the revenues generated by the vessels will depend on the level of utilization of the vessels and the mix of cargoes transported on the vessels.

     WE MAY BE UNABLE TO SATISFY OUR OBLIGATIONS UNDER THE INDENTURES IN THE EVENT OF NON-PERFORMANCE BY THE BUILDERS AND PROVIDERS OF THE BUILDING CONTRACT GUARANTEES AND THE PERFORMANCE BONDS, AND/OR THE UNFAVORABLE OUTCOME OF ARBITRATION RESULTING FROM THE EVENT.

     Each Owner may cancel its contract to build its vessel if the builders commit an event of default. Events of default by the builders include the failure by the builders to:

          o make timely payment of liquidated damages to the Owners for delays in the delivery of the vessels beyond 210 days after the delivery date stated in the building contract;

          o    deliver the vessels by March 31, 2001; or

          o    construct the vessels in conformity with certain specifications.

     Each building contract also provides for the automatic termination of the building contract if, prior to the contractual delivery date:

          o    a vessel is seized by the Chinese government; or

          o the builders fail to obtain the necessary licenses, permits and other authorizations from the Chinese government for the construction, delivery and export from China of such vessel; or

          o    a total loss occurs with respect to a vessel; and

          o in each case, the builders do not elect to continue performing under the building contract.

     If any building contract is cancelled by the Owner or automatically terminated, each other Owner that has not accepted delivery of its vessel will be deemed to have also cancelled its building contract through operation of cross-default provisions.

     If an Owner cancels a building contract pursuant to its terms or a building contract is automatically terminated, the builders must pay the Owner a specified refund. If the builders do not pay the Owner the refund, the guarantor of the building contract and the performance bond guarantors have severally and not jointly guaranteed the payment of specified amounts which together will equal the specified refund. The refund together with the funds held in the Pre-Funding Account and the Capitalized Interest Account will be used to pay the principal amount of the notes allocated to the cancelled vessel, plus any accrued and unpaid interest on the notes allocated to the vessel, plus certain fees and expenses incurred in connection with this redemption. If the builders fail to pay the Owners the specified refund and the Owners do not receive the amounts payable under the building contract guarantee and the performance bonds, we will not have sufficient funds to redeem the principal amount of the notes allocated to the cancelled vessel.

     If a dispute arises under a building contract, the Owner and the builders have agreed to submit the dispute to arbitration by either Germanischer Lloyd or the London Maritime Arbitrators Association, as may be mutually agreed to by the parties involved. The arbitrator may in any particular dispute decide in favor of the builders and, as a result, delay or eliminate the Owner's right to receive payment of (1) any liquidated damages, whether by an adjustment in the purchase price of the vessel or a cash payment, or (2) the specified refund. If we need the liquidated damages or the specified refund to make interest payments on, or to redeem, the First Priority Notes or the Second Priority Notes, we may not have sufficient funds to satisfy our obligations under the indentures.

     THE VALUE OF THE VESSELS ARE VOLATILE AND MAY RESULT IN INSUFFICIENT COLLATERAL TO SATISFY OUR PAYMENT OBLIGATIONS TO YOU AS A NOTEHOLDER.

     When the Owners accept the vessels under the building contracts, the guarantees will be secured by a mortgage on each vessel granted to the collateral agent. We cannot assure you that the value of each vessel will at any time equal or exceed the principal amount of the notes allocated to the particular vessel. The fair market value of the vessels can be expected to fluctuate, depending upon:

          o general economic and market conditions affecting the shipping industry;

          o    competition from other shipping companies;

          o    demand for various types and sizes of vessels; and

          o    other modes of transportation.

     If the collateral agent sells a vessel after an event of default, we cannot assure you that the proceeds from the sale would be sufficient to redeem the principal amount of the notes allocated to the particular vessel or that any buyers would be available under the circumstances in which the sale would occur. We are not required under the indentures to maintain any minimum value of any vessel. We cannot assure you that the future value of a vessel will not be considerably less than its acquisition cost or the principal amount of the notes allocated to the particular vessel. If we owe amounts under the Letter of Credit Reimbursement Agreement, then the issuer of the letter of credit will have a claim to the proceeds of any sale of a vessel prior to the claim of the holders of the notes. In the event of a dispute, depending upon the laws of the applicable jurisdiction, the extent to which the mortgages on the vessels may be enforced and the extent to which the mortgages on the vessels will have priority over the claims of other creditors is limited. If the proceeds from a sale of the vessels is not sufficient to satisfy payments due on the notes, the holders of the notes will have only unsecured claims against our remaining assets, if any. See "The Mortgages."

     WE DEPEND ON KEY PERSONNEL OF OUR MANAGER AND GEBAB AND/OR ITS AFFILIATES, THE LOSS OF WHOM MAY CAUSE DELAYS AND HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

     Our operations are dependent to some degree upon the efforts of a small number of key management and operating personnel of our manager, Navigator Gas Management Limited (the "Manager"), and at Martime Asia and MarLink Schiffahrtskontor GmbH, affiliates of GEBAB, the loss of whom could adversely affect us. Although there are other qualified managers in the seaborne gas carrier industry who we may hire, we cannot assure you that we will be able to hire qualified managers on favorable terms, if at all. We cannot assure you that the loss of these persons will not have an adverse impact on our business.

     OUR INDUSTRY HAS OPERATORS WITH GREATER RESOURCES THAN WE DO WHICH MAY MAKE IT DIFFICULT FOR US TO COMPETE.

     The number of our competitors in the seaborne trade of petrochemical gases is small and consists of a few large and experienced operators with greater financial resources than we have. Since we will be a new participant in this field and we do not have an operating history, we may not be able to participate successfully in the seaborne gas carrier industry. See "Gas Carrier Industry." Also, the designer of our gas plant, Tractebel Gas Engineering, and its affiliates, are not restricted from engineering, designing and constructing gas storage and transportation plants and equipment for our competitors.

     BECAUSE WE ENGAGE IN INTERNATIONAL OPERATIONS, OUR BUSINESS COULD SUFFER IF THERE IS A CHANGE IN INTERNATIONAL RELATIONS.

     Our revenues from operation of the vessels are expected to be derived primarily from foreign operations and is subject to risks inherent in doing business abroad. Future hostilities or other political instability in the regions in which we operate could affect our activity and could adversely affect our business and results of operations.

     Because the ports at which the Owners' vessels will call have not yet been determined, we cannot identify specifically any risks associated with a particular country or region that may affect our business and operations and the magnitude of the risks that may be involved in those areas.

     COMPLYING WITH OR THE FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS COULD BE COSTLY AND MAY HARM OUR BUSINESS.

     The vessels and the operation of the vessels must comply with extensive and changing environmental protection laws and regulations. Compliance with these laws and regulations may entail significant expenses, including expenses for ship modifications and changes in operating procedures. These laws and regulations could have a material adverse effect on the business and the operations of the Owners. In particular, the United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), imposes strict liability on owners, operators, and demise charterers of vessels for releases of hazardous substances, other than oil, from their vessels. In addition, the United States Oil Pollution Act of 1990, as amended, provides for strict liability for owners, operators and demise charterers of any vessel for certain oil pollution incidents in the waters of the United States or adjoining shorelines or in the exclusive economic zone. The Oil Pollution Act applies to all vessels that trade in the United States or its territories or possessions or operate in United States waters, even if the vessels do not carry oil as cargo. Furthermore, certain states have enacted legislation that provides for liability under circumstances comparable to those governed by CERCLA and the Oil Pollution Act, without the limitations on the amount of liability contained in the federal statutes.

     CERCLA and the Oil Pollution Act each require vessel owners and operators to furnish the United States Coast Guard evidence of financial responsibility sufficient to meet their potential liability. Insurance has been one of the principal methods used to satisfy the requirements. Although certain newly-formed insurance companies, which have been deemed acceptable guarantors by the Coast Guard, have furnished the guarantees pursuant to the terms outlined in the rule issued by the Coast Guard on March 7, 1996 relating to financial assurance (the "Final Rule"), most of the protection and indemnity organizations that traditionally provided insurance to ship owners and operators have refused to furnish evidence of insurance to owners and operators of vessels entering United States ports under the Final Rule. If an Owner intends to employ its vessel within the territorial waters of the United States, the Owner must furnish evidence of financial responsibility with respect to the vessels to the Coast Guard as required by the Final Rule. If the Owner is unable to comply with the Final Rule, its vessel will not be permitted to enter United States territorial waters. We believe that we and the Owners will have the financial ability to comply with the Final Rule.

     In addition, the International Maritime Organization (the "IMO"), a specialized agency of the United Nations, recently adopted regulations designed to reduce oil pollution in international waters. In complying with the IMO regulations, the Owners and any charterer of the vessels may be forced to incur additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage.

     Certain states in the United States and other countries have adopted or are considering adopting stricter technical and operational requirements for tankers. Additional laws and regulations may be adopted which would have a material adverse effect on the business and the operations of the Owners. Because the ports at which the Owners' vessels will call have not yet been determined, we cannot identify specifically any particular state or country's environmental regulations that will affect the Owners and us.

     THE OWNERS MAY LOSE THEIR VESSELS OR SUFFER SIGNIFICANT LOSSES DUE TO ACTS OF NATURE OR OTHER CATASTROPHES WHICH OUR INSURANCE MAY NOT COVER.

     The operation of any ocean-going vessel carries risk of catastrophic marine disasters, environmental mishaps, cargo and property losses or damage and business interruptions caused by adverse weather and ocean conditions, mechanical failures, human error, political action in various countries, war, terrorism, piracy, labor strikes and other circumstances or events. The vessels will be operated throughout the world in any lawful trade for which the vessels are suitable. The terms of the mortgages do not permit the vessels to be employed in any manner or for any purpose excepted by the insurance on the vessels. In the past, political conflicts have disrupted shipping in regions where the vessels are expected to operate. Vessels trading in these regions have also been subject to acts of terrorism and piracy. The occurrence of any event may result in increased costs or the loss of revenues or assets, including the total loss of a vessel.

     We intend to maintain insurance consistent with industry standards against these risks. Each Owner currently intends to maintain $65 million of hull and machinery loss insurance and loss of hire insurance providing coverage of $28,000 per day. However, we cannot assure you that all risks will be adequately insured against, that any particular claim will be paid out of insurance or that the Owners will be able to procure adequate insurance coverage at commercially reasonable rates in the future. More stringent environmental and other regulations may result in increased costs for, or the lack of availability of, insurance against risks of environmental damage, pollution, damages asserted against us or the loss of income resulting from a vessel being removed from operations. Even if insurance proceeds are paid to us to cover the financial losses incurred following the occurrence of one of these events, we cannot assure you that our business reputation, and therefore our ability to obtain future charters, will not be materially adversely affected by an event. An impact on our business reputation could have a material adverse effect on our business and results of operations. See "The Mortgages--Insurance."

     WE MAY EXPERIENCE DIFFICULTIES ENFORCING OUR MORTGAGES IN JURISDICTIONS WITH DIFFERENT ENFORCEMENT PROCEDURES AND LIEN PRIORITIES.

     Each vessel will be registered under the laws of the Republic of Liberia or the Isle of Man. The mortgages will be recorded pursuant to the laws of the Republic of Liberia or the Isle of Man and will create preferred ship mortgage liens under the maritime law of those jurisdictions. Historically, Liberian and Isle of Man ship mortgages have been enforced in major commercial ports throughout the world. However, the priority that the mortgages will have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the laws of the country where a proceeding is brought.

Generally, a preferred ship mortgage lien will rank prior to all subsequent maritime liens other than certain other preferred maritime liens, including liens for damages arising out of tort, including claims for oil pollution, liens for crew's wages, liens for general average and salvage. Under Liberian and Isle of Man law, a preferred ship mortgage lien will also rank after certain other maritime liens, including maritime liens for failure to pay tonnage taxes and annual fees. Under United States law, a foreign preferred ship mortgage lien will also rank after certain other maritime liens, including those for repairs, supplies, towage, use of drydock or marine railways or other necessaries performed or supplied in the United States. Since each vessel will trade throughout the world and since a mortgage generally will be enforceable against a vessel only in the jurisdiction in which it is physically present, there can be no assurance that if enforcement proceedings are commenced against a vessel, that the vessel will be located in a jurisdiction having the same mortgage enforcement procedures and lien priorities as, for example, Liberia, Isle of Man or the United States. In the event of default under a mortgage, the collateral agent may be able to effect control over the related vessel to direct it to a desirable jurisdiction for arrest of the vessel pursuant to judicial foreclosure proceedings. We cannot assure you that an attempt by the collateral agent to effect control will be successful.

     WE ARE SUBJECT TO FRAUDULENT CONVEYANCE STATUTES THAT MAY RESULT IN A DECLARATION OF INSOLVENCY WHICH COULD INTERFERE WITH OUR ABILITY TO MEET OUR PAYMENT OBLIGATIONS.

     Our granting of the security interest in the collateral could be subject to review under relevant fraudulent conveyance statutes and other applicable insolvency laws in a bankruptcy or other proceeding involving us and Navigator Holdings. Due to the nature of the business of us and Navigator Holdings and uncertainty as to where a bankruptcy, vessel foreclosure or other relevant proceeding might be commenced, it is not possible to predict where any proceeding or attack might be brought or made or the law that the court might apply.

     Under the fraudulent conveyance law of the Isle of Man, the jurisdiction in which we, each of the Owners and Navigator Holdings are incorporated, if a court were to find that, with respect to us, any Owner or Navigator Holdings, at the time a security interest in the collateral is granted, we, any Owner or Navigator Holdings:

          o made the grant of the security interest with actual intent to prefer or defraud any present or future creditor;

          o received less than a reasonably equivalent value or fair consideration for the grant of the security interest; or

          o intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured,

then the court could void the grant of the security interest in whole or in part. To the extent that a grant of the security interest by us, any Owner or Navigator Holdings exceeds the consideration received, the determination of whether the grant of the security interest in question is a fraudulent conveyance depends on:

          o whether the grant of the security interest so exceeds the value and benefit received by us, the Owner or Navigator Holdings that, at least to the extent of the excess, we, the Owner or Navigator Holdings did not receive reasonably equivalent value or fair consideration for the grant of the security interest; and, if so,

          o whether following the valuation of the assets and liabilities of us, or Navigator Holdings, it is determined that we, the Owners or Navigator Holdings are or have been rendered insolvent. There can be no assurance that a court, viewing the transaction in hindsight, would determine that we, the Owners or Navigator Holdings received fair value for its grant of the security interest, or were not rendered insolvent as a result of the grant. We, the Owners and Navigator Holdings believe that we will have received proper consideration for the grant of the security interest and that none of us, the Owners or Navigator Holdings will be rendered insolvent by the contemplated grants of the security interest.

     SINCE WE ARE INCORPORATED IN THE ISLE OF MAN, IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS AGAINST US.

     We, the Owners and Navigator Holdings are all incorporated in the Isle of Man. As a result, it may be difficult to obtain a judgment in the Isle of Man in an original action or to enforce in the Isle of Man judgments obtained in United States' courts and predicated upon United States' securities laws.

     IN THE EVENT OF A CHANGE OF CONTROL, WE MAY HAVE INSUFFICIENT FUNDS TO MEET OUR PURCHASE OBLIGATIONS.

     Pursuant to the indentures, in the event of a change of control, we will be required to offer to purchase the new notes and any untendered old notes, in whole or in part, at a price equal to 101% of the principal amount of the notes as described under "Description of the New Notes--Mandatory Offers to Purchase New Notes--Offer to Purchase Upon Change of Control." Since we have not provided any reserve of credit support to fund a change of control offer note purchase, we cannot assure you that we will have sufficient funds to purchase notes in these circumstances.

     YOU MAY NOT BE ABLE TO SELL YOUR NEW NOTES BECAUSE NO PUBLIC MARKET MAY EXIST FOR THEM.

     The old notes are currently owned by a relatively small number of beneficial owners. The old notes have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the new notes. The new notes will constitute a new issue of securities with no established trading market. Although the new notes will be permitted to be resold or otherwise transferred by holders who have met the conditions of the exchange offer without compliance with the registration requirements under the Securities Act, we do not intend to list the new notes on any national securities exchange or to seek admission to trade on the Nasdaq National Market. Accordingly, we cannot assure you that an active public or other market exists or will develop for the new notes or the degree of liquidity that will exist for them. See "Plan of Distribution."

     FAILURE TO COMPLY WITH THE EXCHANGE OFFER PROCEDURES MAY RESULT IN YOUR INABILITY TO PARTICIPATE IN THE EXCHANGE OFFER.

          o To exchange your old notes for new notes you must give us or our exchange agents on a timely basis a properly completed and duly executed letter of transmittal, or an agreement to be bound by one, and all other required documents.

          o If you want to exchange your old notes you should allow sufficient time to ensure timely delivery.

          o We are under no duty to give notification of defects or irregularities with respect to tenders of old notes for exchange.

          o Old notes that are not tendered or are tendered but not accepted will, after the exchange offer, continue to be subject to the existing restrictions on transfer, and after the exchange offer, the registration rights under the registration rights agreement generally will terminate.

          o If you tender old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by you. If you are a broker-dealer and you receive new notes for your own account in exchange for your old notes, and you acquired your old notes as a broker-dealer as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. If we accept the old notes tendered to us in the exchange offer, the liquidity of untendered and tendered but unaccepted old notes could be adversely affected. See "The Exchange Offer."

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     We believe that certain statements contained in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. These include statements contained in this prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

          o statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations of these words; and

          o    other statements about matters that are not historical facts.

     We may be unable to achieve future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. See "Risk Factors." Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We issued the old notes on August 7, 1997, to Credit Suisse First Boston Corporation and Cambridge Partners, L.L.C. (collectively, the "Initial Purchasers"). The Initial Purchasers subsequently placed the old notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the purchase of the old notes by the Initial Purchasers, we entered into the registration rights agreement with the Initial Purchasers. The registration rights agreement requires us, (1) to file with the SEC a registration statement under the Securities Act to enable us to exchange the old notes for new publicly registered notes that are identical in all material respects to the old notes, (2) to use our reasonable best efforts to cause the registration statement to become effective under the Securities Act, and (3) to use our reasonable best efforts to cause the exchange offer to be consummated on the earliest practical date after the registration statement becomes effective. We have agreed to keep the exchange offer open for not less than 30 days. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     After the exchange offer, if you did not tender your old notes you generally will not have any further registration rights under the registration rights agreement, and your old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for your old notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue up to $217,000,000 principal amount of new First Priority Notes in exchange for the same principal amount of outstanding old First Priority Notes accepted in the exchange offer, and up to $87,000,000 principal amount of new Second Priority Notes in exchange for the same principal amount of outstanding old Second Priority Notes accepted in the exchange offer. You may tender all or a portion of your old notes pursuant to the exchange offer. You may tender old notes only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     The form and terms of the new notes will be identical to the form and terms of the old notes except that:

          o the new notes have been registered under the Securities Act and will not bear legends restricting their transfer; and

          o holders of the new notes will not be entitled to certain rights under the registration rights agreement, which rights generally will terminate with the exchange offer.

     The new notes will evidence the same debt as the old notes tendered in exchange offer and will be entitled to the benefits of the same indentures.

     As of the date of this prospectus, $217,000,000 aggregate principal amount of the old First Priority Notes and $87,000,000 aggregate principal amount of the old Second Priority Notes were outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). We have fixed the close of business on ________, 1999, as the record date for the exchange offer for purposes of determining the persons to whom this prospectus, the letter of transmittal, the notice of guaranteed delivery and the required documents under the Isle of Man laws will be mailed initially.

     In connection with the exchange offer, holders of old notes do not have any appraisal or dissenters' rights under the General Corporation Law of the Isle of Man or the indentures. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1.

     We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice to the exchange agents. The exchange agents will act as agent for the tendering holders for the purpose of receiving the old notes from us.

     If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any unaccepted old notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of notes pursuant to the exchange offer. We have agreed to pay all fees and expenses in connection with the exchange offer. See "--Fees and Expenses" and "--Transfer Taxes." Prior to the expiration date, holders of notes must satisfy the procedures for tendering their notes. See "--Procedures for Tendering," and "--Guaranteed Delivery Procedures." We may amend or terminate the exchange offer if any of the following events occur: (1) the SEC requests that we amend or supplement the registration statement or this prospectus or that we provide them with additional information; (2) the SEC issues a stop order suspending the effectiveness of the registration or the SEC initiates proceedings for that purpose; (3) we or our counsel receives notice as to the suspension of the qualification of the notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose; and (4) the happening of any event that requires us to make changes in the registration statement or this prospectus so that there are no untrue statements of material fact or omissions to state a material fact that is required to be stated, in the case of this prospectus, in light of the circumstances under which they are made, not misleading.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date is 5:00 p.m., New York City time, on __________ 1999 (or later if required by applicable law). If we amend the exchange offer in a manner we determine to be a material change, we will promptly disclose the amendment by means of a supplement to this prospectus that we will distribute to the registered holders of the old notes or by making a timely release to the Dow Jones News Service, and, depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer by the number of days equal to the period between the giving of notice to the delivery of a supplement to this prospectus.

INTEREST ON THE NEW NOTES

     The new notes will be deemed to accrue interest from June 30, 1999, the date of the last periodic payment of interest on the old notes. Interest on the new notes will be payable semi-annually on each June 30 and December 31, commencing on December 31, 1999. The exchange of old notes for new notes will not affect interest accrued and due to you on the old notes.

PROCEDURES FOR TENDERING

     Only a holder of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must either (1) complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed, if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, together with the old notes and any other required documents, to the exchange agent, or (2) in the case of a book-entry transfer, confirm book-entry transfer of the old notes into an equal principal amount of new notes into the appropriate exchange agent's account at DTC, in either case prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the old notes, letter of transmittal and other required documents must be received by the exchange agent at the address set forth below under "--Exchange Agent" or, if book-entry transfer is used, electronic instructions with regard to the old notes, the letter of transmittal and all other required documents must be received by DTC, in each case prior to 5:00 p.m., New York City time, on the expiration date. A holder of old notes may also tender in the exchange offer by complying with the procedure set forth under "--Guaranteed Delivery Procedures."

     The exchange agent will make a request to establish an account for the old notes at DTC for the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the appropriate exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must be received by the exchange agent at one of the addresses set forth below under "--Exchange Agents" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

     The term "agent's message" means a message, transmitted by DTC to the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the term of the letter of transmittal, and that we may enforce the letter of transmittal against the participant.

     By executing or electronically confirming the letter of transmittal, each holder will make to us the representations set forth below under "--Resale of New Notes."

     The tender by a holder of old notes and our acceptance of the tender will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     YOUR CHOICE OF THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, TO THE EXCHANGE AGENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT EACH HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENTS BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR EXISTING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     If you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

     Your signature on the letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless your notes are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(2) for the account of an eligible institution. In the event that your signature on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an eligible institution. Eligible institutions are the following: a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

     If the letter of transmittal is signed by a person other than the registered holder of old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the old notes with the signature guaranteed by an eligible institution.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, then these persons should so indicate when signing, and unless waived by us, you must submit or have submitted with the letter of transmittal evidence satisfactory to us of their authority to so act.

GUARANTEED DELIVERY PROCEDURES

     Holders not holding through DTC who wish to tender their old notes and (1) whose old notes are not immediately available, (2) who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agents, or (3) who cannot complete the procedures for book-entry transfer prior to the expiration date, may effect a tender if:

          o    the tender is made through an eligible institution;

          o prior to the expiration date, the exchange agents receive from the eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of the old notes being tendered and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date or the execution of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof, together with the certificate(s) representing the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

          o properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered old notes in proper form for transfer, or a confirmation of book-entry transfer of old notes into the appropriate exchange agent's account at DTC, and all other documents required by the letter of transmittal, are received by the exchange agents within five New York Stock Exchange trading days after the expiration date.

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in the exchange offer, you must provide a written or facsimile transmission notice of withdrawal, or a written or electronic DTC transmission notice of withdrawal for DTC participants, must be received by the exchange agent at its address set forth herein, or received into the appropriate exchange agent's account at DTC, prior to 5:00 p.m., New York City time, on the expiration date.

Your notice of withdrawal must:

          o specify the name of the person having deposited the old notes to be withdrawn;

          o    identify the old notes to be withdrawn;

          o be signed or confirmed by you in the same manner as the original signature on or confirmation of the letter of transmittal by which you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee for your old notes register the transfer of your old notes into the name of the person withdrawing the tender; and

          o specify the name in which your old notes are to be registered, if different from the name at the time of the deposit. If your old notes have been delivered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must also specify the name and number of the account at DTC, and must otherwise comply with DTC's procedures.

     All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us and our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued for the old notes unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENTS

     United States Trust Company of New York and The Chase Manhattan Bank have been appointed as exchange agents for the exchange offer. Questions and requests for assistance or for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the exchange agents addressed as follows:

          o    For First Priority Notes:

                     BY REGISTERED OR CERTIFIED MAIL:

                     United States Trust Company of New York
                     P.O. Box 844
                     Cooper Station
                     New York, NY 10276-0844

                     BY HAND:

                     United States Trust Company of New York
                     111 Broadway
                     Lower Level
                     Corporate Trust Window
                     New York, NY 10006

                     BY OVERNIGHT MAIL OR COURIER:

                     United States Trust Company of New York
                     770 Broadway
                     13th Floor
                     New York, NY 10003
                     Attn:   Corporate Trust Service

                     BY FACSIMILE:

                     United States Trust Company of New York
                     (212) 420-6152; confirm by telephone (800) 548-6565

          o    For Second Priority Notes:

                     BY REGISTERED OR CERTIFIED MAIL:

                     The Chase Manhattan Bank
                     55 Water Street
                     New York, NY 10041

                     BY HAND:

                     The Chase Manhattan Bank
                     55 Water Street
                     New York, NY 10041

                     BY OVERNIGHT MAIL OR COURIER:

                     The Chase Manhattan Bank
                     55 Water Street
                     New York, NY 10041
                     Attn:   Carlos Esteves

                     BY FACSIMILE:

                     The Chase Manhattan Bank
                     (212) 638-7380; confirm by telephone (212) 638-0828

FEES AND EXPENSES

     We are making the principal solicitation by mail. Additional solicitations may be made by telegraph, telephone or in person by our officers and regular employees and our affiliates. No additional compensation will be paid to our officers and employees who engage in soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers or others soliciting acceptances of the exchange offer. We will pay the exchange agents reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay other registration expenses, including fees and expenses of the trustees, filing fees, legal fees, blue sky fees and printing and distribution expenses.

     Our estimated cash expenses to be incurred in connection with the exchange offer are estimated to be in excess of $450,000.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of the old notes for the new notes in the exchange offer. A tendering holder will pay transfer taxes if:

          o certificates representing the new notes or the old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered;

          o old notes are registered in the name of any person other than the person signing the letter of transmittal; or

          o a transfer tax is imposed for any reason other than the exchange of the notes pursuant to the exchange offer.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RESALE OF NEW NOTES

     Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties such as Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
1991) and Shearman & Sterling (available July 2, 1993), we believe that new notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold or otherwise transferred by any holder of the new notes, other than the holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, if the new notes are acquired in the ordinary course of the holder's business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of new notes. See "Plan of Distribution."

     By tendering in the exchange offer, each holder will represent to us that, among other things:


          o the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes;

          o the holder has no arrangement or understanding with any person to participate in the distribution of the new notes; and

          o the holder acknowledges that if it participates in the exchange offer for the purpose of distributing the new notes (a) it must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes and cannot rely on the no-action letters referenced above, and (b) failure to comply with the requirements in this instance could result in the holder incurring liability under the Securities Act for which the holder is not indemnified by us. By tendering in the exchange offer, each holder represents to us that it is not our "affiliate" (as defined in Rule 405 under the Securities
               Act).

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this exchange offer, we generally will have fulfilled our obligations under the registration rights agreement, and holders of old notes who do not tender their old notes generally will not have any further registration rights under the registration rights agreement or otherwise. Any holder of old notes that does not exchange its old notes for new notes will continue to hold the old notes and will be entitled to all the rights, and subject to all the limitations, applicable to the notes thereto under the indentures, except to the extent that rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

     Old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, the old notes may be resold only:

          o    to us upon redemption thereof or otherwise;

          o pursuant to an effective registration statement under the Securities Act;

          o if they are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A;

          o outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act; or

          o pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     Because the exchange offer is for any and all old notes, the number of old notes tendered and exchanged in the exchange offer will reduce the principal amount of old notes outstanding. As a result, the liquidity of any remaining old notes may be substantially reduced.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept the exchange offer. Graham & James LLP, New York, New York, as our counsel, has passed upon the legality of the new notes. Neither we, the Owners, nor Navigator Holdings or any of our representatives is making any representation to any new notes offered in exchange by this prospectus regarding the legality of an investment by the offeree or purchaser under appropriate legal investment or similar laws. These laws regulate the nature and extent of permitted investments in certain securities for certain institutional investors. You should consult with your own advisors as to legal, tax, business, financial and related aspects of participation in the exchange offer in light of your own circumstances.

     We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes offered by this prospectus. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness.

     The net proceeds from the offerings of the old notes was loaned to the Owners to fund the purchase price of the vessels, to pay interest on the old notes during the construction of the vessels, to obtain the letter of credit and pay fees thereon during the construction of the vessels and to pay fees and expenses in connection with the issuance of the old notes and the warrants and the establishment of the Company.

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                  The following table sets forth the unaudited consolidated statements of financial condition of Navigator Holdings and its subsidiaries as of March 31, 1999 and March 31, 1998.

                                                                           1999           1998
                                                                        ---------      ---------
                                                                       (in 1,000's)    in 1,000's)

Assets:
    Restricted cash...............................................      $ 192,931      $ 251,512
    Vessels under construction....................................        114,642         68,944
    Deferred financing costs-net..................................         12,267         13,116
    Pre-Paid Marketing Fees-net...................................            661          1,464
                                                                        ---------      ---------
             Total assets.........................................      $ 320,501      $ 335,036
                                                                        =========      =========
Liabilities:
    Interest payable and other liabilities........................          8,723          8,584
    10 1/2% First Priority Ship Mortgage Notes Due 2007...........        217,000        217,000
    12% Second Priority Ship Mortgage Notes Due 2007,
        net of discount of $7,038,801 and 7,480,257...............         79,961         79,520
                                                                        ---------      ---------
             Total liabilities....................................        296,961        296,520
                                                                        ---------      ---------
Stockholders' equity
     Common stock, par value $.01; 3,000,000 shares authorized
        2,000,000 shares issued and outstanding...................             20             20
     Additional paid in capital-Common stock......................         30,940         30,940
     Additional paid in capital-Warrants..........................          7,740          7,740
     Retained earnings or (deficit)...............................        (23,883)        (8,768)
                                                                        ---------      ---------
             Total stockholders' equity...........................         14,817         29,932
             Total liabilities and stockholders' equity...........      $ 320,501      $ 335,036
                                                                        =========      =========

     The following table sets forth the audited consolidated statements of financial condition of Navigator Holdings and its subsidiaries as of December 31, 1998 and December 31, 1997.


                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                        1998          1997
                                                                      ---------     ---------
                                                                     (in 1,000's)  (in 1,000's)
Assets:
    Restricted cash...............................................    $ 207,717     $ 254,115
    Vessels under construction....................................       94,294        60,764
    Deferred financing costs-net..................................       12,492        13,316
    Pre-Paid Marketing Fees-net...................................          861         1,665
                                                                      ---------     ---------
             Total assets.........................................    $ 315,364     $ 329,860
                                                                      =========     =========
Liabilities:
    Interest payable and other liabilities........................            -             -
    10 1/2% First Priority Ship Mortgage Notes Due 2007...........      217,000       217,000
    12% Second Priority Ship Mortgage Notes Due 2007,
        net of discount of $7,156,577 and 7,583,449...............       79,843        79,416
                                                                      ---------     ---------
             Total liabilities....................................      296,843       296,416
                                                                      ---------     ---------
Stockholders' equity
     Common stock, par value $.01; 3,000,000 shares authorized
        2,000,000 shares issued and outstanding...................           20            20
     Additional paid in capital-Common stock......................       30,940        30,940
     Additional paid in capital-Warrants..........................        7,740         7,740
     Retained earnings or (deficit)...............................      (20,179)       (5,256)
                                                                      ---------     ---------
             Total stockholders' equity...........................       18,521        33,444
             Total liabilities and stockholders' equity...........    $ 315,364     $ 329,860
                                                                      =========     =========

See Appendix A, "Consolidated Financial Statements of Navigator Holdings PLC."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We were formed by Navigator Holdings as an Isle of Man public limited company for the purpose of establishing, owning and financing the Owners. Each Owner was formed as an Isle of Man private limited company for the purpose of building and operating one of the vessels. As of the closing date of the offering of the old notes, neither we nor any of the Owners had any operating history and all had nominal capitalization.

     Navigator Holdings entered into the contracts to build the vessels, the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement. Navigator Holdings has assigned to each Owner the contract to build the Owner's vessel and has assigned to the Manager the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement. In addition, each Owner has entered into the Management Agreement with the Manager.

     On or before the date of issuance of the old notes, we:

     o received the proceeds, net of the Initial Purchasers' discounts and commissions and financial advisory fees, from the offerings and lent a portion of the net proceeds to the Owners on a joint and several basis pursuant to a promissory note (the "Intercompany Note");

     o paid certain fees and expenses incurred in connection with the offerings;

     o deposited $225.4 million into the Pre-Funding Account and $47.3 million into the Capitalized Interest Account (earning interest at 6.785% annual yield); and

     o    entered into the Letter of Credit Reimbursement Agreement.

     Between August 8, 1997 and March 31, 1999, we, on behalf of the Owners, instructed the collateral agent to make the following payments from the Pre-Funding Account and Capitalized Interest Account:

     o $12.2 million to Tractebel Gas Engineering for the construction of the gas tanks;

     o    $45.5 million to Jiangnan for the construction of the vessels;

     o    $225,000 for management fees to the Manager;

     o    $937,500 for letter of credit fees to the letter of credit issuer; and

     o    $47.8 million for interest on the notes paid to the noteholders.

OPERATIONS

     Our operations will be limited to:

     o    owning the Owners;

     o    receiving payments under the Intercompany Note;

     o    making payments of interest and principal on the notes; and

     o fulfilling our obligations under the indentures, the Intercreditor Agreement, the Letter of Credit Reimbursement Agreement and the registration rights agreement.

     Between the date of issuance of the old notes and the delivery date of each vessel, the operations of each Owner has consisted and will consist solely of:

     o entering into commercial arrangements for the future operations of the vessels;

     o    managing the construction of the vessels;

     o    paying management fees;

     o    paying installments under the building contracts;

     o    fulfilling its obligations under the Management Agreement; and

     o    fulfilling its obligations under its guarantee.

     On and after the delivery date of each vessel, the operations of each Owner will consist solely of:

     o operating, maintaining, insuring and using the vessel and conducting activities related thereto;

     o receiving payments under charters, contracts of affreightment and other contracts relating to the employment of its vessel;

     o    receiving proceeds from any sale of its vessel;

     o paying interest and principal on the Intercompany Note and any other permitted indebtedness;

     o    paying management fees;

     o    fulfilling its obligations under the Management Agreement; and

     o    fulfilling its obligation under its guarantee.

CAPITAL RESOURCES AND LIQUIDITY

     Before the contractual delivery date of each vessel, interest on the principal amount of the notes allocated to the particular vessel will be payable from amounts on deposit in the Capitalized Interest Account. To the extent the delivery date for a vessel is delayed, either the builders will pay liquidated damages which will be deposited into the Pre-Funding Account or the final installment due under the building contract will be decreased, or both. See "Business--Building Contracts." In either event, the amount available in the Pre-Funding Account will be sufficient to pay interest accrued on the principal amount of the notes allocated to the vessel during the period of delay. After the delivery date of a vessel, each Owner's sources of funds will be earnings on its vessel, earnings on temporary investments of certain cash and the proceeds from any sale of its vessel. In addition, we have obtained a letter of credit in a total amount of $50.0 million. Under the letter of credit, $45.5 million is available as a liquidity support to fund payments of interest to the noteholders under certain circumstances, and $4.5 million is available as a working capital facility for certain amounts payable by the Owners. Under certain circumstances, interest on the new Second Priority Notes and the untendered old Second Priority Notes may be paid through the issuance of additional new Second Priority Notes. See "Description of the New Notes--Terms of the New Notes--Second Priority Notes." We do not have and do not expect to have in the future any other source of capital for payment of our debt service obligations under the notes. See "Risk Factors--You may suffer if our business fails because we, the Owners and Navigator Holdings exist solely for the purpose of owning, operating, and/or guaranteeing obligations in connection with the vessels and the notes."

     The following table indicates the amount of the gross proceeds received by each of the Owners from the offering of the old notes loaned to them under the Intercompany Note.

               VESSEL OWNER AND OLD NOTE PRIVATE OFFERING PROCEEDS

           Owner                                   Gross Offering Proceeds Lent
 -------------------------------                   ----------------------------
 Navigator Gas (IOM I-A) Limited                            $59,100,000
 Navigator Gas (IOM I-B) Limited                            $59,650,000
 Navigator Gas (IOM I-C) Limited                            $60,850,000
 Navigator Gas (IOM I-D) Limited                            $61,700,000
 Navigator Gas (IOM I-E) Limited                            $62,700,000

RESULTS OF OPERATIONS

     Our results of operations will depend on the earnings from the vessels and from permitted investments of cash and our level of operating expenses.

                              GAS CARRIER INDUSTRY

OVERVIEW

     Gas carriers transport three main types of liquefied gases:

     o petrochemical gases such as ethylene, propylene, vinyl chloride monomer ("VCM"), butadiene and crude C4;

     o liquefied petroleum gas ("LPG") products such as ethane, propane and butane; and

     o    ammonia.

     Petrochemical gases, LPG, and ammonia, under normal ambient temperatures, are found in a gaseous state. In order to reduce their volume and facilitate handling, these products are liquefied for seaborne transportation in gas carriers.

     There are several types of gas carriers which use different techniques to liquefy and transport cargoes, including:

     o fully-pressurized vessels that rely solely upon high pressure to liquefy gases;

     o fully-refrigerated vessels that have the ability to maintain cargo in a liquefied state by cooling gases to a temperature of -48(degrees)C; and

     o semi-refrigerated vessels which employ a combination of refrigeration and pressurization techniques.

     Generally, LPG and ammonia gases are transported in fully-refrigerated vessels ranging in size from 20,000 to 80,000 cubic meter ("cbm") for long-haul, large volume transportation. Petrochemical gases are generally carried in semi-refrigerated or fully-pressurized vessels under 20,000 cbm. A limited number of semi-refrigerated vessels have the capability of carrying ethylene, which requires cooling temperatures to -104(degrees)C, and ethane, which requires cooling temperatures to -82(degrees)C. To a lesser extent, these smaller vessels are also used to transport LPG and ammonia over short-haul routes.

     Charter rates and vessel values for gas carriers are influenced by the supply of and demand for seaborne gas cargo carrying capacity. The demand for gas carrier capacity is primarily determined by industrial and consumer demand for petrochemical gases and derivative products and the distance the gases must be transported. Industrial and consumer demand for petrochemical gases and derivative products is, in turn, affected by general economic conditions, trends in personal consumption and manufacturing, exports and imports and the capacity of chemical plants, crackers and refineries worldwide. The supply of gas carrier capacity is a function of the size of the existing fleet, the number of new vessels being delivered, the loss of vessels and the scrapping of older vessels.

SUPPLY OF GAS CARRIERS

Existing World Gas Carrier Fleet

     The following table sets forth the composition of the world gas carrier fleet, which includes vessels which transport petrochemical gases, LPG and ammonia, as of March, 1999:

                             WORLD GAS CARRIER FLEET

                                     EXISTING FLEET                                              NEW BUILDINGS ON ORDER

                                          Share of    Average      Vessels    % older                             Share of
                              Aggregate   existing    age in        older     than 20                 Aggregate   existing
  Size in cbm    Vessels         cbm       fleet(a)    years       than 20     years     Vessels         cbm      fleet(a)
---------------  -------     -----------  ---------  ---------    --------   --------    -------      ---------   --------
     0 -  7,000     684        1,745,200     13.5%      12.0         208       30.4%        26         100,000      5.7%
 7,001 - 10,000      45          353,902      2.7%      12.7           5       11.1%         3          24,606      7.0%
10,001 - 22,000      70        1,025,410      7.9%      13.8          20       28.6%        10         196,050     19.1%
22,001 - 50,000      49        1,491,768     11.6%      14.5          14       28.6%         1          38,500      2.6%
50,001 - 60,000      23        1,265,879      9.8%      19.4          12       52.2%         0               -      0.0%
Over 60,000          91        7,018,023     54.4%      14.5          25       27.5%        12         949,000     13.5%
---------------     ---       ----------    -----       ----         ---       ----         --       ---------     ----
TOTAL               962       12,900,182    100.0%      12.7         284       29.5%        52       1,308,156     10.1%
===============     ===       ==========    =====       ====         ===       ====         ==       =========     ====

(a) Measured in cbm



Source:       ViaMar

     0 - 7,000 CBM. Vessels in this class are primarily fully-pressurized vessels which carry petrochemical gases and LPG. There are also some semi-refrigerated vessels in the 2,000 - 5,000 cbm range including several 4,000 cbm ethylene-capable carriers. The trading patterns of these vessels generally consist of short-haul "cross-trading" routes, which include hauls throughout the Far East, the Mediterranean, northwestern Europe and the Caribbean.

     7,001 - 10,000 CBM. Vessels in this class are primarily semi-refrigerated vessels and carry petrochemical gases. There are also some fully-pressurized vessels in this class. The trading patterns of these vessels are mainly short cross-trades with some longer hauls. These vessels usually trade Transatlantic, between the Mediterranean and northern Europe, and between the Arabian Gulf and Southeast Asia/Far East. The majority of the existing ethylene carriers are in this size class.

     10,001 - 22,000 CBM. Vessels in this class are both semi-refrigerated and fully-refrigerated vessels. The majority of vessels under 20,000 cbm are semi-refrigerated while the majority of vessels over 20,000 cbm are fully-refrigerated. Petrochemical gases, including ethylene for ethylene-capable carriers, are the primary cargoes traded on semi-refrigerated vessels. The semi-refrigerated vessels under 12,500 cbm participate primarily in short-haul trading while the vessels over 12,500 cbm also operate in the long-haul markets. LPG and ammonia are the major products traded in the fully-refrigerated vessels, mostly on long-haul routes.

     22,001 - 50,000 CBM. Vessels in this class are all modern fully-refrigerated vessels which carry LPG and ammonia on both long-haul and cross-trade routes, except for one non-ethylene-capable 30,000 cbm semi-refrigerated vessel.

     50,001 - 60,000 CBM. Vessels in this class are all fully-refrigerated and transport LPG and ammonia. LPG trading routes include both long-haul trades between the Arabian Gulf and the Mediterranean and cross-trades in the North Sea and Europe. Ammonia trading routes are typically shorter cross-trades.

     Larger than 60,000 CBM. Vessels in this class are fully-refrigerated and carry LPG on long-hauls worldwide.

Existing World Ethylene-Capable Fleet

     The following table sets forth the current composition of the world fleet of ethylene-capable carriers, which is a sub-set of the world gas carrier fleet:

                                           WORLD ETHYLENE-CAPABLE FLEET

                                     EXISTING FLEET                                              NEW BUILDINGS ON ORDER

                                          Share of    Average     Vessels      % older                               Share of
                              Aggregate   existing    age in       older       than 20                  Aggregate    existing
  Size in cbm    Vessels         cbm        fleet      years      than 20       years      Vessels         cbm       fleet(a)
---------------  -------     -----------  ---------  ---------    --------     -------     -------      ---------   ---------
0 - 7,000           64         237,225       40.2%      15.4         20         31.3%         4           22,300        9.4%
7,001 - 10,000      24         186,824       31.7%      12.3          2          8.3%         1            7,500        4.0%
10,001 - 22,000     15         166,080       28.1%      11.7          3         20.0%         6          122,500       73.8%
---------------    ---         -------      -----       ----         --         ----         --          -------       ----
TOTAL              103         590,129      100.0%      14.1         25         24.3%        11          152,300       25.8%
===============    ===         =======      =====       ====         ==         ====         ==          =======       ====

(a) Measured in cbm


     The eleven vessels in the world ethylene-capable fleet that are being built include the vessels the Owners are building.

     Several factors in the gas carrier industry limit supply growth:

     o the importance of having a sufficient size fleet to engage in efficient triangular trading;

     o the operational and technical expertise required to operate gas carriers; and

     o the limited number of shipyards which have the expertise required to build gas carriers which incorporate sophisticated gas plant systems.

TRENDS IN PETROCHEMICAL GAS PRODUCTION AND SEABORNE TRADE

     World production and seaborne trade of petrochemical gases have shown stable growth trend over the past several years. The following table sets forth historical production and seaborne trade data for the principal petrochemical gases and LPG, demonstrating both the rate and stability of global production growth and the stable percentage of production which is transported by sea.

                           TOTAL WORLD PRODUCTION OF PETROCHEMICAL GASES
                                       (TONNES IN THOUSANDS)

YEAR                         ETHYLENE       PROPYLENE         BUTADIENE         VCM        TOTAL
----                         --------       ---------         ---------         ---        -----
1990....................       56,128         30,066              6,209         18,282       110,685
1991....................       57,630         31,077              5,940         18,209       112,856
1992....................       59,877         32,653              6,089         19,084       117,703
1993....................       61,398         33,091              5,988         19,634       120,111
1994....................       66,883         36,593              6,213         20,920       130,609
1995....................       70,190         39,048              6,711         21,298       137,247
1996....................       73,470         40,792              6,912         22,670       143,844
1997....................       78,490         44,674              7,318         23,873       154,355
1998....................       79,983         45,375              7,484         23,562       156,344
Compound Annual
 Growth Rate 1990-1998           4.5%           5.3%               2.3%           3.2%          4.4%

------------
Source:  CMAI

The following table sets forth the historical total demand for shipping of LPG and petrochemical gases in the periods indicated:

                        SEABORNE TRADE OF PETROCHEMICAL GASES AND LPG
                                    (TONNES IN THOUSANDS)

                         ETHYLENE    PROPYLENE     BUTADIENE      VCM        LPG        TOTAL
                         --------    ---------     ---------      ---        ---        -----
1990..................      1,997          1,547      555          1,002     31,506       36,607
1991..................      2,138          1,752      554          1,300     32,094       37,838
1992..................      1,998          1,831      662          1,286     34,712       40,489
1993..................      2,183          1,839      654          1,423     36,193       42,292
1994..................      2,683          1,859      666          1,456     38,008       44,672
1995..................      2,724          1,902      662          1,458     40,039       91,457
1996..................      2,338          1,820      628          1,645     42,210       48,641
1997..................      3,201          1,800      634          1,744     45,652       53,031
1998..................      3,046          1,795      682          1,430     46,583       53,536
Compound Annual
Growth Rate 1990-1998        5.4%           1.9%      2.6%          4.5%       5.0%         4.9%

-------------
Source:  ViaMar

DEMAND FOR GAS CARRIERS

     The transportation of petrochemical gases is a market fueled by industrial and consumer demand for products derived from petrochemical gases and the planned new construction and expansion of existing petrochemical production facilities worldwide. The petrochemical gases and LPG described below are used in many products, including plastics, synthetic-based products, chemicals and rubber, and as feedstocks.

Cargoes and Trading Patterns

     The following is a brief description of the principal cargoes and their trading patterns that the Company is targeting:

     Ethylene. Ethylene is derived from the cracking of petroleum feedstocks. It is the key building block in the production of a wide range of materials used in industrial and consumer items including plastics, polyester fibers and resins, large-volume thermoplastic resins, organic chemicals, kitchen equipment, anti-freeze and various products used in insulation and packing. Seventy percent of global ethylene production is used in the production of various plastics and automobile parts and the balance is used in the production of anti-freeze, resins and fibers. Worldwide seaborne trade of ethylene rose at a compound annual growth rate of 5.4% from 2.0 million tons in 1990 to 3.0 million tons in 1998. Historically, the exporting regions of ethylene have been the Middle East, Europe and Latin America. In the next five years India, recently an importer of ethylene, is expected to become a producer of ethylene, along with Malaysia, Thailand and Singapore, while the Mediterranean region and China are expected to increase their imports.

     Propylene. Propylene is produced as a by-product in the making of ethylene and gasoline and is utilized in the production of consumer goods such as car components, carpets, plastic pipes and household articles for which there is typically strong demand in fast-growing economies. Polypropylene, a derivative of propylene, accounts for 52.0% of propylene usage and is used as a feedstock for plastics. Propylene is also used in the manufacture of acrylic fiber, styrofoam, pharmaceuticals, cumene and glue. Between 1990 and 1998, worldwide seaborne trade in propylene increased at a compound annual growth rate of 1.9% from 1.5 to 1.8 million tons. In the future, Middle Eastern exports are expected to increase as new production facilities are introduced in the region. Imports of propylene, especially by the growing Far Eastern plastic industry, should ensure continued growth of the seaborne trade.

     Vinyl Chloride Monomer (VCM). VCM is produced by the cracking of ethylene dichloride and requires the input of chloride and ethylene. VCM is primarily used in the manufacturing of PVC articles. Major end-user markets include residential construction and irrigation systems. The manufacture of PVC piping accounts for 35.0% of the VCM produced. The balance of VCM production is used in the manufacture of such items as window frames and wire and cable. Worldwide seaborne trade of VCM rose at a compound annual growth rate of 4.5% from 1.0 million tonnes in 1990 to 1.4 million tonnes in 1998. The United States is the primary exporter of VCM and Southeast Asia and Latin America are the principal importers.

     Butadiene. Butadiene is produced in the cracking of ethylene. Butadiene is primarily used in the making of plastic products for building construction and rubber for the automobile manufacturing industry. Synthetic rubber accounts for 80.0% of butadiene consumption. South Korea and Europe have traditionally been large exporters of butadiene, while the United States and the Far East have traditionally been the largest importers. Worldwide seaborne trade of butadiene rose at a compound annual growth rate of 2.6% from 555,000 tons in 1990 to 682,000 tons in 1998. Exports from Europe are expected to be maintained in the future, but are unlikely to increase significantly. Inter-Latin American butadiene trade is expected to increase.

     Liquefied Petroleum Gas (LPG). LPG is produced as a by-product either from the production of natural gas or the refining of crude oil. The primary uses of LPG are as fuel for transportation, for residential and commercial heating, and as a feedstock for the production of petrochemicals. LPG is produced primarily in the North Sea, as a result of natural gas production, and the Middle East, as a refining by-product. Exports of LPG are expected to grow significantly over the next several years. Japan is the world's single largest importer of LPG. Europe and the United States are expected to see increased imports of LPG. The seaborne trade of LPG was 46.6 million tons in 1998, which represents a 5.0% compound annual growth from 1990. We view the transportation of ethane, a feedstock for petrochemical products that requires cooling to -82(degree)C for liquefication, as an emerging opportunity for the vessels the Owners are building.

Planned New Construction and Expansion of Petrochemical Production Facilities

     Petrochemical gases are used in the production of a vast array of chemicals and new production technologies and are allowing plastic to displace metal, cotton, wood and other materials in an increasing number of end-user products. As a result, the use of petrochemical gases is expanding worldwide. The following table summarizes the expected new construction and expansion of petrochemical production facilities over the period from 1998 to 2001:

                                     NEW PETROCHEMICAL PRODUCTION CAPACITY(a)
                                        BY REGION FOR THE PERIOD 1998-2001
                                               (TONNES IN THOUSANDS)

REGION                                            ETHYLENE           PROPYLENE             VCM             BUTADIENE
------                                            --------           ---------             ---             ---------
Western Europe..........................             3,833             1,480               735                100
Eastern Europe..........................             1,670                --                --                 --
Latin America...........................             2,945               830               260                 --
North America...........................             6,798             2,745                --                790
Africa..................................               750                --                --                 --
Middle East.............................             1,500               995               768                 28
Asia/Pacific............................            12,485             6,120             3,150                670
                                                    ------             -----             -----              -----
Total Capacity Additions................            29,981            12,170             4,993              1,588
                                                    ======            ======             =====              =====

1997 Capacity...........................            79,858            47,845             8,581             25,464
Increase in %...........................              38.0%             26.0%             58.0%               6.0%

----------------

(a) New production capacity is compiled from annualized firm and planned projects as well as projects in the study phase, and includes both the construction of new plants and the expansion of existing facilities.

Source:  ViaMar

                                       WORLD INCREMENTAL PRODUCTION-CAPACITY
                                          FOR SOME BASE PETROCHEMICALS(a)
                                               (TONNES IN THOUSANDS)



PRODUCT/YEAR                                             1998          1999          2000           2001         SUM TONNE
------------                                             ----          ----          ----           ----         ---------
Ethylene.....................................            4,516         4,445         11,645         9,375          29,981
Propylene....................................            2,095         3,670          2,665         3,740          12,170
Butadiene....................................              355           170            200           863           1,588
VCM..........................................            2,370         1,465            590           568           4,993
                                                         =====         =====         ======        ======          ======
Sum..........................................            9,336         8,750         15,100        14,546          48,732

----------------

(a) New production capacity is compiled from annualized firm and planned projects as well as projects in the study phase, and includes both the construction of new plants and the expansion of existing facilities.

Source:  ViaMar

     Since the seaborne trade of petrochemical gases began in the early 1980's, land-based terminal storage facilities have grown steadily, providing access to larger, more efficient vessels with increased economies of scale. For example, the first generation of land-based ethylene terminals had a storage capacity of 8,000-15,000 cbm. By the late 1980's, the maximum land-based storage capacity had reached 30,000 cbm. New production facilities are currently planned and under construction with storage capabilities of up to 60,000 cbm. We believe that this trend of increasingly larger land-based storage facilities will support the transport of larger volumes of petrochemical gases resulting in greater demand for the vessels the Owners are building.

THE CHARTER MARKET

The Chartering Process

     The chartering of vessels for a specified period of time or to carry a specific cargo is an integral part of the market for seaborne transportation of liquefied gases. The charter market, consisting of a worldwide network of brokers specializing in the gas industry, is well established and efficient. The chartering process begins when a producer, user or trader of petrochemical gases identifies the need to transport a cargo or cargoes from one port to another. The charterer typically contacts a broker or group of brokers to determine the availability of suitable vessels to transport the specified cargo. The charterer then chooses from an array of available vessels and seeks to negotiate the most favorable economic terms for its transportation requirements. Typically, the agreed terms are based on standard industry charterparties prepared to streamline the negotiation and documentation processes.

Types of Charters

     Charters may be arranged on a spot basis for the immediate hiring of a vessel, usually for a single voyage, or through longer term arrangements, such as contracts of affreightment and time or bareboat charters. Contracts of affreightment are agreements by vessel owners to transport a specified cargo on a specified route on a regular basis. Contracts of affreightment function as a long-term series of spot charters, except that the owner is not required to use a specific vessel to transport the cargo, but instead may use any vessel in its fleet. Contracts of affreightment benefit vessel owners by providing a guaranteed level of employment over a standard trading route. An owner with an efficient fleet configuration can schedule its vessels in a triangular trading pattern in order to minimize ballast trips and idle time, thereby achieving high capacity utilization and enhancing revenues.

     A time charter is a contract for the hire of a vessel for a specific period of time, with the vessel owner being responsible for providing the crew and paying operating costs, while the charterer is responsible for fuel and other voyage costs. As with a time charter, a bareboat charter is a contract to hire a vessel for a period of time with the exception that under a bareboat charter the charterer is responsible for operating the vessel and pays all associated operating costs of the vessel during the charter.

Comparison to other Shipping Markets

     Unlike other shipping markets, such as the crude oil tanker market, producers, users and traders of petrochemical gases generally do not own or charter on a long-term basis their own fleet of vessels to transport their cargoes. Instead, cargo owners rely on a small group of large vessel operators to provide all freight services. This market structure provides cargo owners with the flexibility to respond quickly and efficiently to changes in trading patterns, while providing vessel owners with limited competition from captive fleets.

INDUSTRY PARTICIPANTS

     The number of participants involved in the seaborne trade of petrochemical gases is small and consists of a few large and experienced operators. There is currently one significant participant in the ethylene carrier segment with vessels over 10,000 cbm. The largest owner is Bergesen d.y. ASA. Bergesen controls the Igloo pool (a cooperative marketing venture among several owners) of 18 vessels ranging in size from 8,000 cbm to 12,000 cbm, most of which were built in the 1980's.

     In the semi-refrigerated, non-ethylene carrier market, Handygas, controlled by Bergesen, and A. P. Moller are the major participants. Handygas has a fleet of 10 semi-refrigerated vessels, the majority of which were built in the 1970's. The average size of these vessels is 12,000 cbm. A. P. Moller's fleet of 21 semi-refrigerated vessels is newer and ranges in size from 15,000 cbm to 21,000 cbm.

                                    BUSINESS

GENERAL

     We, the Owners and Navigator Holdings were each formed in 1997 for the purpose of building and operating a fleet of five state-of-the-art 22,000 cbm semi-refrigerated ethylene-capable gas carriers. The vessels are designed to transport the entire range of petrochemical gases, including ethylene, propylene, VCM, butadiene and crude C4, as well as LPG, such as ethane, propane and butane. There are no ethylene-capable semi-refrigerated gas carriers currently operating or under construction that will be larger than the Owner's vessels. Each vessel will have four separate gas cargo tanks, segregated pumping and piping systems and two separate deck tanks, allowing each vessel to carry up to three separate temperature controlled cargoes simultaneously.

     When built, the vessels will be among the most versatile gas carriers in the world in terms of cargo options, ease and speed of loading and discharging cargoes and adaptability for route scheduling. The vessels' capabilities will minimize operating costs, reduce voyage times and maximize vessel utilization. In addition, the vessels' larger cargo capacities, compared to the existing ethylene-capable fleet, offer significant economies of scale, especially for long-haul transport.

CONSTRUCTION OF MAJOR PETROCHEMICAL PRODUCTION AND TERMINAL FACILITIES

     As a result of the expansion of existing facilities and the construction of major new petrochemical production facilities and associated large-scale terminals, the amount of petrochemical gases transported by sea has increased. New petrochemical production capacity of 48.7 million tonnes is expected to be on line by the beginning of the next decade, representing a 30.2% increase over global capacity at the end of 1997. These expanded and new facilities are typically incorporating large-scale storage terminals which include multiple tanks capable of handling many different petrochemical products. We believe that the vessels' large capacity as well as their ability to carry a full range of petrochemical gas cargoes will make them attractive to major participants in the petrochemical industry.

AN ATTRACTIVE MARKET FOR SEABORNE TRADE OF ETHYLENE

     We believe that the market for seaborne transportation of ethylene, the key building block for plastics and a feedstock for other petrochemicals, is particularly attractive. World ethylene production capacity has doubled over the past 15 years to a total capacity of approximately 80 million tonnes in 1997. This trend is expected to continue with additional production capacity of approximately 30 million tonnes expected by the beginning of the next decade. Due to its low temperature requirement of -104(degree)C, ethylene is the most demanding gas cargo to transport and is carried primarily by smaller, more specialized vessels. As a result, ethylene has typically commanded higher charter rates than other petrochemical gases. There are no ethylene-capable vessels which are currently operating that are over 12,500 cbm. In addition, the vessels will be capable of carrying ethane, a feedstock for ethylene which also has a low temperature requirement of -82(degree)C. The Company believes the market for the transportation of ethane will become a premium-rate market.

BARRIERS TO ENTRY

     Over the past several years, the gas carrier industry has experienced an increased emphasis on higher quality vessels and enhanced operating efficiencies as both customers and regulatory authorities have increasingly focused on safety issues and environmental protection.

     As the industry faces more stringent operating standards, including International Safety Management code certification, Chemical Distribution Industry certification and inspection certification by major customers, we believe that the existing fleet will find it increasingly difficult to compete without major capital investment for upgrades. Whereas in the oil carrier industry the entrance of new owners is commonplace, few vessel owners have the resources and the access to commercial and technical expertise necessary to build and operate an efficient-size fleet of petrochemical gas carriers and to attract major customers. In addition, few shipyards have the capabilities and experience required to build gas carriers, which incorporate sophisticated gas plant systems. Given these entry barriers and the unique capabilities of the Owners' vessels, we believe that we will have a competitive advantage over other industry participants. See "--The Vessels."

STRONG SECONDHAND VESSEL VALUES

     Producers, refiners, traders and end-users of petrochemical gases do not typically own or control their own vessels. Instead, vessels are owned by a limited number of experienced operators, each with a relatively large fleet. This market structure, combined with the complexity of building and operating vessels capable of carrying petrochemical gases, has resulted in these vessels maintaining strong secondhand values over time. For example, a 15,000 cbm semi-refrigerated gas carrier built in 1990 was sold in the secondary market in early 1997 at a price equal to 93% of its delivered cost, reflecting the high expected return and the high replacement cost of these vessels.

BUSINESS STRATEGY

     The Company's strategy is to take advantage of the demand for seaborne transportation of petrochemical gases and LPG resulting from the worldwide expansion in the production, use and trade of petroleum by-products. The Company's fleet will supply transportation services to existing customers of some of the stockholders of Navigator Holdings, including major oil, chemical and trading companies. The key elements of this strategy include:

     Integrated Chartering Strategy. Charterers of gas carriers rely on short and long-term contracts of affreightment and, to a lesser extent, time and spot charters, allowing them to respond quickly and efficiently to the changing trading patterns of the petrochemical gas market. The Company intends to take advantage of these market dynamics by building a portfolio of contracts of affreightment with major customers. These contracts are expected to be from one to five years in length and would provide the vessels with a high level of continuous employment. We also intend to use the spot market and, to a lesser extent, time charters of the vessels to achieve maximum capacity utilization and minimize ballast trips and idle time. This strategy will be implemented by MarLink. MarLink is a leading commercial manager of vessels in the petrochemical gas market.

     The Company has entered into a letter of intent with a major petrochemical supplier to utilize the vessels. Under the letter of intent, the parties intend to enter into an agreement covering the worldwide transportation of petrochemical gas for a minimum period of five years. At the specified maximum quantities, the agreement would provide for the full utilization of between two to four of the Owners' vessels depending on the loading and discharge ports designated by the charterer.

     Maximize Ethylene Business. Historically, ethylene has generally achieved an approximate 10-15% premium over charter rates for other petrochemical gas cargoes. As ethylene frequently trades along the same routes as other petrochemical gases, the vessels' multiple tank configuration should enable us to maximize the proportion of the freight mix accounted for by ethylene, without sacrificing cargo capacity utilization or route efficiency. Based on historical trends, as well as the increasing size of production facilities, we also believe that the average size of ethylene freights will increase, thereby enhancing the competitiveness of the vessels.

     Build Versatile Vessels with Multi-Cargo Capability. The vessels will be among the most versatile petrochemical gas carriers in the world given their ability to carry the full range of petrochemical gases and to transport up to three segregated temperature controlled cargoes simultaneously. We believe that these larger, multiple-tank vessels will provide the Company with a competitive advantage over other operators in the petrochemical gas freight market. In addition, the vessels will offer improved operating efficiencies due to their higher speed and shorter loading and discharge times as compared to many less sophisticated vessels. We have chosen the builders of the vessels because of their previous experience in the building of gas carriers with Tractebel Gas Engineering, a leading engineering firm in the production of gas plants. See "--The Vessels" and "--The Builders and Tractebel Gas Engineering."

     Maximize Vessel Utilization. We believe that our fleet size of five vessels, each with four tanks and the ability to carry up to three segregated temperature controlled cargoes, will allow our fleet to adopt triangular trade patterns which minimize ballast trips. In addition, the vessels' ability to carry up to four cargoes simultaneously will give us the potential to service up to 15 charterers at any one time. We believe that the size of the vessels will also be attractive to charterers with substantial long-haul transport requirements. Our fleet size and configuration will provide the operational flexibility necessary to meet the logistical demands of managing complex trading patterns.

THE VESSELS

     The Owners' vessels will be state-of-the-art gas carriers. We believe that the size and configuration of the Owner's vessels, as well as the features incorporated therein, will make them more attractive to charterers than other vessels. As a result, we expect the vessels to realize higher-than-average levels of utilization in the transport of high value petrochemical gas cargoes as compared to other gas carriers, resulting in higher earnings for each vessel.

     The Owners' vessels will be semi-refrigerated, combining refrigeration and pressurization to maintain their cargoes in a liquefied state. This will allow the vessels to load products at varying temperatures from different terminals. In addition to pre-cooled cargoes, the vessels will have the ability to load cargoes that cannot maintain their required liquid temperatures prior to loading, due to distances traveled by pipeline from production facilities to vessels, by accepting these cargoes under pressure and cooling them on-board the vessels during the voyage. The load time of these cargoes is thereby reduced since the cargoes do not need to be cooled prior to loading. Unlike semi-refrigerated vessels, fully-refrigerated vessels are only able to load cargoes in a cooled state, requiring those vessels to cool products prior to loading. This requirement slows the loading of products and limits the number of terminals which can be efficiently serviced by the vessels.

     The nitrogen generator and deck tanks on each of the vessels will allow us to prepare a vessel's tanks for the next cargo while en route to the next load port. This will result in time savings of as much as three days on some voyages, as tank preparation would otherwise have to be carried out in port. These features provide a significant benefit to charterers and terminal operators by improving their terminal utilization. The 22,000 cbm carrying capacity of the vessels will also be beneficial to charterers and terminal operators by reducing the number of loading and discharging operations, the duration of the operations and the associated costs.

     The vessels will sail under the Isle of Man flag, with a certification from Germanischer Lloyd. The crew for each vessel will be trained in accordance with the highest standards. Each crew will consist of 6 to 7 officers and 12 to 13 seamen. Upon delivery, each vessel, including its machinery, equipment and outfitting, is required to be classed with Germanischer Lloyd and shall be distinguished in the record by the symbol "GL + 100 A5 E Liquefied Gas Carrier Type 2G + MC, E, AUT, INERT" as per specification. For the Owner to accept its vessel, the vessel must comply with the laws, rules, regulations, recommendations and requirements as set out in the specifications attached to the related building contract.


                             VESSEL OWNER, REGISTRATION AND CONTRACTUAL DELIVERY DATE

                                     Hull                                                             Contractual
                                    Number             Owner                       Registration      Delivery Date
                                    ------             -----                       ------------      -------------

Navigator Mars.............          2245       Navigator Gas (IOM I-A)             Isle of Man      August 1, 1999
                                                Limited
Navigator Venus............          2246       Navigator Gas (IOM I-B)             Isle of Man      November 1, 1999
                                                Limited
Navigator Saturn...........          2247       Navigator Gas (IOM I-C)             Isle of Man      March 1, 2000
                                                Limited
Navigator Pluto............          2248       Navigator Gas (IOM 1-D)             Isle of Man      June 1, 2000
                                                Limited
Navigator Neptune..........          2249       Navigator Gas (IOM I-E)             Isle of Man      September 1, 2000
                                                Limited

     Since 1980, Jiangnan has constructed 56 vessels for foreign shipowners. Jiangnan has encountered some delays constructing ships with prototype designs, but for all succeeding ships built according to an existing design Jiangnan has not experienced any delays in deliveries.

     Each Owner will own one vessel.

                          VESSEL TECHNICAL INFORMATION

                                  (ALL VESSELS)

     Length (meters).........................................   170.0
     Breadth (meters)........................................    24.2
     Maximum Draft (meters)..................................    10.9
     Maximum Deadweight (tonnes).............................  22,800
     Speed (knots)...........................................    16.5
     Cargo Tank Volume (cbm).................................  22,000
     Range (nautical miles)..................................  15,000

CONSTRUCTION PERIOD

     The Manager, as agent of Cambridge Gas, has agreed to oversee the construction of the vessels.

Technical Supervision Agreement

     GEBAB was engaged by the Owners to supervise the construction of the vessels during the pre-delivery period. GEBAB, Navigator Holdings, on behalf of the Owners, and the builders entered into an Agreement on Contract for Technical Matters (the "Technical Supervision Agreement"), dated as of February 28, 1997, pursuant to which each Owner has appointed GEBAB to act as the Owner's technical representative for technical matters related to the construction of its vessel. On August 7, 1997 Navigator Holdings assigned its rights under the Technical Supervision Agreement to the Manager on behalf of the Owners. As of October 19, 1998, GEBAB assigned by novation its responsibilities under the Technical Supervision Agreement to its affiliate, Martime Asia. Martime Asia, in coordination with Germanischer Lloyd, will monitor the construction of each vessel.

     Pursuant to the Technical Supervision Agreement, Martime Asia will, among other things, examine all hull and engineering plans submitted by the builders to ensure that they comply with the terms of the building contracts, monitor the construction of the vessels to ensure compliance with the terms of the building contracts and the requirements of Germanischer Lloyd, render monthly progress reports, advise the Owners of any modifications or improvements which may improve the vessels or reduce operating costs and oversee any work performed in drydock prior to the delivery of each vessel.

THE BUILDERS AND TRACTEBEL GAS ENGINEERING

     Located in Shanghai, Jiangnan was founded in 1865 and is a modern, fully-equipped shipyard that is among the largest shipyards under the supervision and control of China State Shipbuilding Corporation, which also controls China Shipbuilding, its trading and export subsidiary. Jiangnan designs, builds, repairs and converts many kinds of vessels including gas carriers. It also designs, manufactures and erects various specialized machinery and electrical equipment, non-standardized equipment, pressure vessels, port machinery and steel structures in accordance with the regulations and requirements of the world's major classification societies and shipping and building safety treaties.

     China's first generation of submarines and the first self-designed 10,000 dead weight tonne ("dwt") ocean-going ship were built by Jiangnan in the 1950's and 1960's, respectively. A fleet of oceanographic and scientific survey vessels was built in the 1970's to support the launching of rockets and satellites in China. Since 1980, many vessels built by Jiangnan have entered the international market, including various types of merchant ship cargo vessels and LPG vessels built for companies located in Germany, the United States, Italy, Norway, Singapore, Hong Kong and other countries. Some of Jiangnan's recent export clients include Mitsubishi Corporation, Neptune Orient Lines Ltd., World Wide Shipping Agency Ltd., Lasco Shipping Co., Canada Steamship Lines and B. Skaugen Shipping AS.

     Jiangnan has previous experience with Tractebel Gas Engineering and in 1998 completed the construction of two 16,500 cbm LPG/ammonia gas carriers for Bernard Schulte GmbH, a large German shipowner. Jiangnan has also built the following types of vessels and major components: 4,200 cbm semi-refrigerated ethylene carriers; a 3,000 cbm fully-pressurized LPG carrier; floating production storage units; 68,500 dwt panamax oil tankers; 65,000/70,000/73,000 dwt panamax bulk carriers; 50,000 dwt open-hatch bulk carriers; 28,000/34,000 dwt lakes-fitted bulk carriers; 20,000 dwt bulk carriers; 4,000 roll-on/roll-off car carriers; and UT714 anchor handling-tug-supply vessels. Jiangnan is also currently constructing other sophisticated types of vessels including five 1,021 TEU fast-speed feeder container vessels.

     Tractebel Gas Engineering is an indirect subsidiary of Tractebel, S.A., a major Belgian public company engaged in the utility and engineering industries. Tractebel Gas Engineering is a world leader in the engineering, design and construction of gas storage and transportation plants and equipment. It also manufactures port facilities for the off-loading and receiving of liquefied gases, gas liquefication and handling systems, chemical and gas plants for installation on carriers, storage facilities for liquefied gases and chemicals, gas bottling plants, gas terminals and metering stations, vaporization, transmission lines and compressor stations and package plants for recovery of products from associated gases. Tractebel Gas Engineering is a leading provider of turnkey operations. Tractebel Gas Engineering will design the complex gas plants utilized on the Owners' vessels. Tractebel Gas Engineering will also supervise the construction and erection of the vessels' gas plants through its permanent office in Shanghai. Since 1980, Tractebel Gas Engineering has been involved in the installation of gas plants for 41 gas carriers, 23 of which are ethylene-capable. Tractebel Gas Engineering will act as a subcontractor to Jiangnan under each building contract for a vessel and will be responsible for supplying materials for construction of the gas plant and supervising its installation.

     Jiangnan and Tractebel Gas Engineering have worked together on the construction of the following gas carriers and components:

                 JIANGNAN SHIPYARD AND TRACTEBEL GAS ENGINEERING
                 JOINT GAS CARRIER/COMPONENT BUILDING EXPERIENCE

            CAPACITY                                                   ETHYLENE-
              (CBM)             VESSEL TYPE       YEAR DELIVERED        CAPABLE
              -----             -----------       --------------        -------
             3,000          Fully-Pressurized          1990               No
             4,200          Semi-Refrigerated          1992              Yes
             4,200          Semi-Refrigerated          1993              Yes
             3,750             Gas Tank(a)             1995               No
             4,200             Gas Tank(a)             1996               No
             4,200             Gas Tank(a)             1996               No
            16,500          Semi-Refrigerated          1998               No
            16,500          Semi-Refrigerated          1998               No

--------------------

(a) Tanks built by Jiangnan and delivered to Shanghai Edward Shipbuilding, China for installation in vessel construction at Shanghai Edward shipyard.

BUILDING CONTRACTS

Specifications

     Each vessel will be constructed pursuant to the terms and specifications of the building contracts. The vessels are being built under the building contracts between the builders and Navigator Holdings, each dated as of February 4, 1997, as amended and restated as of June 26, 1997 and as further amended as of August 1, 1997, and assigned by Navigator Holdings to the Owners on or before the date of initial issuance of the old notes.

Contractual Delivery Date

     The contractual delivery dates of the vessels will be staggered as follows:

              Navigator Mars                 --       August 1, 1999
              Navigator Venus                --       November 1, 1999
              Navigator Saturn               --       March 1, 2000
              Navigator Pluto                --       June 1, 2000
              Navigator Neptune              --       September 1, 2000

     If a change in the rules or regulations of Germanischer Lloyd causes a period of delay of up to 12 days in the delivery of a vessel, the contractual delivery date will be extended by that period.

     Vessel construction is proceeding slightly behind the original schedule for the first two vessels and slightly ahead for the last three vessels, with the first vessel scheduled for delivery the end of August 1999 and the entire fleet to be delivered by the end of July 2000.

PURCHASE PRICE

     The purchase price for each vessel will be approximately $50.2 million. The following table sets forth the scheduled amounts and timing of the payments to the builders under the building contracts, except that the builders have directed the Owners to make the payment due on September 1, 1997 directly to Tractebel Gas Engineering and this payment has been made.

                                      VESSEL PURCHASE PRICE PAYMENT SCHEDULE

       Date               Vessel 1        Vessel 2         Vessel 3         Vessel 4          Vessel 5         Total(c)
       ----               --------        --------         --------         --------          --------         --------
                                                       (in millions)
Issue Date                $  6.6          $   6.6          $   6.6          $   6.6           $   6.6          $   33.1
Sept. 1, 1997                2.4              2.4              2.4              2.4               2.4              12.2
Feb. 1, 1998                 6.8           --               --               --                --                   6.8
July 1, 1998                --                6.8           --               --                --                   6.8
Nov. 1, 1998                 6.8           --                  6.8           --                --                  13.7
Feb. 1, 1999                --             --               --                  6.8            --                   6.8
Mar. 1, 1999                 4.6           --               --               --                --                   4.6
Apr. 1, 1999                --                6.8           --               --                --                   6.8
June 1, 1999                --             --               --               --                   6.8               6.8
July 1, 1999                --             --                  6.8           --                --                   6.8
Aug. 1, 1999                23.0(a)           4.6(b)        --               --                --                  27.5
Oct. 1, 1999                --             --               --                  6.8            --                   6.8
Nov. 1, 1999                --               23.0(a)           4.6(b)        --                --                  27.5
Feb. 1, 2000                --             --               --               --                   6.8               6.8
Mar. 1, 2000                --             --                 23.0(a)           4.6(b)         --                  27.5
June 1, 2000                --             --               --                 23.0(a)            4.6(b)           27.5
Sept. 1, 2000               --             --               --               --                  23.0(a)           23.0

Total(c)                  $ 50.2          $  50.2          $  50.2          $  50.2           $  50.2          $  251.0
                          =======         =======          =======          =======           =======          ========

--------------------

(a) Assuming delivery of the vessel occurs on its contractual delivery date. Under various addenda to the specifications the Owners have agreed to pay Jiangnan and Tractebel Gas Engineering an additional $245,000 per vessel, payable on the delivery date of each vessel.

(b) This payment shall be payable to the builders for a vessel only if and when the collateral agent has received evidence of delivery pursuant to the building contract for each other vessel having a contractual delivery date prior to the contractual delivery date of such vessel.

(c) May not total due to rounding.

     Each building contract provides for upward and downward adjustments to the purchase price of a vessel, which adjustments are made through increases or decreases in the final installment of the purchase price. The purchase price of a vessel may be increased by $13,000 per day for each day that the vessel is delivered earlier than its contractual delivery date. In addition, in the event of certain delays in the delivery of a vessel or the failure of a vessel to comply with certain specifications, the builders are required to pay liquidated damages to its Owner.

     Under each building contract, the builders may postpone the delivery of a vessel for a certain number of days beyond its contractual delivery date without incurring liability for liquidated damages (the "Permissible Delay Period"). The Permissible Delay Period for each of the vessels is as follows: (i) 60 days for vessel 1, (ii) 45 days for vessel 2 and (iii) 30 days for each of vessels 3, 4 and 5. The aggregate Permissible Delay Period for all five vessels, is limited to 150 days. Therefore, for example, if the builders utilize the full Permissible Delay Period for each of vessels 1, 2 and 3, then only an aggregate Permissible Delay Period of 15 days is available for the remaining vessels before the builders are required to pay liquidated damages to the respective Owner of vessels 4 or 5, or both of them.

     During the period of delay following the Permissible Delay Period up to and including 210 days beyond the contractual delivery date of a vessel (the "First Delay Period"), the builders must pay liquidated damages to the related Owner in the form of a reduction in the final installment of the purchase price of the vessel in an amount equal to $11,000 per day for the first 90 days of delay beyond the Permissible Delay Period and $14,500 per day for each day of delay thereafter.

     The builders have the option to extend the delivery date of a vessel beyond the First Delay Period until March 31, 2001 (the "Second Delay Period") by paying liquidated damages monthly in advance at a rate of $18,000 per day for the first six-month period, $20,000 per day for the second six-month period and $22,000 per day thereafter up to and including March 31, 2001. These liquidated damages are expected to be sufficient to pay the interest on the principal amount of the notes allocated to each vessel. In the event the builders fail to make timely payment of these liquidated damages, each affected Owner may (1) waive its right to payment and elect instead to receive a further reduction in the final installment of the purchase price (in addition to any reduction during the First Delay Period) equal to the amount of the liquidated damages waived or
(2) rescind the related building contract and demand payment of the specified Refund Amount for the vessel. An Owner's waiver of the advance payment of liquidated damages for any given month will not constitute a waiver by the Owner of its right to demand the payment at any later date of liquidated damages or to demand the advance payment of monthly liquidated damages for any subsequent months of delay.

     The purchase price of a vessel may also be reduced, as a result of liquidated damages payable by the builders, because of the builders' failure to construct the vessel in compliance with specifications for guaranteed speed, fuel consumption, deadweight and cargo tank capacity.

Rescission and Termination of the Building Contracts

     An Owner may rescind a building contract upon the occurrence of certain events of default by the builders, which arise from the non-delivery of a vessel or the failure of a vessel to meet minimum requirements for speed, fuel consumption, deadweight and cargo tank capacity. The events of default relating to non-delivery of a vessel are:

     o the failure by the builders to make payments of liquidated damages monthly in advance during the Second Delay Period and the Owner does not waive its right to receive the payment of the liquidated damages; and

     o    the failure to deliver the vessel by March 31, 2001.

The Owner may also rescind a building contract if its vessel has any of the following deficiencies:

     o its speed is one knot or more below the guaranteed speed of 16.5 knots;

     o its fuel consumption is 8.0% or greater than the guaranteed fuel consumption set forth in the vessel's specifications;

     o its deadweight is more than 800 tons below the guaranteed deadweight of 22,800 tons; and

     o its cargo tank capacity is more than 400 cbm below the guaranteed cargo tank capacity of 22,000 cbm.

A building contract will be automatically terminated if, prior to the delivery date;

     o    a vessel is seized by the Chinese government;

     o the builders fail to obtain the necessary licenses, permits and other authorizations from the Chinese government for the construction, delivery and export from China of the particular vessel; or

     o    a total loss occurs with respect to a vessel.

In addition to the circumstances described in the preceding sentence, the builders must not elect to continue performing under the building contract.

     Under the cross-default provisions of the building contracts, in the event a building contract is rescinded by an Owner or automatically terminated, any other Owner that has not accepted delivery of its vessel will be deemed to have also, rescinded its building contract.

Mandatory Redemption of the Notes and the Refund Amount

     In the event a building contract is rescinded or automatically terminated, we are required, under the terms of the indentures, to redeem the principal amount of the notes allocated to the relevant vessels, and the builders must, under the building contracts, pay the affected Owner a specified refund amount. The refund amount together with the amounts held in the Pre-Funding Account and the Capitalized Interest Account for the building contracts are expected to be sufficient to pay the Rescission Amount calculated as of the date on which the Notes are scheduled for redemption.

     The refund amount is due and payable upon the delivery by an Owner to the builders of its notice of rescission of a building contract or upon the automatic termination of the building contract. If the builders delay the payment of the refund amount, interest will accrue on the refund amount at a rate of 10% per annum for each day of delay from and including the date on which the Owner's notice of rescission is delivered or on which the building contract is automatically terminated, as the case may be, until but not including the date on which the builder makes payment in full of the refund amount plus any refund interest on the refund amount.

Gas Trials

     Prior to the delivery date for a vessel, the vessel's gas plant will be mechanically completed by the builders and a running test of the equipment of the gas plant and a function test of its system utilizing either inert gas or dry air will be made by the builders. The tests will be repeated until the results are deemed by Germanischer Lloyd to be in conformity with the building contract and the specifications for the vessel.

     After the delivery date, the Owner will, at its own cost and expense, carry out an additional gas trial in accordance with the trial program furnished by Tractebel Gas Engineering. The Owners must carry out the gas trials within 45 days after the delivery dates subject to certain exceptions. Germanischer Lloyd will certify each gas trial. If the gas plant is not in conformity with the building contract and the specifications for the vessel, the builders must remedy the non-conformity to the satisfaction of the Owner, Germanischer Lloyd and any other relevant authority. If the non-conformity delays the use of a vessel, the Owner's only contractual remedy is to receive payment of liquidated damages of up to $200,000 from the builders, which payment is not supported by either the related building contract guarantee or the performance bonds.

Warranty of Quality

     The builders, for a period of 12 months following the delivery date of a vessel, guarantee the vessel, its hull and machinery and all parts and equipment thereof that are manufactured or furnished or supplied by the builders and/or their sub-contractors under the building contract including material and equipment (excluding any parts for the vessel which have been supplied by or on behalf of the Owner) against all defects which are due to defective materials, and/or poor workmanship or failure to construct in conformity with the specifications for the vessel.

BUILDING CONTRACT GUARANTEES AND PERFORMANCE BONDS

     The Export-Import Bank of China, the building contract guarantor, has delivered an irrevocable building contract guarantee with respect to each vessel and an irrevocable builders performance bond relating to all five vessels, each on behalf of the builders. Generale de Banque has delivered an irrevocable performance bond on behalf of Tractebel Gas Engineering, relating to all five vessels. The building contract guarantees and the performance bonds severally and in the aggregate unconditionally guarantee payment to the Owners of the refund amount and any interest on the refund amount. Each building contract guarantee guarantees the payment to the relevant Owner of the portion of the refund amount relating to all installment payments that have been made on or prior to the date on which the building contract is rescinded by the affected Owner or automatically terminated. The performance bond issued by the Export-Import Bank of China covers an aggregate amount of up to approximately $32.5 million for all five vessels and the performance bond issued by Generale de Banque covers an aggregate amount of up to approximately $16.2 million for all five vessels. The availability of the performance bond issued by Generale de Banque, however, is conditioned upon the payment by the Export Import Bank of China to the Owners of the maximum amount of $32.5 million guaranteed under its performance bond.

     Pursuant to the terms and conditions of the Intercreditor Agreement, the collateral agent will draw under the performance bonds an amount equal to the Rescission Amount, calculated as of the date on which the new notes and any untendered old notes are scheduled for redemption, minus the sum of (1) the amounts held in the Pre-Funding Account and in the Capitalized Interest Account and (2) the amount payable under the applicable building contract guarantees.

     Each of the building contract guarantees and the performance bonds became effective upon the payment of the first installment of the purchase price under the building contracts, which payment was made on the closing date of the issuance of the old notes with the net proceeds of the offerings. Each building contract guarantee will expire with respect to the related building contract upon the earliest of (1) the receipt by the Owner of the guaranteed amount, (2) the confirmation to the building contract guarantor of acceptance of the related vessel and (3) May 1, 2001. Each of the performance bonds will expire upon the earliest of (1) the receipt by any of the Owners of any payment thereunder, (2) the receipt of confirmation by the applicable performance bond guarantor of the acceptance of all remaining vessels and (3) May 1, 2001.

     The Export-Import Bank of China is owned by the government of the People's Republic of China and its long-term debt is rated Baal by Moody's and BBB+ by Standard and Poor's. The Long-term debt of Generale de Banque is rated Aa3 by Moody's.

MARKETING AND COMMERCIAL MANAGEMENT

Marketing Strategy

     The marketing strategy of the Owners is to build a portfolio of contracts of affreightment for petrochemical gas cargoes in order to maximize the revenue potential of the Owners' vessels. The Owners intend to concentrate on transporting primarily petrochemical gases, particularly ethylene, and secondarily LPG. The Owners do not intend to transport ammonia cargoes but may pursue employment as dictated by the overall market for gas transport. On or prior to the date of the issuance of the old notes, we, Navigator Holdings and each of the Owners engaged the Manager to manage our daily commercial and technical operations pursuant to a management agreement (the "Management Agreement"), including providing administrative services, causing the compliance of the Owner's covenants in the indentures and monitoring GEBAB or any of its affiliates' performance under the Technical Supervision Agreement, Technical Management Agreement and the Commercial Management Agreement. The Manager, through the expertise of its principal employees, is implementing and will implement the Owners' marketing strategy. Although the Owners are new entrants with little experience in the gas carrier industry, they expect to compete successfully with more established companies because their commercial technical manager - Martime Asia - has extensive experience in the field.

     The Manager believes that contracts of affreightment will offer the advantages of longer-term employment and the exploitation of the triangular trading capabilities of the vessels. Triangular trading in this context refers to the ability of the vessels to trade multiple cargoes on a trade route in which cargoes are discharged and new cargoes are loaded in a single geographic region. This kind of triangular trading can be distinguishable from the "A to B" trade characteristic of crude transport in which the vessel carries a cargo from the loading port to the discharge port and returns ballast to the loading port. The Manager may supplement the employment of the vessels with spot charters and timecharters as opportunities arise in the market. The Manager does not intend to pursue bareboat charters with respect to the vessels.

     The Company has entered into a letter of intent with a major petrochemical supplier to utilize the vessels. Under the letter of intent, the parties intend to enter into an agreement covering the worldwide transportation of petrochemical gas for a minimum period of five years. At the specified maximum quantities, the agreement would provide for the full utilization of between two to four of the Owners' vessels depending on the loading and discharge ports designated by the charterer.

     The Manager is implementing and will implement a marketing strategy on behalf of the Owners through the marketing efforts of its principal employees. In addition, Marlink through its Commercial Management Agreement with the Owners, which is described below, will market the vessels on behalf of the Owners. The Owners intend to supplement the marketing efforts of the Manager and Marlink by maintaining a non-exclusive brokerage relationship with Xenon Shipping AS.

     We have preliminarily identified Chevron Products Company, Pequiven, Norsk Hydro, Enichem, PMI, Dow Chemicals, Mitsui USA, and Sunkyong America, Inc., among others, as potential customers in the petrochemical market. We have identified Exxon Chemical Company, Shell Chemicals, Texaco Chemical Company, Statoil, Yukong, Dow Chemicals and Mitsubishi International Corporation, among others, as potential customers in the LPG market. There is currently no contractual arrangement between us and any of these customers for the transportation of cargoes by the vessels, and there can be no assurance that any of these potential customers will employ the vessels.

Commercial Management Agreement

     Navigator Holdings on behalf of the Owners and GEBAB entered into a Master Commercial Marketing and Services Agreement (the "Commercial Management Agreement"), dated as of February 28, 1997, under which GEBAB agreed to commercially manage the vessels. On August 7, 1997, Navigator Holdings assigned its rights under the Commercial Management Agreement to the Manager on behalf of the Owners. As of October 19, 1998, GEBAB assigned its obligations under this agreement to its affiliate, MarLink, through a novation agreement. As the assignee of GEBAB, upon the completion and delivery of the particular vessel to its Owners, Marlink will solicit cargo to be transported by the vessels. Marlink's responsibilities include the marketing of each vessel, the preparation and negotiation of all contracts of affreightment or other types of charters for each vessel, operation of all agreements entered into, including invoicing and accounting and handling of employment-related expenses, calculation of demurrage and laytime expenses and the coordination of all claims with each Owner's P&I Clubs.

     MarLink will arrange for all income earned with respect to each vessel to be paid directly into a lock-box account to be held by the collateral agent. Pursuant to the Commercial Management Agreement, a management fee of 2.0% of gross revenues from operations received in a given calendar quarter is payable quarterly by the Manager from the operating account on the 16th day following the end of each calendar quarter which shall end on the last day of March, June, September and December. MarLink will deliver a quarterly statement reflecting the gross operating revenues of the vessels received in the lock-box account, all actual employment related expenses incurred duly supported by the relevant documents and vouchers, resulting net time charter earnings during the elapsed period, days employed as well as idle days and reasons therefor. Each quarterly statement is due within 15 days after the end of each calendar quarter. Each month, the Owners will be provided with an estimate of employment-related expenses. Actual expenses will be paid directly by the Owners upon the presentation of invoices to the Manager from amounts held in the operating account.

     The Commercial Management Agreement with respect to each vessel has a term of three years commencing on the delivery to the related Owner of the vessel, and it will continue after the end of the three-year term indefinitely until terminated by MarLink or any Owner at any time by giving six months written notice to MarLink or the Owner, respectively.

OPERATIONS

     The Manager intends to implement the Owners' operating strategy by administering the Technical Management Agreement between Martime Asia and the Owners.

Technical Management Agreement

     GEBAB and each of its affiliated companies and Navigator Holdings on behalf of the Owners entered into a Baltic and International Maritime Council (BIMCO) Standard Ship Management Agreement (the "Technical Management Agreement"), dated as of February 28, 1997, under which Navigator Holdings, as predecessor to the Owners, appointed GEBAB and each of its affiliated companies to act as technical manager of the vessels. On July 31, 1997, Navigator Holdings assigned its rights under the Technical Management Agreement to the Manager on behalf of the Owners. As of October 19, 1998, GEBAB assigned its obligations under this agreement to its affiliate, Martime Asia through a novation agreement. Under the Technical Management Agreement, Martime Asia will provide for and supervise the crew of each vessel, supervise and maintain the technical management of each vessel, arrange for all insurance for each vessel, provide accounting services for each vessel, arrange for the supply of provisions for each vessel, including bunker fuel, and provide for the operation of each vessel.

     Martime Asia will present an annual budget three months before the end of each calendar year. The projected budget for 1999, the year the first vessel is expected to be delivered and become operational, is an average of $190,000 per month, which amount is expected to be sufficient to cover crew cost and basic operating expenses, including insurance cover, deck equipment, cargo plant, engine maintenance, luboils and chemicals, and provision for dry docking. Following the agreement on the operating budget for the vessels, on the first business day of each month of the budgeted year, Martime Asia shall prepare and present to the Manager its estimate of the working capital requirement for each vessel and shall request the Manager to disburse the funds required to run the vessel against invoices presented by it.

     The Technical Management Agreement provides for a management fee of 2.0% of gross operating revenues for the first six years after delivery of a vessel and 2.5% thereafter. The fee will be payable by the Owners from the operating account quarterly in advance on the first day of the calendar quarter based on a pre-approved budget submitted by Martime Asia. The budgeted management fee shall be adjusted quarterly in arrears for each calendar quarter and the difference between the actual management fee earned for a calendar quarter and the aggregate budgeted management fee paid for the calendar quarter will be reflected in the budgeted monthly management fee payable on the first day of the second month immediately following the end of any calendar quarter.

     The Technical Management Agreement with respect to each vessel has a term of three years commencing on the delivery to each Owner of its vessel, and it will continue after the end of the three-year term indefinitely until termination by Martime Asia or any Owner at any time by giving 90 days written notice to MarLink or the Owner, respectively.

INSPECTION

Chemical Distribution Institute

     The Chemical Distribution Institute was founded by the major participants in the liquid and gas transportation market and is controlled by the oil majors, including Exxon Chemical Company, Chevron Products Company, British Petroleum
(BP) Chemicals, Shell

Chemicals and Mobil Chemical Company. The Chemical Distribution Institute has set common vessel inspection criteria for the safe transportation of hazardous cargo at sea, according to the standards of all individual member companies. The Chemical Distribution Institute has also implemented standardized vessel inspections to replace the need for each particular member to inspect and rate each vessel on a regular basis. These inspections are generally more thorough and extensive than the inspections carried out by the individual members. The Chemical Distribution Institute is fully-implemented in Europe and the Americas and is in the process of being implemented in Asia. We and the Owners intend to fully meet all the Chemical Distribution Institute code requirements and receive certification.

International Safety Management

     International Safety Management publishes a code (the "International Safety Management Code") which sets forth standards applicable for internationally acceptable procedures in safe contemporary ship management. The International Safety Management Code has been endorsed by the IMO and plays an important role in international ship management. Entities that do not obtain certification under the International Safety Management Code have increasing difficulties in marketing their services. Certification under the International Safety Management Code is carried out by classification societies acting as auditors and must be complied with by 1999. We intend to fully meet all International Safety Management Code requirements. In addition, Martime Asia received both International Safety Management and ISO certifications in 1999.

ENVIRONMENTAL REGULATIONS

     Our business and operations and any charterer of the vessels are materially affected by governmental regulation in the form of international conventions and national, state, and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of registration. Because these conventions, laws and regulations are often revised, and have become increasingly stringent, we cannot predict the ultimate costs of compliance with any revised conventions, laws and regulations or the impact thereof on the resale price or useful life of the vessels.

Comprehensive Environmental Response, Compensation, and Liability Act of 1980

     CERCLA was enacted to respond to environmental contamination caused by the release of hazardous substances from facilities and vessels. CERCLA provides that an owner, operator or demise charterer of a vessel, from which there is a release or threatened release of certain defined hazardous substances, not including crude oil or its fractions, is liable for the following: (1) removal costs or remedial action taken by the United States or a local government; (2) other necessary costs of response incurred by any other person consistent with the National Contingency Plan (the primary guidance document for CERCLA response actions); (3) damages for injury to, destruction of, or loss of natural resources, including the cost of assessing the injury, destruction, or loss; and
(4) the costs of any health assessment or studies permitted under CERCLA. Since the vessels may carry substances as cargo which are considered hazardous substances under CERCLA, a discharge or threat of discharge of the cargo could result in

CERCLA liability and have a materially adverse effect on the Owners and the operation of the vessels.

     Total liability under CERCLA for each release from a vessel is limited to the greater of $300 per gross ton or $5,000,000 for vessels that carry hazardous substances as cargoes. These limits will not apply if: (1) the release or threat of release of a hazardous substance was the result of willful misconduct or willful negligence within the privity or knowledge of an owner or operator, or the primary cause or the release was a violation of applicable safety, construction or operating standards or regulations; or (2) the owner or operator fails or refuses to provide all reasonable cooperation and assistance requested by a responsible public official in connection with response activities. A responsible party under CERCLA could face punitive damages equal to three times the government's cost of response and remediation if the responsible party fails, without sufficient cause, to undertake a removal or remediation action ordered by the government.

     CERCLA requires that owners and operators of vessels establish and maintain with the Coast Guard evidence of insurance or of qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential strict liability limit under CERCLA. The Coast Guard adopted the Final Rule, which requires evidence of financial responsibility equal to the aggregate of the CERCLA strict liability limit and liability limit supported by insurance, a surety bond, self-insurance or a guarantee. Without these certificates, vessels are prohibited from trading to United States ports or in United States waters. The Owners have agreed to furnish evidence of financial responsibility with respect to the vessels to the Coast Guard as required by the Final Rule. Certain newly-formed insurance companies, which have been deemed acceptable guarantors by the Coast Guard, have furnished the guarantees pursuant to the Final Rule.

     The Final Rule may also be satisfied by evidence of a surety bond or guarantee. The financial credit of some owners and operators may make the furnishing of surety bonds or guarantees economically infeasible. Additionally, vessel owners and operators may give evidence of self-insurance to satisfy the Coast Guard's regulations. Under these provisions, the shipowner or operator must have net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that each exceed the applicable amount of financial responsibility. If the Owners of the vessels fail to comply with the Final Rule, it would have a material adverse effect on the Owners, us and holders of the notes.

Oil Pollution Act of 1990

     The Oil Pollution Act imposes liability on responsible parties, as defined by the Oil Pollution Act, for clean-up expenses and damages caused by oil spills. The responsible parties could include owners, operators and demise charterers of vessels. The Oil Pollution Act applies to all vessels that trade in the United States or its territories or possessions or operate in United States waters, even if the vessels do not carry oil as cargo, as is the case with the vessels.

     Liability imposed under the Oil Pollution Act is joint and several for all spill containment expenses, clean-up costs, and other damages arising from actual and threatened oil spills from their vessels. A spill could include the discharge of bunkers from the vessels.

Subject to statutory qualifications, a sole fault third party may be also be a responsible party under the Oil Pollution Act. For example, a vessel could cause another vessel to suffer a discharge of oil. Other damages recoverable under the Oil Pollution Act include:

     o    natural resource damages and the costs of assessment;

     o    real and personal property damage;

     o net loss of taxes, royalties, rent, fees, and other lost government revenues;

     o lost profits or impairment of earning capacity due to property or natural resource damage;

     o net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards; and

     o    loss of subsistence use of natural resources.

     A responsible party's limit of liability under the Oil Pollution Act is the greater of $1,200 per gross ton of the discharging vessel or $10 million per vessel, subject to possible adjustment for inflation; however, this limit would not apply if the incident were proximately caused by violation of applicable United States federal safety, construction or operating regulations or by the responsible party's gross negligence or willful misconduct, or if the responsible party fails or refuses to report an incident which the responsible party knows or has reason to know of, or to provide all reasonable cooperation and assistance requested by a responsible official in connection with oil removal activities. The Oil Pollution Act does not by its terms impose liability on lenders or the holders of mortgages on vessels; however, there is no specific exclusion for these entities under the Oil Pollution Act. In addition, if the collateral agent or any holder of the notes participates so substantially in the overall management of the vessels so as to be considered their "operator" or exercises remedies and becomes an "owner" or "operator" or "demise charterer" of a vessel following an event of default under the ship mortgages, such persons or entities may be subject to liability under the Oil Pollution Act. A catastrophic spill could exceed the liability limits of any insurance coverage available, in which event there could be a material adverse effect on the owner and the operator of the vessel involved in the spill.

     The Oil Pollution Act, like CERCLA, requires owners and operators of all vessels, whether or not the vessels carry oil as cargo, to establish and maintain with the Coast Guard evidence of insurance or of qualification as a self-insurer or other evidence of financial responsibility sufficient to meet their potential strict liability limit under the Oil Pollution Act. Owners or operators of tankers operating in United States waters must file vessel response plans with the Coast Guard, and their tankers must operate in compliance with their Coast Guard approved plans. These response plans must, among other things:

     o identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a "worst case" discharge;

     o    describe crew training and drills;

     o identify a qualified individual with full authority to implement removal actions; and

     o describe mitigation and response actions. The Owners will ensure that the vessels have response plans approved by the Coast Guard.

     The Oil Pollution Act specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and many states have enacted legislation providing for unlimited liability for oil spills. In some cases, states which have enacted legislation have not yet issued implementing regulations defining tanker owners' responsibilities under these laws. Additionally, under the Oil Pollution Act the liability of responsible parties, United States or foreign, with regard to oil pollution damage in the United States is not preempted by any international convention.

     The Oil Pollution Act expressly provides that individual states are entitled to enforce their own pollution liability laws, even if inconsistent with or imposing greater liability than the Oil Pollution Act. There is no uniform scheme among the states. Some states have the Oil Pollution Act-like schemes for limiting liability to various amounts, other states rely on fault-based remedies under common law, while still other states impose strict and unlimited liability on an owner or operator. In addition, some states also have established their own requirements for financial responsibility. Compliance with and violation of state regulations, and the liabilities imposed thereunder, may have a material adverse effect on the business and the operations of the Owners and therefore us, and any charterer of the vessels.

International Maritime Organization

     The IMO, a specialized agency organized in 1958 by the United Nations in which over 100 countries are members, provides international regulations and practices affecting shipping and international trade and encourages the adoption of standards of safety and navigation. During the last 35 years, the IMO has initiated over 700 resolutions and 30 major conventions and protocols. All IMO agreements must be ratified by the individual member states.

     In May 1996, the IMO adopted a draft International Convention on Liability and Compensation for Damage in Connection with the Carriage of Hazardous and Noxious Substances by Sea (the "HNS Convention"). The HNS Convention was open for signature until October 1, 1997.

     As of June 1, 1999, there were eight signatories to the HNS Convention, none of whom have ratified the Convention. The HNS Convention establishes a uniform international legal regime to ensure prompt and adequate compensation to victims of spills and release of hazardous and noxious substances ("HNS") from vessels. HNS are defined broadly by reference to various IMO codes and lists and include approximately 6,000 bulk and packaged substances.

     Damages recoverable under the HNS Convention include personal injury and death, property damage outside the ship, environmental damage, and preventive measures. The HNS Convention excludes damage for oil that is covered by the International Convention on Civil Liability for Oil Pollution Damage of 1969 ("CLC"), as amended by the 1992 Protocol, which entered into force May 30, 1996. There are two tiers of liability under the HNS Convention. The first tier is strict shipowner liability that must be guaranteed by compulsory insurance or some other financial guarantee. Limits of liability under the first tier are based on tonnage: (1) for vessels less than 2,000 gross tons, the limit of liability is 10 million Special Drawing Rights ("SDRs"). A SDR is defined by the International Monetary Fund on the basis of a basket of currencies. The exchange rate in effect on May 28, 1999 for the dollar equivalent of the SDR was approximately 1.34; (2) for vessels greater than 2,000 gross tons but less than 50,000 gross tons the limit of liability allows an additional limit of 1,500 SDRs per ton above 2,000; and (3) for vessels with a gross tonnage in excess of 50,000 the limit of liability allows an additional 360 SDRs per ton up to a maximum of 100 million SDRs. For example, at $1.39 per SDR, a 100,000 gross ton vessel would have a limit of liability under the HNS Convention of approximately $139,000,000. The second tier of liability under the HNS Convention is an international fund (the "HNS Fund"), which will pay compensation for damages that exceed the vessel owner's liability limit or if the vessel owner is not liable or is otherwise unable to meet its first tier liability obligations. Total liability under the first and second tiers is limited to 250 million SDRs. A vessel owner loses its right to limit liability under the HNS Convention if it is proved that the damage resulted from the personal act or omission of the owner, committed with the intent to cause the damage, or recklessly and with knowledge that the damage would probably result.

     The HNS Fund will be composed of several accounts. There will be a separate account for: (1) liquefied natural gas ("LNG"); (2) LPG; and (3) oil. These industries will contribute to the HNS Fund by receivers and importers of HNS in a contracting state, with the exception of the LNG account. In the case of the LNG industry, the cargo titleholder will pay contributions to the LNG account immediately prior to discharge in a contracting state. Collections and payments from contributors will be managed by the HNS Fund, and contributors will be sent an invoice annually. The amount of the levy will be determined primarily by the claims submitted to the HNS Fund the preceding year and the volume of HNS the contributor imported. Initial contributions will also be required to capitalize the HNS Fund and cover administrative costs. In addition to the special HNS Fund accounts, there will be a general account to provide compensation for damage from any HNS not falling within the HNS separate accounts.

     Outside the United States, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the CLC Convention. Under the CLC, an oil tanker's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by a discharge of oil, subject to certain defenses and limits. The current limit for a ship not exceeding 5,000 gross tons is 3.0 million SDRs and, for each additional tonne on a larger vessel, an additional 420 SDRs, up to a maximum of 59.7 million SDRs. For example, at $1.39 per SDR, the maximum liability is approximately $83 million. Vessels trading to contracting states must establish evidence of insurance covering the limit of liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to


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

the CLC. On March 6, 1992, the IMO adopted regulations which set forth new and upgraded requirements for pollution prevention for tankers. These regulations went into effect on July 6, 1995. Each vessel will be required to comply with the IMO regulations.

     The IMO continues to review and introduce new regulations on a regular basis. It is impossible to predict what additional regulations, if any, may be passed by the IMO, whether those regulations will be adopted by member countries and what effect, if any, those regulations might have on the operation of the vessels.


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



                  THE COMPANY, THE MANAGER AND THE STOCKHOLDERS

     Navigator Holdings is an Isle of Man public limited company which beneficially owns 100% of our capital stock. We are an Isle of Man public limited company that has been incorporated solely for the purpose of issuing the notes, lending the net proceeds of the notes to the Owners and entering into and performing its obligations under the Letter of Credit Reimbursement Agreement. Navigator Gas Transport owns 100% of each Owner. Each Owner has been incorporated as an Isle of Man private limited company. The Manager, an affiliate of Cambridge Gas through common ownership, is an Isle of Man private limited company, 44% of which is owned by Cambridge Holdings, L.L.C.

THE STOCKHOLDERS OF NAVIGATOR HOLDINGS

     The stockholders of Navigator Holdings include entities that, severally but not jointly, will provide all the critical services during the required construction period, and entities, other than Tractebel Gas Engineering, which have been or will be responsible for the establishment of contract specifications and the future employment and ongoing operations of the vessels.

These entities include:

          o Cambridge Gas Transport Corporation. Cambridge Gas is owned 44% by Cambridge Holdings, L.L.C. Cambridge Holdings, together with its affiliates are engaged in the business of providing investment and advisory services to major shipping, energy service and oil companies worldwide, as well as acquiring, owning, financing and managing vessels for its own account and offering these vessels for use by third party charterers. Cambridge Holdings enjoys strong relationships with ship brokers located in London, Tokyo, Oslo and the United States, with major oil companies, with Far Eastern shipyards and with leading international maritime transportation companies. In addition, Cambridge Holdings has expertise in related areas such as commercial arrangements including contracts of affreightment and pooling arrangements, time and bareboat charters, as well as in financial management and operations. Cambridge Holdings is headquartered in New York.

          o GEBAB. GEBAB is a privately-owned German investment house specializing in ship finance, shipowning and other shipping services through its affiliates. GEBAB has assigned its shares of stock in Navigator Holdings to Martime Asia through a novation agreement to the stockholders agreement between GEBAB and Martime Asia dated October 19, 1998. Martime Asia is not presently the registered stockholder of Navigator Holdings. Martime Asia, an affiliate of GEBAB, will be responsible for the technical supervision of the construction of the vessels, pre-delivery technical management and the ongoing technical management of the vessels after delivery from the builders. GEBAB's affiliate, MarLink, will seek to negotiate, on behalf of the Owners, contracts of affreightments, spot charters and occasional time charters to provide a balanced mix of employment for the vessels. GEBAB, together with a German shipowner, Hartmann Schiffarts GmbH also owns a major stake in GasChem Services GmbH and Co., KG. GasChem Services is a well-established commercial management company that currently manages for various owners a pool of 18 gas carriers ranging in size from 4,000 cbm to 8,000 cbm capacity, of which thirteen have ethylene capacity. See "Business-Marketing and

     Commercial Management--Commercial Management Agreement" and
     "--Operations-Technical Management Agreement."

          o Tractebel Gas Engineering. Tractebel Gas Engineering is an indirect subsidiary of Tractebel S.A., a major Belgian public company engaged in the utility and engineering industries. Tractebel Gas Engineering is a world leader in the engineering, design and construction of gas storage and transportation plants and equipment. In addition, it manufactures port facilities for the off-loading and receiving of liquefied gases, gas liquefication and handling systems, chemical and gas plants for installation on carriers, storage facilities for liquefied gases and chemicals, gas bottling plants, gas terminals and metering stations, vaporization, transmission lines and compressor stations and package plants for recovery of products from associated gases. Tractebel Gas Engineering is a leading provider of turnkey operations. Tractebel Gas Engineering will design the complex gas plants to be utilized on the Owners' vessels. Tractebel Gas Engineering will also supervise the construction and erection of the vessels' gas plants through its permanent office in Shanghai. Since 1980, Tractebel Gas Engineering has been involved in the installation of gas plants for 41 gas carriers, 23 of which are ethylene-capable. Tractebel Gas Engineering will act as a subcontractor to Jiangnan under each building contract and will be responsible for supplying materials for construction of the gas plant and supervising its installation. Tractebel Gas Engineering has acquired or is acquiring shares of capital stock of Navigator Holdings solely because of its role as a subcontractor.

          o Arctic Gas S.A. Arctic Gas is part of the Cryofin Group. Cryofin is a shipbuilding group responsible for the original design and engineering specifications for the vessels. Over the last 50 years, Cryofin has designed, built and partly operated more than 40 gas carriers of various types, including the first vessel designed to carry LPG.

          o Xenon Shipping Inc. Xenon Shipping is a wholly-owned subsidiary of Cambridge Gas.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The Manager

     The following table sets forth the name, age and principal position with the Manager of each of its executive officers and directors:

Name                            Age     Position with Manager     Appointed
----                            ---     ---------------------     ---------
Bjorn Q. Aaserod..............  42      Director and Chairman     July 1997
Nunzio C. Li Pomi.............  42      Director and Secretary    July 1998
Shaun F. Cairns...............  50      Director                  October 1998
Kenneth L. Columbia...........  41      Director                  July 1997

     Each director will serve until he resigns or is removed by a resolution of the stockholders. Officers are appointed by the board of directors and will serve until they resign or are removed by the board of directors.

     Bjorn Q. Aaserod has broad experience in the shipping, finance and industrial sectors. Mr. Aaserod joined Cambridge in 1995. Prior to that he acted as a consultant to major investment banking firms. Among his other positions, he has been chairman and chief executive officer of publicly-quoted MG Industries and has held several directorships in other public corporations. Mr. Aaserod has close relationships with the major oil companies, first-class shippers and Far Eastern shipyards.

     Nunzio C. Li Pomi has experience in accounting and securities. Mr. Li Pomi is presently serving as the Controller of Cambridge Fund Management LLC. From 1996 to 1998, Mr. Li Pomi was a Vice-President of Cambridge Partners LLC, an investment bank, where he assisted in the management of shipping assets and assisted the controller. Mr. Li Pomi has been a director of Golden State Petroleum Transport PLC. He received his degree in accounting from the College of Staten Island.

     Shaun F. Cairns has broad experience in accounting and tax matters. Mr. Cairns has been a chartered accountant since 1976. From 1993 to the present, Mr. Cairns has served as the Chief Executive Officer of Wychwood Trust Limited, a company which specializes in taxation and corporate services. From 1976 to 1993, Mr. Cairns was employed by the Anglo American and De Beers Groups. He was educated at St. Andrews College, Grahamstown and the University of Witwatersrand, South Africa. He is and has been a member of the Society of Trust and Estate practitioners since 1995.

     Kenneth L. Columbia has a background as a tanker broker trading gases, petrochemicals, and other products, and as a vessel operations specialist with tankers, gas carriers and dry cargo vessels. Mr. Columbia has 20 years experience in transportation-related positions and extensive administrative and managerial experience in shipping. Mr. Columbia's prior positions include working at Xenon Shipping AS, JLM Industries, Inc., Nederkoorn (USA) Inc., and Colonial Marine Inc.

GEBAB

     The following table sets forth the name, age and principal position with GEBAB of each of its executive officers and directors:

Name                                                  Age     Position
----                                                  ---     --------
Stefan-Mathias Pahl.........................          40      Director
D. Jeffrey Phillips.........................          46      Director

     Stefan-Mathias Pahl has worked with various shipping companies. In 1986, Mr. Pahl joined the shipbroker, Interfrete Afretamentos Ltda., in Brazil as managing director and shareholder. In 1990, Mr. Pahl joined Tankreederei Ahrenkiel GmbH, Hamburg as managing director in charge of all tanker activities. At Ahrenkiel, Mr. Pahl arranged a pool of 15 gas carriers ranging from approximately 4,000 to 8,000 cbm that was managed by GasChem Services.

     D. Jeffrey Phillips has twenty-one years of marine management experience in Europe, Canada, the United States and Asia. He spent two years as managing director of Ahrenkiel Shipping (HK) Ltd., responsible for the technical and commercial management and new building of 18 vessels. Between 1969 and 1981, Mr. Phillips worked for various companies including Trundle Scott Shipping Company, Ltd., United States Lines, London, Furness Withy Chartering Limited, London, and Van Ommeren B.V., London. From 1981 to 1990 Mr. Phillips worked as general manager for Canadian Pacific Ships. In 1990 he became vice president at Turecamo Maritime.

Navigator Holdings

     Navigator Holdings has no and will have no employees involved in the management of the Owners' vessels. The following table sets forth the name, age and principal position with Navigator Holdings of each of its executive officers and directors:

Name                        Age     Position with Manager         Appointed
----                        ---     ---------------------         ---------
Shaun F. Cairns........     50      Director and Secretary        October 1998
Kenneth L. Columbia....     41      Director                      July 1998
Audun Krohn............     55      Director                      May 1999
Nunzio C. Li Pomi......     42      Director                      September 1998

     Officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.

     Audun Krohn is currently the President Director General of Baltic Finance SA and the Managing Director of Arctic Gas SA. Mr. Krohn received his law degree from the University of Oslo and his Masters in Business Administration from Insead.

Navigator Gas Transport

     We have no and will have no employees involved in the management of the vessels. The following table sets forth the name, age and principal position of each of our executive officers and directors:

Name                        Age     Position with Manager         Appointed
----                        ---     ---------------------         ---------
Nunzio C. Li Pomi.......    42      Director, Principal           September 1998
                                    Executive Officer,
                                    Principal Financial
                                    Officer, and Principal
                                    Accounting Officer
Shaun F. Cairns.........    50      Director and Secretary        October 1998
Kenneth L. Columbia.....    41      Director                      September 1998

     Our officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.


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



The Owners

     No Owner has or will have any employees involved in the management of their vessels. The following table sets forth the name, age and principal position with each Owner of each of its executive officers and directors:

Name                     Age    Position with Manager          Appointed
----                     ---    ---------------------          ---------
Nunzio C. Li Pomi......  42     Director, Principal            September 1998
                                Executive Officer, Principal
                                Financial Officer, Principal
                                Accounting Officer and
                                Secretary
Shaun F. Cairns........  50     Director                       October 1998
Kenneth L. Columbia....  41     Director                       July 1998


     Officers are appointed by the Board of Directors and will serve until they resign or are removed by the Board of Directors.

                     COMPENSATION OF EXECUTIVE OFFICERS AND
                            DIRECTORS OF THE COMPANY

     Our executive officers and directors have not entered into any arrangement to receive compensation for services rendered in their respective capacities with the exception of Shaun Cairns, our Secretary, who is paid according to the amount of time spent on our business. To date, Mr. Cairns has received approximately $18,000 for his services.

                             PRINCIPAL STOCKHOLDERS

     All of our issued and outstanding capital stock is beneficially owned by Navigator Holdings. The following table sets forth information as of the date of this prospectus, concerning the beneficial ownership of the ordinary shares of common stock of Navigator Holdings by (1) the only persons known by Navigator Holdings' management to own beneficially more than 5% of the issued ordinary shares of the common stock of Navigator Holdings, (2) each of Navigator Holdings' directors and executive officers, and (3) all directors and executive officers of Navigator Holdings as a group. The stockholders of Navigator Holdings obtained equity interests in Navigator Holdings through the Equity Financing described below, which was consummated at the time of the closing of the offerings of the old notes.

                                                                PERCENT OF
NAME OF BENEFICIAL OWNER                  NUMBER OF SHARES    ORDINARY STOCK(a)
------------------------                  ----------------    ---------------
Cambridge Gas................................ 1,110,200             55.5%
GEBAB........................................   200,000(b)          10.0
Arctic Gas...................................   200,000             10.0
Tractebel Gas Engineering....................   200,000             10.0
Xenon Shipping...............................   200,000             10.0
All executive officers and
  directors as a group (4 persons)...........         0                0%


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

------------

(a) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment power with respect to all common stock of Navigator Holdings, as ordinary shares, shown as beneficially owned by them.

(b) Shares transferred but not yet registered to Martime Asia pursuant to a novation agreement to the Stockholders Agreement between GEBAB and Martime Asia dated October 19, 1998.

THE EQUITY FINANCING

     On the date of issuance of the old notes, the following occurred:

     o Cambridge Gas was issued 1,200,000 shares of Navigator Holdings common stock in exchange for acting as arranger and for management services to be performed by the Manager as agent of Cambridge Gas prior to the delivery date of each vessel pursuant to the Management Agreement. Cambridge Gas also made cash contributions to Navigator Holdings of $10,000.

     o Arctic Gas was issued 200,000 shares of Navigator Holdings common stock in exchange for vessel design services contributed to Navigator Holdings with a cost basis of $10.0 million.

     o GEBAB was issued 200,000 shares of Navigator Holdings common stock in exchange for services contributed to Navigator Holdings during the pre-delivery period pursuant to the Technical Supervision Agreement dated August 7, 1997 and for services to be contributed during the first six years of the operation of the vessel, under the Technical Management Agreement dated August 7, 1997. GEBAB has provided services with a cost basis of $1.0 million to the Company.

     o Xenon Shipping was issued 200,000 shares of Navigator Holdings common stock in exchange for a cash contribution to Navigator Holdings in the amount of $9.3 million. On September 17, 1998 Cambridge Gas acquired 100% of Xenon Shipping, Inc.

     o Tractebel Gas Engineering was issued 200,000 shares of Navigator Holdings common stock in exchange for a cash contribution to Navigator Holdings in the amount of $10.0 million and payment by Tractebel Gas Engineering to acquire the Tractebel Gas Engineering Performance Bond with a cost basis of $650,000.


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

     The value assigned to the components of the Equity Financing may not accurately reflect the true value thereof for the purpose of valuing Navigator Holdings.

     Cambridge Gas, GEBAB, Xenon Shipping and their affiliates, the "Designated Owners," have agreed not to dispose of their shares of stock in Navigator Holdings if any notes are outstanding, except that they may sell a portion of their stock, if after the sale, the stock held by the Designated Owners, either directly or indirectly, represents more than 50% of the total voting power of the voting stock of Navigator Holdings and more than 50% of the equity interests in Navigator Holdings.

STOCKHOLDERS AGREEMENT

     Navigator Holdings and its stockholders of record are parties to a stockholders agreement, dated as of August 1, 1997, which contains various restrictions on the transfer of stock owned by the stockholders. Cambridge Gas has a right of first refusal to purchase any shares which one or more of the other stockholders propose to sell. The agreement provides that certain stockholders continue to hold a specified minimum number of shares for a certain period of time. Tractebel Gas Engineering has agreed not to dispose of its stock in Navigator Holdings except to an affiliate of Tractebel Gas Engineering prior to the expiration of the warranty period of the last vessel to be delivered. The other stockholders have the right, in the event Cambridge Gas sells all or any portion of the stock it holds in Navigator Holdings, to require Cambridge Gas to purchase a proportionate amount of Navigator Holdings stock from the other stockholders as the number of shares it is selling. The agreement contains provisions which prevent the Designated Owners from reducing their aggregate interest in Navigator Holdings to less than a majority interest.

                              CERTAIN TRANSACTIONS

THE MANAGER

     Each of the Owners has entered into the Management Agreement under which the Manager will manage each Owner's commercial and technical operations. These operations include providing administrative services, causing the compliance of the Owners' covenants in the indentures and monitoring Martime Asia's performance under the Technical Supervision Agreement and Technical Management Agreement and monitoring MarLink's performance under the Commercial Management Agreement. The Manager will receive a fee of $30,000 per annum for each vessel prior to the delivery date for the vessel and $120,000 per vessel per annum from and after the delivery date for the vessel. Prior to the delivery date for the first vessel, the Manager will be responsible for the payment of the fees and expenses of the trustees and the collateral agent. See "Business--Marketing and Commercial Management." In addition, the Manager will oversee during the pre-delivery period all aspects of the vessels' construction on behalf of the Owners. The cost of these services, which will be $4.0 million, will be contributed to Navigator Holdings as and when performed. One million dollars of the cost of these services has been paid and the balance of $3.0 million will be reorganized as future services comprising 30 months' new building supervisor fees and a reduction in the technical management fees over six years.

GEBAB

     On July 31, 1997, Navigator Holdings assigned to the Manager, acting on behalf of each Owner, the rights of Navigator Holdings under the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement. As of October 19, 1998, GEBAB assigned its obligations under these agreements to its affiliates, Martime Asia and MarLink. Under the Technical Supervision Agreement, Martime Asia will supervise the construction of the vessels. See "Business--Construction Period--Technical Supervision Agreement." Under the Technical Management Agreement, Martime Asia will provide and supervise the crew for each vessel, supervise and maintain the technical management of each vessel, arrange for all insurance policies for each vessel, provide accounting services for each vessel, arrange for the supply of provisions for each vessel, including bunker fuel, and provide for the operation of each vessel. See "Business--Marketing and Commercial Management--Commercial Management Agreement" and "--Operations--Technical Management Agreement." Under the Commercial Management Agreement, MarLink will advertise and promote each vessel, prepare and negotiate all contracts of affreightment and/or charters for each vessel, administer all agreements, calculate demurrage and laytime expenses and coordinate claims with the P&I Clubs. See "Business--Marketing and Commercial Management Agreement--Commercial Management Agreement."

STOCKHOLDERS

     On the date of initial issuance of the old notes, (1) GEBAB received $1.0 million for marketing and other services in connection with the financing of the Owners' vessels during their construction, (2) Xenon Shipping AS received $1.0 million to market the vessels during their construction and (3) Xenon Shipping, Inc. received a brokerage commission from the builders in the amount of $9.3 million. On September 1, 1997, Tractebel Gas Engineering received the second installment of the purchase price in the amount of $2.4 million per vessel payable under the building contracts. Upon delivery of each vessel, Tractebel Gas Engineering will receive $100,000 per vessel for modifications made to the gas plants within the vessels, as amended to the building contracts.

UK LEASE

     As a component of a UK Lease (as defined), the Owners, or lessees under full payout leases, may enter into either hire purchase agreements or conditional sale contracts with UK Lessors under which the UK Lessors will initially pay an amount equal to substantially all of the purchase price for each of the related vessels and which grants the UK Lessors a right of possession in respect of the vessels. Each hire purchase agreement or conditional sales contract will provide that the related Owner will, unless the related UK Lessor fails to exercise its option in the case of an hire purchase agreement or otherwise elects in the case of a conditional sales contract, pass title to the related vessel to the related UK Lessor after the passage of an agreed upon period of time after the delivery of the vessel or following any early termination of the related bareboat lease at which time the remainder of the purchase price for the vessel will be paid. Other than as described above, a UK Lessor will have no right to acquire title to the related vessel.

     Each UK Lessor will be required to acknowledge the rights of the collateral agent in the related vessel and any income and proceeds therefrom as provided in the related mortgage and in the Intercreditor Agreement or otherwise agree to respect the rights, pursuant to an intercreditor or coordination agreement. The Owners and the collateral agent will acknowledge to the related UK Lessors that they will (1) not vary provisions of the related mortgages relating to certain rights as to the disposition of insurance proceeds and (2) give the UK Lessors notice of any defaults under the mortgages and the right to cure such defaults, except that the rights of cure will not be available if the related Owners are subject to bankruptcy or insolvency proceedings and will be available for only a single period of 90 days.

     As a further component of a UK Lease, each UK Lessor will in turn lease the related vessel back to the related Owner under a separate, full payout bareboat lease for the vessel. It is anticipated that each Owner will pay to a subsidiary of another major UK Bank (each, a "Defeasance Bank") a sum of money, and that the Defeasance Bank will, in consideration of such payment, assume, up to specified limits of liability, the payment obligations of the Owner under the related bareboat lease. To the extent that the payment obligations under a bareboat lease are assumed by the Defeasance Bank, the related Owner will be released from those obligations; except that each Owner will remain liable under its bareboat lease for payment obligations in excess of the obligations that are defeased.

     It is anticipated that the vessels will be chartered by the Owners to a shipping company or a subsidiary of Navigator Holdings pursuant to either bareboat or time charters. It is a requirement of UK tax law that while the vessels are leased by UK Lessors the leasing arrangements must continue for a period of 10 years and each lessee must be a company which (1) is liable for UK corporate tax in respect of its profits from the related vessel and (2) uses the vessel for the purposes of that company's non-leasing trade or charters the particular vessel in the manner that satisfies the UK legislation relating to the availability of depreciation allowances for the UK Lessors.

     As a precondition to any Owner entering into a UK Lease, any rating agency then rating the notes must confirm to the trustees in writing that entering into the UK Lease will not result in a ratings decline with respect to the notes.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

     The new First Priority Notes will be issued, and the old First Priority Notes were issued, pursuant to an indenture, dated as of August 1, 1997 (the "First Priority Indenture"), among us, as issuer, the Owners and United States Trust Company of New York, as First Priority Trustee. The new Second Priority Notes will be issued, and the old Second Priority Notes were issued, pursuant to an indenture, dated as of August 1, 1997 (the "Second Priority Indenture"), among us, as issuer, the Owners and The Chase Manhattan Bank, as Second Priority Trustee. The First Priority Indenture and the Second Priority Indenture are collectively referred to herein as the "indentures," and the First Priority Trustee and the Second Priority Trustee are collectively referred to herein as the "trustees." Navigator Gas Transport, the Owners, Navigator Holdings, the trustees, the issuer of the letter of credit and United States Trust Company of New York, as collateral agent, are all parties to a collateral agency and Intercreditor Agreement, dated as of August 1, 1997. Copies of the indentures, the Intercreditor Agreement and the other Security Agreements will be available as set forth under "Where You Can Find More Information." The following summary of the material provisions of the notes, the indentures and the Security Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the notes, the indentures and the Security Agreements, including the definitions of terms used therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. For more complete information, you should obtain and review these documents.

UNITS AND WARRANTS

     The old Second Priority Notes were issued in units together with warrants entitling the holder to purchase shares of common stock of Navigator Holdings. Following the exchange offer the new Second Priority Notes and the warrants will trade separately. Each unit consists of one Second Priority Note and 7.66 warrants entitling the warrant holder to purchase one share of common stock per warrant at an exercise price of $.01 per share, subject to adjustment.

EXCHANGE

     The new notes have been registered under the Securities Act and, accordingly, will not be subject to certain restrictions on transfer applicable to the old notes. The new First Priority Notes have terms and conditions identical in all material respects to those of the old First Priority Notes, and the new Second Priority Notes have terms and conditions identical in all material respects to those of the old Second Priority Notes, except that the new notes are


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

registered under the Securities Act, and the old notes are subject to certain restrictions on transfer and are entitled to the benefit of the registration rights agreement. Accordingly, unless specifically stated to the contrary, the following description of the new notes applies equally to the old notes and the new notes. The new First Priority Notes and the old First Priority Notes will be treated as one series for purposes of the First Priority Indenture, and the new Second Priority Notes and the old Second Priority Notes will be treated as one series for purposes of the Second Priority Indenture. The statements under this section relating to the old notes, the new notes and the indentures are summaries of the material terms, but do not purport to be a complete description, of the indentures, the old notes or the new notes.

TERMS OF THE NEW NOTES

     Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal, and, to the extent permitted by law, on overdue installments of interest will accrue at 1% per annum in excess of the stated rate for each series of notes. The new notes will be issued only in fully registered form, without coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The new notes may be presented for registration of transfer and exchange at the offices of the applicable registrar. Initially, the trustee under an indenture will act as paying agent and registrar with respect to the new notes of the related series.

First Priority Notes

     The new First Priority Notes and any untendered old First Priority Notes will be secured obligations of ours will be limited to an aggregate principal amount of $217,000,000 and will mature on June 30, 2007. The new First Priority Notes and any untendered old First Priority Notes are guaranteed jointly and severally by the Owners. See "--Guarantees." The new First Priority Notes and any untendered old First Priority Notes and the guarantees will be secured by the collateral and will have the benefit of the letter of credit. See "--Security."

     The new First Priority Notes and any untendered old First Priority Notes will bear interest at a rate of 10 1/2% per annum from the date of initial issuance of the old notes until the principal of the old notes is paid or made available for payment. Interest on the new notes will be payable semi-annually on June 30 and December 31 of each year, commencing December 31, 1999 to the person in whose name the relevant new First Priority Note or the untendered old First Priority Note is registered at the close of business on the preceding June 15 or December 15, as the case may be. The exchange of old notes for new notes will not cause any interruption in the payment of interest.

Second Priority Notes

     The new Second Priority Notes and any untendered old Second Priority Notes will be secured obligations of ours limited to an aggregate principal amount of $87,000,000, plus up to $20.9 million of additional Second Priority Notes that may be issued instead of paying cash interest as described below, and will mature on June 30, 2007. The new Second Priority Notes and any untendered old Second Priority Notes are guaranteed jointly and severally by the Owners. See "--Guarantees." The new Second Priority Notes and any untendered old Second


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

Priority Notes and the guarantees will be secured by the collateral and, under certain circumstances, the new Second Priority Notes and any untendered old Second Priority Notes will have the benefit of the letter of credit. See "--Security."

     The new Second Priority Notes and any untendered old Second Priority Notes will bear interest at a rate of 12% per annum from the date of initial issuance of the old notes until the principal of the old notes is paid or made available for payment. Interest on the new notes will be payable in cash semi-annually on June 30 and December 31 of each year, commencing December 31, 1999 to the person in whose name the relevant new Second Priority Exchange Note or the untendered old Second Priority Note is registered at the close of business on the preceding June 15 or December 15, as the case may be. On any interest payment date following the delivery of the first vessel, if we cannot pay all accrued and unpaid interest on both the new Second Priority Notes and any untendered old Second Priority Notes by applying cash in the Revenue Account, then we may pay the interest through the issuance to the holders of the new Second Priority Notes and any untendered old Second Priority Notes of additional new Second Priority Notes having an aggregate principal amount equal to the deficiency in cash available to pay interest. We may not issue more than $20.9 million in aggregate principal amount of additional Second Priority Notes.

REDEMPTIONS

Optional Redemption

     Except as set forth below, we do not have the option to redeem the new notes prior to June 30, 2002. On and after that date, we may redeem the new First Priority Notes and the new Second Priority Notes, in whole or in part, at any time or from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by first-class mail to the registered address of each noteholder, at the redemption prices set forth in the table below (expressed as a percentage of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date):

If Redeemed During the 12-Month Period Commencing on                     Redemption Price
June 30 of the Years Set Forth Below:                     First Priority Notes   Second Priority Notes
-------------------------------------                     --------------------   ---------------------
         2002                                                     105.75%                106.00%
         2003                                                     103.50                 104.00
         2004                                                     101.75                 102.00
         2005 and thereafter                                      100.00                 100.00

     At any time and from time to time prior to June 30, 2000, we may redeem in the aggregate up to 35% of the original principal amount of each series of notes, on a pro rata basis, with the proceeds of one or more public equity offerings of Navigator Holdings (with the cash proceeds thereof to the extent actually contributed to Navigator Gas Transport) following which there exists a public market, at a redemption price (expressed as a percentage of principal amount) of 110.5% (in the case of the new First Priority Notes) and 112% (in the case of the new Second Priority Notes), plus in each case accrued interest to the redemption date, subject to the


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

right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. At least $100 million aggregate principal amount of new First Priority Notes and any untendered old First Priority Notes and $45 million aggregate principal amount of new Second Priority Notes and any untendered old Second Priority Notes must remain outstanding after each redemption.

     Other than as set forth in the previous paragraph, the First Priority Indenture will prohibit us from redeeming at our option any Second Priority Notes while the First Priority Notes are outstanding.

Mandatory Redemption upon the Occurrence of Certain Events

     If an Owner elects to terminate its building contract for its vessel because of a material breach by the builders, including a failure to pay liquidated damages for any delay in the delivery of the vessel, the new notes of each series will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the principal amount of the notes allocated to the vessel and for each other vessel that has not been accepted by its Owner as of the date of the termination, at a redemption price equal to 100% of the principal amount of the notes allocated to the vessels plus accrued and unpaid interest to and including the date of redemption, subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date, upon the earlier to occur of (1) the receipt of the refund amount for the related building contracts and (2) 60 days after the termination of the building contracts by the affected Owners.

     If a vessel is subject to total loss, the new notes of each series will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the principal amount of the notes allocated to the particular vessel, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date, upon the earlier to occur of (1) the receipt of the insurance proceeds received for such total loss and (2) 60 days after such total loss was deemed to have occurred.

     It is possible that we may not have sufficient funds available to effect these redemptions.

Selection and Notice

     Unless otherwise expressly stated, if the new notes are to be redeemed in part, the selection of the new notes to be redeemed will be made by the applicable trustee on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate. In all cases the new notes may be redeemed in multiples of $1,000 only, and subject always to the provisions described above. Any notice of redemption will specify:

     o    the new notes subject to redemption;

     o whether the new notes are to be redeemed in whole or in part, and the aggregate principal amount of the new notes to be redeemed; and


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

     o    the date of redemption.

     Once a new note or portion thereof has been redeemed, interest will cease to accrue on that note as of the redemption date.

Additional Amounts

     All payments of, or in respect of, principal of and any premium and interest on the new notes, and all payments pursuant to the guarantees, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, or interest on any taxes, duties, assessments or other governmental charges of whatever nature ("Taxes"), imposed or levied by or on behalf of, or within, the Isle of Man, or the jurisdiction of incorporation of any successor to us or any of the Owners, or any political subdivision or taxing authority thereof or therein, unless the Isle of Man or the jurisdiction of incorporation of any successor to us or any of the Owners or any such authority requires the Taxes to be withheld or deducted. No Isle of Man law restricts the import or export of capital into the island, and no Isle of Man law restricts the right of Isle of Man non-resident Owners to hold the notes.

     In the event that any such authority requires the taxes to be withheld or deducted, we, the Owners or any successor will pay such additional amounts of, or in respect of, principal and any premium and interest on, or payments pursuant to the guarantees ("Additional Amounts") as may be necessary so that the net amount received by each holder of a note, including Additional Amounts, after such withholding or deduction will not be less than the amounts that the holder would have received if such Taxes had not been withheld or deducted. However, no Additional Amounts will be payable for or on account of any of the following events or combination of events:

     o    Taxes that would not have been imposed but for:

     o any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     o any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the holder or beneficial owner of a new note to comply with our request or a request of any of the Owners addressed to the holder (1) to provide reasonable information concerning the nationality, residence or identity of the holder or such beneficial owner or (2) to make any reasonable declaration or other similar claim or satisfy any reasonable information or reporting requirement, which, in the case of (1) or (2), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or governmental charge; or

     o the existence of any present or former connection between the holder, or between a fiduciary, settlor, beneficiary, member or shareholder of, or



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

          possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, and the Isle of Man or any Successor Jurisdiction including any territory or political subdivision of the foregoing, including such holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

     o the presentation of such new note for payment in the Isle of Man or any Successor Jurisdiction or any of their respective territories or political subdivisions, unless such new note could not have been presented for payment elsewhere; or

     o the presentation of such new note more than 30 days after the date on which the payment in respect of such new note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such new note for payment on any day within such period of 30 days.

     No Additional Amounts will be paid with respect to any payment of the principal of or any premium or interest on any such new note or payment pursuant to the guarantees to any holder, including a fiduciary or partnership, to the extent that the beneficial owner would not have been entitled to the Additional Amounts had it been the holder of the new note. We or the relevant Owners will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We or the relevant Owners will furnish to holders of new notes that are outstanding on the date of the withholding or deduction for or on account of Taxes, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing the payment by us or the relevant Owners.

     Whenever there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any new note, any payment pursuant to the guarantees or the net proceeds received from us or the Owners on the sale or exchange of any new note, the mention shall be deemed to include mention of the payment of Additional Amounts provided for in the indentures to the extent that, in the context, Additional Amounts are, were or would be payable pursuant to the indentures.

     We or the relevant Owners will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the new notes or the guarantees or any other document or instrument in relation thereto, or the receipt of any payments with respect to the new notes or guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Isle of Man, any successor jurisdiction or any jurisdiction in which a paying agent is located, except those resulting from or required to be paid in connection with, the enforcement of the new notes or the guarantees or any other document or instrument following the occurrence of any event of default with respect to the new notes, and has agreed to indemnify the holders for any taxes paid by the holders.

Tax Redemption

     If, as a result of any change in or any amendment to the laws, regulations or published tax rulings of the Isle of Man or any successor jurisdiction, or of any political subdivision or taxing authority thereof or therein, or any change in the official administration, application or interpretation of laws, regulations or published tax rulings either generally or in relation to any particular new notes, which change or amendment becomes effective on or after the date of issuance of the old notes or which change in official administration, application or interpretation was not available to the public prior to the date of issuance of the old notes and we or the relevant Owners receives notice of the change and it is determined by us or the relevant Owners that we or the relevant Owners would be required to pay, or that we or the relevant Owners would be substantially likely to be required to pay, any Additional Amounts pursuant to the indentures or the terms of any new note in respect of interest on the next interest payment date, and that the obligation cannot be avoided by us or the relevant Owners taking reasonable measures available to us, then we may, at our option, redeem all, but not less than all, of the new notes in respect of which such additional amounts would be so payable at any time. We must give not less than 30 nor more than 60 days' written notice and pay a redemption price equal to 100% of the principal amount of the notes plus accrued interest to the date fixed for redemption, subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date. No such notice of redemption may be given earlier than 60 days prior to the earliest date on which we or the relevant Owners would be obligated, or substantially likely to be obligated, to pay such Additional Amounts were a payment in respect of the new notes or the guarantees then due, and at the time any such redemption notice is given, the obligation, or substantial likelihood, to pay such Additional Amounts must remain in effect. It is possible that we will not have sufficient funds to effect this redemption.

GUARANTEES

     Payment of the principal of, and any premium and interest on, the new notes, payment to the letter of credit issuer of our obligations under the Letter of Credit Reimbursement Agreement, and our obligations for payment of all sums of money payable under the Security Agreements and performance of all other obligations contained in the indentures and the Security Agreements is fully and unconditionally guaranteed jointly and severally, on a secured basis by each of the Owners. Each of these guarantees is irrevocable and unconditional but limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Owner without rendering such guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness, including guarantees and other contingent liabilities of the applicable Owner, and, depending on the amount of such indebtedness, an owner's liability on its guarantee could be reduced to zero. See "Risk Factors--Ranking of the New Notes and Guarantees" and "--We are subject to fraudulent conveyance statutes that may result in a declaration of insolvency which could interfere with our ability to meet our payment obligations."

SECURITY

     Pursuant to the Intercreditor Agreement, the collateral agent is holding and will hold the collateral in trust for the benefit of the holders of the new notes and any untendered old notes, as well as for the benefit of the letter of credit issuer and the trustees. In addition, pursuant to the Intercreditor Agreement, the collateral agent has or will establish the trust accounts for the deposit and application of funds, as described below under "Trust Accounts" and "Priorities of Payment."

     On the date of initial issuance of the old notes, to secure our obligations under the indentures, the Security Agreements, the Letter of Credit Reimbursement Agreement and the notes, (1) Navigator Holdings pledged to the collateral agent, for the benefit of the holders of the notes, the letter of credit issuer and the trustees, all our issued capital (the "Holdings Pledge"),
(2) we pledged to the collateral agent, for the benefit of the holders of the notes, the letter of credit issuer and the trustees, all the issued capital of the Owners and the Intercompany Note, and (3) we granted a security interest in all of our right, title and interest in the trust accounts and all cash, securities, instruments or other property credited thereto or deposited therein.

     On the date of initial issuance of the old notes, to secure its obligations under its guarantee and under the Security Agreements, each Owner granted to the collateral agent, for the benefit of the holders of the notes, the letter of credit issuer and the trustees, a security interest in all its right, title and interest in the following assets and documents:

     o    the building contract for its vessel;

     o    the Technical Supervision Agreement;

     o the building contract guarantee for its vessel and the performance bonds;

     o    the Technical Management Agreement;

     o    the Commercial Management Agreement;

     o the trust accounts and all cash, securities, instruments or other property credited thereto or deposited therein;

     o all monies and securities, including temporary cash investments, paid to or deposited with, or required to be paid to or deposited with, the collateral agent by or for our account or such Owner, or otherwise pursuant to the terms of any Security Agreement;

     o    the Management Agreement;

     o all rights of the Owner to receive payments of any kind, to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents or instruments;

     o any and all assets of the Owner whether now owned or hereafter acquired; and

     o all income, payments, proceeds, rights and claims, resulting from or arising out of the foregoing.

     On the delivery date of each vessel, the related Owner will grant to the collateral agent, for the benefit of the holders of the notes, the letter of credit issuer and the trustees, a security interest in all of the particular Owner's right, title and interest in the following assets and documents acquired by the Owner after the date of issuance of the old notes:

     o its vessel in accordance with the terms and conditions of the related mortgage;

     o all earnings and insurance policies in respect of the particular vessel;

     o all the charterhire, tolls, rents, issues, profits, products, revenues and other income, including insurance and warranty proceeds, from the property subject to, or required to be subject to, the lien under the mortgage, and all the estate, right, title and interest of the Owner in and to the same and every part of the property;

     o all requisition proceeds and insurance proceeds with respect to its vessel or any part thereof, to the extent of the collateral agent's interest therein as mortgagee of the vessel pursuant to the related mortgage; and

     o all income, payments, proceeds, rights and claims, resulting from or arising out of the foregoing.

     The holders of the notes, the letter of credit issuer and the trustees, for fees owed, will have an equal and ratable interest in the collateral, subject to the priority of payment described below under "--Application of Proceeds Following an Event of Default." If insurance proceeds are payable for a total loss of any vessel, the trustees will instruct the collateral agent to release the lien on the vessel and the related collateral and the related Owner from all of its obligations under its guarantee upon receipt by the collateral agent of the total loss payment for the vessel. In connection with the termination by an Owner of the related building contract because of a material breach by the builder and the termination of the building contracts for each other vessel that has not been accepted by its Owner as of the date of termination, the trustees will instruct the collateral agent to release the liens on the building contracts and the related collateral and to release the related Owners from their obligations under their guarantees upon receipt by the collateral agent of the rescission amounts for the vessels.

INTEREST DRAWS ON THE LETTER OF CREDIT

     On the date of initial issuance of the old notes, the letter of credit was issued by the letter of credit issuer in favor of the collateral agent for the benefit of the holders of the notes and the trustees. Interest draws under the letter of credit are not available until after the delivery date of the first vessel. Three business days prior to each interest payment date thereafter, the collateral agent will determine if there are sufficient funds in the Revenue Account to pay the interest due on the notes or if a note interest shortfall exists. If a note interest shortfall exists, the collateral agent will make an interest on the letter of credit in an amount equal to the lesser of (1) the note interest shortfall, less any portion of the note interest shortfall attributable to interest payable pursuant to a Registration Default, and (2) the maximum amount available under the letter of credit. No later than the business day prior to an interest payment date, the letter of credit issuer will remit the draw amount to the collateral agent and the collateral agent will deposit the amount into the Letter of Credit Account.

     Under the terms of the Letter of Credit Reimbursement Agreement and the Intercreditor Agreement, the collateral agent is not permitted to make an interest draw to pay interest on the new Second Priority Notes until and unless we shall have, prior to or on the date of the interest draw, issued additional new Second Priority Notes in an aggregate principal amount of $20.9 million to cover previous or concurrent shortfalls in cash available in the Revenue Account to pay interest on the new Second Priority Notes. On the first business day of each calendar month:

     o    subject to the prior payment of any required:

          (a)  Monthly Operating Deposit and

          (b) Manager's Fee, if the date is also a Management Fee Payment Date, available cash in the Revenue Account will be paid to satisfy unpaid fees under the letter of credit and all accrued and unpaid interest on all outstanding draws under the letter of credit and to the repayment, to the extent of remaining funds, of all working capital draws outstanding on that date and then all interest draws outstanding; and

     o if the date is also an interest payment date, after the delivery date of the first vessel, the repayment of all draws under the letter of credit outstanding on that date will be subject to the prior payment of any required fees and expenses due to the trustees and the collateral agent under the indentures and the Intercreditor Agreement. See "--Priorities of Payment--Revenue Account."

RANKING

     The old notes are and the new notes will be secured obligations of Navigator Gas Transport. The First Priority Notes rank ahead of the Second Priority Notes. The Second Priority Notes rank equally with any additional Second Priority Notes that may be issued. The new First Priority Notes rank equally with any untendered old First Priority Notes. The new Second Priority Notes rank equally with any untendered old Second Priority Notes. The holders of the new notes will have a claim against the collateral securing the new notes which is subordinate in right of payment to any claim held by the letter of credit issuer for any unreimbursed draws under the letter of credit. The maximum amount of draws under the letter of credit depends on the date of the draw and date of delivery of the vessels but in no case will it exceed $50.0 million. The priority of payment of the principal of, any premium, and interest on the new notes is as described under "Description of the New Notes--Priorities of Payment--Revenue Account," --"Priorities of Payment--Termination Account" and "--Application of Proceeds Following an Event of Default." Neither we nor the Owners are permitted by the indentures to incur any additional indebtedness, with certain limited exceptions. See "Description of the New Notes--Certain Covenants."

MANDATORY OFFERS TO PURCHASE NEW NOTES

     Offer to Purchase with Available Cash. Commencing on June 30, 2001 and semi-annually thereafter so long as the new First Priority Notes and any untendered old First Priority Notes remain outstanding (each, an "Available Cash Payment Date"), we will, to the extent of available cash, make an offer to each holder of the new First Priority Notes and any untendered old First Priority Notes, to purchase the holder's First Priority Notes and any untendered old First Priority Notes, or at the holder's option, any part thereof, at a price equal to 102% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase. We will not make an available cash offer if our available cash is less than $1.0 million.

     Commencing on the first Available Cash Payment Date on or after the date the new First Priority Notes and any untendered old First Priority Notes are repaid in full and on each Available Cash Payment Date thereafter, we will, to the extent of available cash, make an offer to each holder of the new Second Priority Notes and any untendered old Second Priority Notes, to repurchase the holder's new Second Priority Notes and any untendered old Second Priority Notes, or at the holder's option, any part thereof, at a price equal to 102% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase. We will not make an available cash offer if our available cash is less than $1.0 million.

     Pursuant to the terms of the Intercreditor Agreement, we will have the ability from time to time to withdraw available cash from the Revenue Account to make purchases of new notes in open market transactions. If we purchase new notes in open market transactions, the amount of available cash in the Revenue Account on subsequent Available Cash Payment Dates will be reduced.

     Offer to Purchase upon Change of Control. If a change of control occurs, we will make an offer to each holder of the new First Priority Notes and to each holder of the new Second Priority Notes, to purchase the holder's notes (subject to the limitation described below under "--Source of Funds to Purchase Notes"), at a price equal to 101% of the outstanding principal amount of the notes, plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). We will not make a change of control offer following a change of control if a third party makes an offer which, if it had been made by us, would constitute a change of control offer. We will purchase any and all new First Priority Notes validly tendered pursuant to a change of control offer prior to purchasing any new Second Priority Notes validly tendered pursuant to the change of control offer.

     A change of control means the occurrence of any of the following events:

          (1) prior to the first public offering of common stock of Navigator Holdings, the permitted holders, Cambridge Gas, Xenon and GEBAB and their related affiliates, cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting stock of Navigator Gas Transport, whether as a result of issuance of securities of Navigator Holdings or Navigator Gas Transport, any merger, consolidation, liquidation or dissolution of Navigator Holdings or Navigator Gas Transport, any direct or indirect transfer of securities by Navigator Holdings or otherwise. For purposes of this clause (1) and clause (2) below, the permitted holders shall be deemed to beneficially own any voting stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the permitted holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent corporation;

          (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more permitted holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the voting stock of Navigator Gas Transport. The permitted holders must beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of Navigator Gas Transport than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any voting stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the voting stock of such parent corporation and the permitted holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Navigator Holdings or Navigator Gas Transport, together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Navigator Holdings or Navigator Gas Transport, respectively, was approved by a vote of 662/3% of the directors of Navigator Holdings or Navigator Gas Transport, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board


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     of directors of Navigator Holdings or Navigator Gas Transport, respectively, then in office;

          (4) either Cambridge Gas or GEBAB ceases to be a shareholder of Navigator Holdings; or

          (5) prior to the expiration of the warranty period of the last vessel, Tractebel Gas Engineering, including its affiliates, disposes of any of its shares in Navigator Holdings other than to an affiliate of Tractebel Gas Engineering.

     Procedure for Purchase of Notes. On the business day after the Available Cash Determination Date with respect to an available cash offer and within 30 days after the occurrence of a change of control, we will provide, by mail (first class, prepaid) written notice to the trustees and each holder of notes stating that:

     o we expect to have available cash on the next Available Cash Payment Date or a change of control has occurred;

     o an available cash offer is being made and new notes of the applicable series having an aggregate principal amount equal to the amount of available cash divided by 1.02, the maximum principal amount will be accepted for payment (provided that no new Second Priority Note or any untendered old Secured Priority Note will be accepted for payment unless and until all new First Priority Notes and any untendered old First Priority Notes have been repaid in full) or a change of control offer is being made and all new notes validly tendered will be accepted for payment;

     o the purchase price and date of purchase (which shall be the Available Cash Payment Date, in the case of an available cash offer, or which shall be a business day not less than 30 days nor more than 60 days from the date on which such change of control notice is mailed in the case of a change of control offer);

     o any new note not tendered will continue to accrue interest pursuant to its terms;

     o any new note accepted for payment pursuant to the available cash offer or the change of control offer will cease to accrue interest on and after the purchase payment date (in the case of a change of control offer, the "Change of Control Payment Date" and, together with the Available Cash Payment Date, the "Purchase Payment Date"), unless we default on such payment;

     o holders of new notes electing to have any new note or portion of a note purchased pursuant to an available cash offer or change of control offer must, prior to the close of business on the business day immediately



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          preceding the applicable Purchase Payment Date, surrender their new note to the applicable trustee at the address specified in the notice, together with a completed form entitled "Option of the Holder to Elect Purchase" on the reverse side of their note;

     o holders of new notes will be entitled to withdraw their election if the applicable trustee receives, not later than the close of business on the third business day immediately preceding the applicable Purchase Payment Date, a telegraph, facsimile transmission or letter setting forth the name of the holder, the principal amount of new notes previously delivered for purchase, and a statement that the holder is withdrawing his election to have his new notes purchased; and

     o holders whose new notes are being purchased in part will receive new notes of the same series and in principal amount equal to the unpurchased portion of the new notes surrendered. Each new note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the applicable Purchase Payment Date, we will:

     o in the case of an available cash offer, purchase all notes or portions of a note tendered, provided that no Second Priority Note will be accepted for payment unless and until all First Priority Notes have been repaid in full, or in the case of a change of control offer, purchase all notes or portions of a note tendered, provided that no Second Priority Notes will be accepted for payment unless and until all tendered First Priority Notes have been repaid in full;

     o deposit with the applicable trustee funds sufficient to pay the purchase price of all new notes of the applicable series or portions of notes so accepted; and

     o cause to be delivered to the trustee, all new notes or portions of notes accepted for purchase together with an officers' certificate specifying the new notes or portions thereof accepted for payment.

The trustee will promptly mail, to the holders of new notes so accepted, payment in an amount equal to the purchase price. We will issue and the trustee will promptly authenticate and mail to holders a new note of such series equal in principal amount to any unpurchased portion of the new notes of such series surrendered. Each new note purchased and each new note issued will be in a principal amount of $1,000 or integral multiples of $1,000. For an available cash offer, if the aggregate amount of notes of a series tendered exceeds the maximum principal amount, then the applicable trustee will select notes of the series to be purchased ratably from each holder that tendered notes so that the ratio of the principal amount of the notes to be purchased from each holder that tendered notes to the aggregate principal amount of notes tendered by the holder will, as nearly as practicable and subject to rounding, equal the ratio of the maximum principal


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amount to the aggregate principal amount of the notes of such series tendered for the available cash offer. We will notify the holders of the notes of the results of an available cash offer or change of control offer on or as soon as practicable after the applicable Purchase Payment Date.

     We will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, if such laws and regulations are applicable to an available cash offer or a change of control offer. If the provisions of any securities laws or regulations conflict with the provisions of our agreement to purchase described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described above.

     Source of Funds to Purchase Notes. In the event of an available cash offer, the payment for the tendered new notes will be taken from amounts held as available cash in the Revenue Account.

     In the event of a change of control offer, the Change of Control Payment will be taken from the Revenue Account to the extent of available funds. As discussed under "Risk Factors--In the event of a change of control, we may have insufficient funds to meet our purchase obligations," there can be no assurance that, on the Change of Control Payment Date, amounts in the Revenue Account will be sufficient to pay for all the new notes tendered pursuant to the change of control offer.

REGISTRATION RIGHTS

     In connection with the issuance of the old notes, we entered into a registration rights agreement with the Initial Purchasers in which we agreed, for the benefit of the holders of the old notes, at our expense, to use our reasonable best efforts to cause the registration statement of which this prospectus forms a part to be declared effective under the Securities Act.

     Promptly after the registration statement of which this prospectus forms a part is declared effective, we have agreed to commence the exchange offer and to keep the exchange offer open not less than 30 days, or longer if required by applicable law.

     In the event that any changes in law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if any Initial Purchaser so requests with respect to the notes that are not eligible to be exchanged in the exchange offer or private exchange securities held by it after consummation of the exchange offer, or any holder of notes (other than a broker-dealer engaging in market-making or trading activities) that participates in the exchange offer or participates in the exchange offer but does not receive freely tradeable notes on the date of the exchange, we have agreed, at our expense, to:

     o as promptly as practicable, and in any event on or prior to 30 days after such filing obligation arises, file or cause to be filed with the SEC a shelf registration statement covering resales of the old notes;

     o use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and


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

     o use reasonable best efforts to keep effective the shelf registration statement for up to two years after its effective date, or such shorter period that will terminate when all the old notes covered thereby have been sold.

We have agreed to use reasonable best efforts in the event of the filing of a shelf registration statement, to provide to each holder of the old notes covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the old notes has become effective and take certain other actions as are required to permit unrestricted resales of the old notes. A holder of old notes that sells such old notes pursuant to the shelf registration statement generally:

     o will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser;

     o will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

     o will be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification obligations.

In addition, each holder of the old notes will be required to deliver certain information to be used in connection with the shelf registration statement in order to have its old notes included in the shelf registration statement.

     Since the exchange offer was not consummated by February 3, 1998, additional interest is accruing and will accrue on the old notes from that date to the date the exchange offer is consummated, at a rate of 0.50% of the principal amount of the notes per annum. The additional interest is payable semiannually in arrears on each interest payment date. Interest on the First Priority Notes is accruing and will accrue at a rate of 11% and interest on the Second Priority Notes is accruing and will accrue at a rate of 12 1/2% per annum to reflect the 0.50% of additional interest until the earlier of consummation of the exchange offer or the time when the new notes may be freely resold pursuant to Rule 144(k). Under Rule 144(k) a nonaffiliate note holder who holds his notes for at least two years may sell the securities without restriction. Additional charter hire payments are or will be payable under the Charters in an aggregate amount, in each case, equal to the additional interest.

     Upon consummation of the exchange offer, we generally will have satisfied our obligations under the registration rights agreement to register the old notes and we generally will have no further obligation to register the old notes.

     A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

TRUST ACCOUNTS

     Pursuant to the Intercreditor Agreement, the collateral agent has established and is maintaining the following trust accounts: Pre-Funding Account, Capitalized Interest Account,



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Revenue Account, Letter of Credit Account, Operating Account, Casualty Account,
Termination Account and Collateral Account. Each of the accounts was established in the name of the collateral agent for the benefit of the holders of the notes, the letter of credit issuer and the trustees. The Manager has and will have the right to withdraw amounts held in the Operating Account. See "--Operating Account."

     Pre-Funding Account. We deposited into an account designated as the "Pre-Funding Account" the following amounts on the date of issuance of the old notes:

     o    the purchase price of each vessel;

     o funds to pay all fees for the Owners' vessels due and payable prior to their delivery, including the Manager's fees and fees payable to the letter of credit issuer; and

     o funds to pay the cost of the vessels' supplies. Earnings on temporary cash investments on funds on deposit in the Pre-Funding Account will also be deposited into the Pre-Funding Account.

In connection with the foregoing deposits, we delivered on the date of issuance of the old notes to the trustees and the collateral agent a verification report of a nationally recognized firm of independent accountants indicating that funds deposited in the Pre-Funding Account will provide cash at such times and in such amounts as will be sufficient to pay, when due, each installment payment for the purchase price of each vessel. Notwithstanding the delivery of this report, we cannot assure you that the funds deposited in the Pre-Funding Account will provide cash at such times and in such amounts as will be sufficient to pay, when due, each installment payment for the purchase price of each vessel.

     The collateral agent has made or will make payments from the Pre-Funding Account as follows:

     o on the date required for payment of a purchase price installment on an Owner's vessel, the purchase price installment then due for the vessel to be remitted to the builders if each of the trustees and the collateral agent has received written notice of the installment date at least three business days prior to the date, and if no material default exists under the related building contract;

     o if the collateral agent and the trustees have received a written request for payment at least three business days prior to the date to be paid, an amount equal to any fee allocable to a vessel then due and payable prior to the delivery date of the particular vessel pursuant to the terms of the Management Agreement or the Letter of Credit Reimbursement Agreement, such payment to be remitted to the Manager or the letter of credit issuer. Amounts withdrawn from the Pre-Funding Account to make payments as described in this bullet point will not, in the aggregate, exceed the sum of all amounts deposited into the Pre-Funding Account;


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     o    on the delivery date for each vessel, provided that the conditions precedent set forth in the indentures and the Intercreditor Agreement have been satisfied, an amount equal to the final installment of the purchase price for the particular vessel, to be paid to the builders, plus fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the registration jurisdiction related to the vessel, to be remitted to the Manager;

     o on each interest payment date occurring after the contractual delivery date of a vessel and before the actual delivery date of the particular vessel, an amount equal to the interest accrued on the principal amount of the notes for the vessel to be deposited in the Revenue Account;

     o if an Owner elects to terminate the building contract for its vessel due to a material breach of the building contract by the builders, an amount equal to the remaining funds in the Pre-Funding Account to be deposited into the Termination Account to be used to redeem the portion of the new First Priority Notes and any untendered old First Priority Notes or the new Second Priority Notes and any untendered old Second Priority Notes as described above under "--Redemptions--Mandatory Redemption upon the Occurrence of Certain Events";

     o on the delivery date of the last vessel, the amounts remaining in the Pre-Funding Account after the payment of the final installment of the purchase price to the builders and the payment of the fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the registration jurisdiction for the vessel to the Manager, to be deposited into the Revenue Account; and

     o any and all investment earnings from temporary cash investments held in the Pre-Funding Account, for deposit in the Capitalized Interest Account.

     Capitalized Interest Account. On the date of issuance of the old notes, the collateral agent, pursuant to the Intercreditor Agreement, deposited into an account designated as the Capitalized Interest Account funds which, together with the investment earnings estimated to be earned thereon from temporary cash investments as well as any investment earnings from temporary cash investments deposited therein from the Pre-Funding Account, will be sufficient to pay interest, excluding additional interest payable on the new notes pursuant to a Registration Default, on the principal amount of the notes allocated to each vessel during the period prior to the contractual delivery date of the related vessel. In connection with the foregoing deposit, we delivered on the date of issuance of the old notes to the trustees and the collateral agent a verification report of a nationally recognized firm of independent accountants indicating that the payments scheduled to be received, without reinvestment, on the temporary cash investments made with funds deposited in the Capitalized Interest Account, together with amounts deposited in the Capitalized Interest Account from the Pre-Funding Account as set forth above and together with any cash, without reinvestment, deposited pursuant to this paragraph, that was not invested on the date of issuance of the old notes, will provide cash at such times and in such amounts as


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will be sufficient to pay, when due, interest on the principal amount of the notes allocated to each vessel during the period prior to the contractual delivery date of the particular vessel, excluding additional interest payable on the new notes pursuant to a Registration Default. Notwithstanding the delivery of this report, we cannot assure you that the funds deposited in the Capitalized Interest Account will provide cash at the times and in the amounts as will be sufficient to pay, when due, interest on the principal amount of the notes allocated to each vessel during the period prior to the contractual delivery date of the particular vessel.

     On each interest payment date prior to the contractual delivery date of a vessel, the collateral agent will withdraw from the Capitalized Interest Account funds equal to the interest accrued on the principal amount of the notes allocated to a vessel and will deposit such amount into the Revenue Account. If an Owner elects to terminate the building contract for its vessel due to a material breach of the building contract by the builders, then the remaining funds in the Capitalized Interest Account will be withdrawn from the Capitalized Interest Account and deposited into the Termination Account to be used to redeem the portion of the new First Priority Notes and any untendered old First Priority Notes, or the Second Priority Notes and untendered old Second Priority Notes as described above under "--Redemptions--Mandatory Redemption upon the Occurrence of Certain Events."

     Revenue Account. The following amounts will be deposited into an account designated as the "Revenue Account":

     o on a daily basis, any and all revenue, including charterhire, received by the Owners or the Manager in connection with the employment of the vessels;

     o on the first business day of each month following the delivery date of the first vessel, income earned during the preceding calendar month on temporary cash investments from amounts on deposit in the Revenue Account;

     o    interest draws;

     o working capital draws in an amount equal to additional interest being paid on the principal amount of the notes allocated to each vessel if a Registration Default has occurred to the extent the balance remaining in the Capitalized Interest Account on an interest payment date is insufficient to pay such additional interest; and

     o on the delivery date of the last vessel, any amounts remaining in the Pre-Funding Account after the payment of the final installment of the purchase price to the builders and the remittance of the fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the registration jurisdiction related to such vessel to the Manager.



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Deposits will also be made into the Revenue Account from time to time:

     o from certain withdrawals of funds from the Pre-Funding Account, the Capitalized Interest Account and the Casualty Account, as described in this prospectus; and

     o from amounts held in the Termination Account to the extent insurance proceeds exceed the related Total Loss Payment. The collateral agent will disburse funds on deposit in the Revenue Account from time to time as described below under "--Priorities of Payment--Revenue Account."

     Letter of Credit Account. No later than the business day prior to each interest payment date for which the collateral agent has made an Interest Draw under the letter of credit, the collateral agent will, pursuant to the Intercreditor Agreement, deposit the draw amount into an account designated as the Letter of Credit Account. On each interest payment date after the delivery date of the first vessel as described under " --Priorities of Payment--Letter of Credit Account," the collateral agent will be required to withdraw from the Letter of Credit Account such draw amount and will deposit such amount into the Revenue Account.

     Operating Account. On the first business day of each calendar month, commencing after the delivery date of the first vessel, the collateral agent will, from amounts withdrawn from the Revenue Account as described under "--Priorities of Payment--Revenue Account," deposit into an account designated as the "Operating Account" an amount (the "Monthly Operating Deposit") by which the balance, as of any date of determination, is the product of $500,000 and the number of vessels as to which the delivery date has occurred, then in effect exceeds the balance of funds in the Operating Account as of the opening of business on such first business day, as certified by the Manager to the trustees and the collateral agent as of such first business day. On and after any business day commencing 90 days prior to the delivery date of the first vessel, as reasonably expected by us and evidenced by an officer's certificate, upon receipt by the collateral agent of a written request from the Manager that a working capital draw be made under the letter of credit to the extent the funds in the Operating Account are insufficient to meet actual operating expenses, including the Manager's Fees and the fees of GEBAB or its assignee under the Technical Supervision Agreement and the Commercial Management Agreement, the collateral agent will make a working capital draw in the amount requested by the Manager and deposit the draw amount into the Operating Account. The amount of the working capital draw will not exceed the maximum amount then available under the letter of credit for working capital draws.

     Casualty Account. The collateral agent will deposit into an account designated as the Casualty Account: (1) any cash proceeds from the exercise of remedies against a builder in respect of any vessel, other than amounts representing the refund amount or the proceeds of the Performance Bonds or any building contract guarantee; and (2) any insurance proceeds, other than with respect to a Total Loss, payable to the collateral agent as assignee of the Owners and the Manager, pursuant to the terms of the Insurance Policies, as described herein under "The Mortgages--Insurance."

     The collateral agent will apply amounts deposited into the Casualty Account to pay for the repair or salvage of any of the vessels, if, in each case, the following conditions have been met: (1) if no event of default has occurred or is continuing, the Manager has certified to


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the trustees and the collateral agent that such repairs are necessary or desirable for the use, operation and maintenance of such vessel; and (2) if an event of default has occurred and is continuing, the collateral agent, in its sole discretion, has determined to apply such amounts to pay for the repair or salvage of such vessel. If repair of such vessel is deemed not to be desirable by the Manager or the collateral agent, pursuant to either clause (1) or (2) above, such amounts will be held in the Casualty Account if no event of default has occurred or is continuing, and in the Collateral Account if an event of default has occurred and is continuing.

     The collateral agent may withdraw funds from the Casualty Account on any interest payment date to cover any deficiency which may arise if funds available in the Revenue Account are insufficient to pay amounts required to be paid from the Revenue Account on such interest payment date as described under "--Priorities of Payment--Revenue Account," but only to the extent that funds on deposit in the Casualty Account are not designated for payment of the repair or salvage of the related vessel giving rise to the deposit of such funds.

     Termination Account. In the event of a total loss of a vessel or in the event of a termination by an Owner of its building contract, the collateral agent will deposit into an account designated as the Termination Account any insurance proceeds or the Refund Amounts for the related vessel and any other vessel that has not been accepted by the Owners as of the date of termination, and any amounts collected in respect of the related building contract guarantees and Performance Bonds. See "--Redemptions--Mandatory Redemption upon the Occurrence of Certain Events". The refund amounts and any amounts collected under the related building contract guarantees and the Performance Bonds, together with the amounts withdrawn from the Pre-Funding Account and the Capitalized Interest Account will be withdrawn from the Termination Account to be paid first, to the letter of credit issuer in an aggregate amount equal to the sum of:

     o any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement;

     o all Working Capital Draws made with respect to the vessels which remain unreimbursed, together with accrued and unpaid interest thereon; and

     o the allocated portion of Interest Draws for the vessels which remain unreimbursed, together with accrued and unpaid interest thereon and second, to redeem the new First Priority Notes and any untendered Old First Priority Notes or the new Second Priority Notes and any untendered Old Second Priority Notes as required by the terms of the indentures.

The insurance proceeds in the event of a total loss will be withdrawn from the Termination Account and disbursed by the collateral agent, in the following order of priority:

     o first, to the letter of credit issuer, the trustees and the collateral agent, an amount equal to any accrued and unpaid fees for the letter of credit issuer, trustees and the collateral agent, and all reasonable expenses and charges incurred by or on behalf of the letter of credit issuer, the trustees and the collateral agent in connection with the ascertainment or protection of their


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          respective rights and the pursuit of their respective remedies under the indentures, the Letter of Credit Reimbursement Agreement or any of the Security Agreements, including the reasonable fees and expenses of counsel;

     o second, to the letter of credit issuer, an amount equal to all working capital draws made with respect to the particular vessel which remain unreimbursed, together with interest thereon payable under the Letter of Credit Reimbursement Agreement;

     o third, to the letter of credit issuer, an amount equal to the allocated portion of Interest Draws for a vessel which remain unreimbursed, together with interest thereon payable pursuant to the Letter of Credit Reimbursement Agreement;

     o fourth, to the First Priority Trustee for the benefit of the holders of the new First Priority Notes and any untendered Old First Priority Notes, an amount equal to any accrued and unpaid interest for the new First Priority Notes and any untendered Old First Priority Notes then outstanding;

     o fifth, to the Second Priority Trustee for the benefit of the holders of the new Second Priority Notes and any untendered old Second Priority Notes, an amount equal to any accrued and unpaid interest for the new Second Priority Notes and any untendered old Second Priority Notes then outstanding;

     o sixth, to the First Priority Trustee for the benefit of the holders of the First Priority Notes and any untendered old First Priority Notes, an amount equal to the outstanding principal amount of the new First Priority Notes and any untendered old First Priority Notes;

     o seventh, to the new Second Priority Trustee for the benefit of the holders of the new Second Priority Notes and any untendered old Second Priority Notes, an amount equal to the outstanding principal amount of the new Second Priority Notes and any untendered old Second Priority Notes; and

     o    eighth, to the Revenue Account, any remaining amounts.

     Collateral Account. The collateral agent will deposit into an account designated as the Collateral Account:

     o the cash proceeds of any sale of, or other realization upon, all or any part of the collateral upon exercise by the collateral agent of any rights and remedies under the Intercreditor Agreement and the indentures, as described below under "--Defaults";


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     o    any other amounts received by the collateral agent upon the occurrence and continuation of an event of default, if such amounts are not otherwise applied as indicated below under "--Priorities of Payment--Revenue Account";

     o any other amounts received by the collateral agent pursuant to any of the Security Agreements for which the Intercreditor Agreement does not specify a Trust Account into which such amount is to be deposited; and

     o upon the occurrence and continuance of an event of default, at the instruction of the trustees and the letter of credit issuer, funds from any other Trust Account. Funds on deposit in the Collateral Account will be distributed in accordance with "--Application of Proceeds Following an Event of Default" below.

PRIORITIES OF PAYMENT

     The collateral agent will disburse amounts from the Revenue Account, the Letter of Credit Account and the Operating Account in the manner, and in the order of priority, described below.

     Revenue Account. On the first business day of each calendar month, the collateral agent will withdraw funds from the Revenue Account and apply the funds in the following order of priority:

          (1) first, for deposit into the Operating Account, an amount equal to the Monthly Operating Deposit, as certified by the Manager;

          (2) second, to the letter of credit issuer, an amount, as certified to the collateral agent by the letter of credit issuer, equal to all accrued and unpaid interest on all outstanding draws under the letter of credit, and, after the delivery date of the last vessel, the sum of all accrued and unpaid fees payable under the letter of credit;

          (3) third, to the letter of credit issuer, an amount as certified to the collateral agent by the letter of credit issuer, equal to the aggregate amount of working capital draws outstanding on such date; and

          (4) fourth, to the letter of credit issuer, an amount, as certified to the collateral agent by the letter of credit issuer, equal to the aggregate amount of interest draws outstanding on such date.

The Manager is paid its fee on the first business day of a calendar quarter (the "Management Fee Payment Date"). In the event that the first business day of any calendar month is a Management Fee Payment Date, the application of funds pursuant to subparagraphs (2), (3) and (4) above will be subordinate to the payment of the Manager's Fee as set forth in the following paragraph. In the event that the first business day of any calendar month is an interest payment date, the


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application of funds pursuant to subparagraphs (3) and (4) above will also be subordinate to the payments set forth in subparagraph (1) below.

     On each Management Fee Payment Date after the delivery date of the first vessel, the collateral agent will withdraw from the Revenue Account, to the extent of available funds, an amount equal to the aggregate Manager's Fee then payable pursuant to the Management Agreement, the Commercial Management Agreement and the Technical Management Agreement, and will remit such amount to the Manager.

     Subject to the priorities set forth in the preceding two paragraphs, on each interest payment date the collateral agent will withdraw funds from the Revenue Account, to the extent of available funds, and apply the funds in the following order of priority:

          (1) prior to the delivery date of the last vessel, to the letter of credit issuer, the sum of all accrued and unpaid fees payable under the letter of credit;

          (2) after the delivery date of the first vessel, to the trustees and the collateral agent, on a pro rata basis in accordance with amounts owed, an amount, as certified by the respective trustee or the collateral agent, equal to the accrued and unpaid fees and expenses payable in respect of the indentures and the Intercreditor Agreement;

          (3) to the First Priority Trustee for the benefit of the holders of new First Priority Notes and any untendered old First Priority Notes, an amount, as certified to the collateral agent by the First Priority Trustee, equal to all accrued and unpaid interest to such interest payment date on the new First Priority Notes and any untendered old First Priority Notes; and

          (4) to the Second Priority Trustee for the benefit of the holders of new Second Priority Notes and any untendered old Second Priority Notes, an amount, as certified to the collateral agent by the Second Priority Trustee, equal to the accrued and unpaid interest to such interest payment date on the new Second Priority Notes and any untendered old Second Priority Notes.

     Any amounts that remain in the Revenue Account on an interest payment date after application in accordance with the foregoing priorities will be treated as available cash.

     From time to time after the delivery date of the first vessel, in the event of an extraordinary expense incurred in order to maintain and operate a vessel in accordance with the related mortgage, which expense is immediately due and payable, the collateral agent will be required to withdraw from amounts on deposit in the Revenue Account, an amount sufficient to meet such extraordinary expense and will deposit such amount into the Operating Account.

     Letter of Credit Account. On each interest payment date after the delivery date for the first vessel, any amounts on deposit in the Letter of Credit Account will be withdrawn by the collateral agent and transferred into the Revenue Account and applied on such interest payment date solely to pay amounts described in clauses (2) and (3) of the third paragraph under


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"--Revenue Account." However, such amounts will not be applied to pay amounts owed as described in such clause (3) unless we shall have, prior to or on such interest payment date, issued additional new Second Priority Notes in an aggregate principal amount of $20.9 million as described under "--Terms of the New Notes--Second Priority Notes."

     Operating Account. The Manager will have the right to withdraw amounts on deposit in the Operating Account, from time to time, to pay the operating expenses of: (1) vessels as to which the delivery date has occurred; and (2) to the extent of working capital draws deposited therein, vessels the delivery date of which is reasonably expected by us to occur within 90 days of the date of such withdrawal date. On the fifteenth day of each January, April, July and October, the Manager will provide to the trustees and the collateral agent a reasonably detailed statement setting forth, on an aggregate and per vessel basis, how the amounts withdrawn from the Operating Account were applied during the previous calendar quarter.

APPLICATION OF PROCEEDS FOLLOWING AN EVENT OF DEFAULT

     Upon the occurrence of (1) an event of default under either of the indentures or (2) an event of default under the Letter of Credit Reimbursement Agreement, the related trustee or the letter of credit issuer may, subject to the terms and provisions of the Intercreditor Agreement, declare all amounts owing under the applicable indenture or the Letter of Credit Reimbursement Agreement to be immediately due and payable and, subject to the terms of the Intercreditor Agreement, direct the collateral agent to take action to enforce the remedies contained in the applicable indenture or the Letter of Credit Reimbursement Agreement, as the case may be.

     Under the Intercreditor Agreement, all amounts on deposit in the Trust Accounts which may be distributed in the event of an event of default, will be distributed on a distribution date selected by the collateral agent or at the request of the letter of credit issuer or the holders (in the aggregate) of a majority of then outstanding notes of both series, in the following order of priority, to the extent of available funds:

     o first, to the letter of credit issuer, the trustees and the collateral agent, an amount equal to any accrued and unpaid trustee and collateral agent fees and all reasonable expenses and charges incurred by or on behalf of the letter of credit issuer, the trustees and the collateral agent in connection with the ascertainment or protection of their respective rights and the pursuit of their respective remedies under the indentures, the Letter of Credit Reimbursement Agreement or any of the Security Agreements, including the reasonable fees and expenses of counsel;

     o second, to the letter of credit issuer, an amount equal to any amounts owing pursuant to the Letter of Credit Reimbursement Agreement with respect to working capital draws;

     o third, to the letter of credit issuer, an amount equal to any amounts pursuant to the Letter of Credit Reimbursement Agreement with respect to interest draws;


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     o    fourth, to the First Priority Trustee for the benefit of the holders of the new First Priority Notes and any untendered old First Priority Notes, an amount equal to any accrued and unpaid interest in respect of the new First Priority Notes and any untendered old First Priority Notes then outstanding;

     o fifth, to the Second Priority Trustee for the benefit of the holders of the new Second Priority Notes and any untendered old Second Priority Notes, an amount equal to any accrued and unpaid interest in respect of the new Second Priority Notes and any untendered old Second Priority Notes, then outstanding;

     o sixth, to the First Priority Trustee for the benefit of the holders of the new First Priority Notes and any untendered old First Priority Notes, an amount equal to the outstanding principal of the new First Priority Notes and any untendered old First Priority Notes;

     o seventh, to the Second Priority Trustee for the benefit of the holders of the new Second Priority Notes and any untendered old Second Priority Notes, an amount equal to the outstanding principal of the new Second Priority Notes and any untendered old First Priority Notes; and

     o eighth, to us, our successors or assigns, or to whomsoever may be lawfully entitled to receive the same, the excess, if any.

CERTAIN COVENANTS

     We have covenanted to restrict our activities. The following describes some of these covenants.

     Limitation on Indebtedness. We will not incur, directly or indirectly, any indebtedness, except that we may incur the following indebtedness:

     o the old First Priority Notes, the new First Priority Notes, the old Second Priority Notes and the new Second Priority Notes; and

     o indebtedness incurred under the Letter of Credit Reimbursement Agreement and under the Security Agreements.

     Limitation on Indebtedness of Owners. The Owners will not incur, directly or indirectly, any indebtedness except that an Owner may incur the following indebtedness:

     o guarantees of the old First Priority Notes, the new First Priority Notes, the old Second Priority Notes and the new Second Priority Notes, our obligations under the Letter of Credit Reimbursement Agreement and any indebtedness incurred under the Security Agreements;


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     o    the Intercompany Note; and

     o Attributable Debt in respect of a UK Lease. However, prior to such incurrence, we must deliver to the trustees written confirmation from the rating agencies rating the notes that the entry into the UK Lease will not result in a downgrading, or possible downgrading, of the notes.

     Limitation on Restricted Payments. We will not, and will not permit any Owner, directly or indirectly, to make a Restricted Payment. The prohibitions on making Restricted Payments will not prohibit, with respect to the First Priority Indenture, the redemption of new Second Priority Notes and any untendered old Second Priority Notes, pursuant to the provisions described under "--Redemptions--Mandatory Redemption upon the Occurrence of Certain Events," or "Tax Redemption" or the purchase of new Second Priority Notes and any untendered old Second Priority Notes, pursuant to the provisions described under "--Mandatory Offers to Purchase Notes," in each case only to the extent that the corresponding provisions in the First Priority Indenture have been complied with prior to or on the date of such redemption or purchase. We and the Owners will not, and we will not permit any Owner to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Owner to:

     o pay dividends or make any other distributions on its capital stock to us or another Owner or pay any indebtedness owed to us;

     o    make any loans or advances to us; or

     o transfer any of its property or assets to us, except any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of initial issuance of the old notes.

     Limitation on Asset Sales. We will not, and will not permit any Owner to, sell, assign, convey, transfer or otherwise dispose of its vessel or any other portion of the collateral, except pursuant to the Security Agreements or a UK Lease and except sales of Incidental Assets.

     Limitation on Affiliate Transactions. Except for payments under the building contracts which the builders pay to Tractebel Gas Engineering or which the builders have directed be paid directly to Tractebel Gas Engineering, we will not, and shall not permit any Owner to, enter into or permit to exist any transaction or series of related transactions, including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service, with any affiliate of ours unless the terms thereof:

     o are no less favorable to us or the Owner than those that could be obtained at the time of such transaction in arm's-length dealings with a person who is not an affiliate; and

     o if the affiliate transaction involves an amount in excess of $1.0 million, the terms are set forth in writing and have been approved by a majority of the


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          members of the board of directors having no personal stake in such affiliate transaction; and

     o if the affiliate transaction involves an amount in excess of $5.0 million, the terms have been determined by a reasonably appropriate independent qualified appraiser to be fair, from a financial standpoint, to us and the Owners.

     The restrictions on transactions with affiliates will not prohibit:

     o any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments";

     o any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other employee benefit plans approved by the board of directors;

     o the grant of stock options or similar rights to employees and directors of Navigator Holdings or us pursuant to plans approved by the board of directors;

     o fees paid to directors who are not our employees or employees of the Owners;

     o    any affiliate transaction between us and an Owner or between Owners;

     o the performance by us and the Owners of our obligations under the Management Agreement and, in the case of the Owners, the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement, in each case in the form in effect on the date of initial issuance of the old notes; and

     o the payments made to the stockholders of Navigator Holdings on the date of initial issuance of the old notes as described in this prospectus under "Certain Transactions".

     Limitation on the Sale or Issuance of Capital Stock of Owners. We will not sell or otherwise dispose of any capital stock of an Owner, and will not permit any Owner directly, or indirectly, to issue or sell or otherwise dispose of any of its capital stock except (1) to us or another Owner or (2) directors' qualifying shares.

     Limitation on Liens. We will not, and will not permit any Owner to, directly or indirectly, incur or permit to exist any lien of any nature whatsoever on any of its properties, including capital stock of an Owner, whether owned at the date of initial issuance of the old notes or acquired afterwards, other than permitted liens.


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     Limitation on Sale/Leaseback Transactions. We will not, and will not permit any Owner to, enter into any Sale/Leaseback Transaction, except for a UK Lease.

     Merger and Consolidation. We will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any person, except in connection with the imposition of Additional Amounts and unless:

     o the resulting, surviving or transferee person (the "Successor Issuer") is a person organized and existing under

          (a) the laws of the United States of America, any State thereof or the District of Columbia,

          (b)  the laws of the Republic of Liberia,

          (c)  the laws of the Isle of Man; or

          (d) any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the board of directors, and the Successor Issuer (if it is not us) will expressly assume, by a supplemental indenture, all the obligations of ours under the new notes and the applicable indenture;

     o the Successor Issuer (if it is not us) will expressly assume all the obligations of ours under the Security Agreements and the Letter of Credit Reimbursement Agreement;

     o immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Successor Issuer or any subsidiary as a result of such transaction as having been incurred by the Successor Issuer or such subsidiary at the time of such transaction, no default shall have occurred and be continuing;

     o immediately after giving effect to such transaction, the Successor Issuer will have a consolidated net worth in an amount that is not less than our consolidated net worth immediately prior to such transaction;

     o we will have delivered to the applicable trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture comply with the indenture; and

     o we will have delivered an opinion of counsel in the jurisdiction where the Successor Issuer is domiciled (the "Applicable Jurisdiction") indicating that:


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          (1)  any payment of interest, principal or any premiums on the new notes by the Successor Issuer to a holder will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from withholding tax in the Applicable Jurisdiction and

          (2) no other taxes on income, including taxable capital gains, will be payable under any tax law of the Applicable Jurisdiction by a holder of the new notes, who is or who is deemed to be a non-resident of the Applicable Jurisdiction in respect of the acquisition, ownership or disposition of the new notes including the receipt of interest, principal or premiums thereon, provided that such holder does not use or hold, and is not deemed to use or hold the new notes in carrying on a business in the Applicable Jurisdiction.

     The Successor Issuer will be the successor to us and will succeed to, and be substituted for, and may exercise every right and power of, ours under the indentures, but we, in the case of a conveyance, transfer or lease, will not be released from our obligation to pay the principal of and interest on the new notes.

     We will not permit any Owner to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any person, except in connection with the imposition of Additional Amounts and unless:

     o the resulting, surviving or transferee person (the "Successor Owner") is a person organized and existing under the laws of the jurisdiction under which such subsidiary was organized or under

          (A) the laws of the United States of America, or any State or the District of Columbia,

          (B)  the laws of the Republic of Liberia,

          (C)  the laws of the Isle of Man; or

          (D) the laws of any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the board of directors, and the Successor Owner (if it is not the Owner) will expressly assume, by a guarantee agreement, all the obligations of such Owner, if any, under its guarantee;

     o the Successor Owner (if it is not the Owner) will expressly assume, by a guarantee agreement, all the obligations of such Owner, if any, under its guarantee of our obligations under the Security Agreements and the Letter of Credit Reimbursement Agreement;


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     o    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the Successor Owner as a result of such transaction as having been issued by such person at the time of such transaction), no default will have occurred and be continuing;

     o we deliver to the applicable trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such guarantee agreement, if any, complies with the applicable indenture; and

     o we deliver an opinion of counsel in the Applicable Jurisdiction to the effect that:

          (1) any payment of interest, principal or any premiums on the guarantee by the Successor Owner to a holder will, after the consolidation, merger, conveyance, transfer or lease of assets be exempt from withholding tax in the Applicable Jurisdiction; and

          (2) no other taxes or income, including taxable capital gains, will be payable under any tax law of the Applicable Jurisdiction by a holder of the notes who is or who is deemed to be a non-resident of the Applicable Jurisdiction in respect of the acquisition, ownership or disposition of the notes, including the receipt of interest, principal or premiums, provided that the holder does not use or hold, and is not deemed to use or hold the notes in carrying on a business in the Applicable Jurisdiction.

     Limitation on Business Activities. We will not conduct any trade or business other than holding investments in the Owners. We will not permit any Owner to conduct any trade or business other than the ownership and operation of its respective vessel and holding investments in us or one or more other Owners.

     Impairment of Security Interest. We will not, and will not permit any Owner to, take or knowingly or negligently omit to take, any action, which action or omission might or would have the result of materially impairing the security interest with respect to the collateral for the benefit of the trustees and the holders of the new notes. We will not, and will not permit any Owner to, grant to any person other than the collateral agent, for the benefit of the trustees, the letter of credit issuer and the holders of the new notes, any interest whatsoever in any of the collateral.

     Amendments to Security Agreements. We will not, and will not permit any Owner to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Agreements in any way that would be adverse to the holders of the new notes.


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     SEC Reports. Whether or not required by the rules and regulations of the
SEC, we will furnish to the noteholders:

     o all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 20-F and 10-Q if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by our certified independent accountants; and

     o all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

The quarterly financial information will be furnished within 60 days following the end of each of our fiscal quarters and such annual financial information will be furnished within 120 days following the end of our fiscal year.

     Limitation on Activities of Navigator Holdings.

     o Navigator Holdings will not incur, directly or indirectly, any indebtedness other than the Holdings Pledge;

     o Navigator Holdings will at all times be the holder of record of, and shall be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, 100% of the outstanding capital stock of Navigator Gas Transport;

     o Navigator Holdings will not engage in any trade or business or hold any assets or make any investments, other than, in each case, the ownership of the capital stock of Navigator Gas Transport;

     o Navigator Holdings will not, directly or indirectly, incur or permit to exist any lien of any nature whatsoever on any of its properties, other than the Holdings Pledge; and

     o Navigator Holdings will not consolidate with or merge with or into any person.

DEFAULTS

     An event of default is defined in the indentures as:

     1. a default in the payment of interest on the notes when due, which continues for 30 days;

     2. a default in the payment of principal of any note when due at its stated maturity, upon optional or mandatory redemption, required purchase, declaration or otherwise;


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     3.   the failure by us to comply with our obligations under "--Certain
          Covenants--Merger and Consolidation" above;

     4. the failure us to comply for 30 days after notice with any of our covenants described above under "--Mandatory Offers to Purchase New Notes--Change of Control," other than a failure to purchase new notes, "--Certain Covenants--Limitation on Indebtedness," "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Owners," "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Restrictions on Distributions From Owners," "--Certain Covenants--Limitation on Asset Sales," "--Certain Covenants--Limitation on Affiliate Transactions," "--Certain Covenants--Limitation on the Sale or Issuance of Capital Stock of Owners,' "--Certain Covenants--Limitation on Liens," "--Certain Covenants--Limitation on Sale/Leaseback Transactions," "--Certain Covenants--Limitation on Business Activities," "--Certain Covenants--Impairment of Security Interest," "--Certain Covenants--Amendment to Security Agreements" or "--Certain Covenants--SEC Reports" or the failure by Navigator Holdings to comply for 10 business days after notice with any of its obligations in the covenant described above under "--Certain Covenants--Limitation on Activities of Navigator Holdings";

     5. the failure by us to comply with our other agreements contained in the indentures or in the Security Agreements, or the occurrence of an event of default under a mortgage, and such failure or event of default continues for 60 days after notice;

     6. indebtedness of Navigator Holdings, us or any Owner is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $5.0 million (the "cross acceleration provision");

     7. certain events of bankruptcy, insolvency or reorganization of Navigator Holdings, us or an Owner (the "bankruptcy provisions");

     8. any judgment or decree for the payment of money in excess of $5.0 million is entered against Navigator Holdings, us or an Owner, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision");

     9. a guarantee ceases to be in full force and effect, other than in accordance with the terms of such guarantee, or an Owner denies or disaffirms its obligations under its guarantee (the "guarantee default provision");

     10. the security interest under the indentures or the Security Agreements, at any time, ceases to be in full force and effect for any reason, other than by operation of the provisions of the applicable indenture and the Security Agreements, other than as a result of the satisfaction in full of all obligations


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          under the applicable indenture and discharge of the applicable indenture, or any security interest created thereunder or in the Security Agreements is declared invalid or unenforceable or we, Navigator Holdings or any Owner asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provision"); or

     11. the Designated Owners cease to own (and vote at their discretion) voting stock of Navigator Holdings representing at least a majority of the voting stock of Navigator Holdings and cease to own capital stock of Navigator Holdings entitling them to at least a majority of the equity interests in Navigator Holdings.

A default under clause (4), (5) or (8) point will not constitute an event of default under the indentures until the applicable trustee or the holders of 25% in principal amount of the outstanding new notes of a series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

     If an event of default occurs with respect to a series of new notes and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the outstanding new notes of such series may declare the principal of and accrued but unpaid interest on all the new notes of the series to be due and payable. Upon such a declaration, principal and interest will be due and payable immediately. If an event of default relating to certain events of our bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all the new notes will automatically become and be immediately due and payable without any declaration or other act on the part of the trustees or any holders of the new notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding new notes of a series may rescind any acceleration and its consequences. Subject to the provisions of the indentures relating to the duties of the trustees, in case an event of default occurs with respect to a series of notes and is continuing, the applicable trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the new notes of such series unless the holders have offered the trustee reasonable indemnity or security against any loss, liability or expense.

     Except to enforce the right to receive payment of any principal, premium or interest when due, no holder of a new note of a series may pursue any remedy under the applicable indenture or the new notes of such series unless:

     o such holder has previously given the applicable trustee notice that an event of default is continuing;

     o holders of at least 25% in principal amount of the outstanding notes of such series have requested such trustee to pursue the remedy;

     o such holders have offered such trustee reasonable security or indemnity against any loss, liability or expense;


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     o    such trustee has not complied with such request within 60 days after its receipt of notice and the offer of security or indemnity; and

     o the holders of a majority in principal amount of the outstanding notes of the series have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of exercising any trust or power conferred on the trustee. The trustee may refuse to follow any direction that conflicts with law or the indenture or that such trustee determines is unduly prejudicial to the rights of any other holder of a new note of such series or that would involve such trustee in personal liability.

     Each indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the new notes of the affected series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on a new note of a series, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the new notes of such series. We must deliver to each trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any default that occurred during the previous year. We must also deliver to each trustee, within 30 days after occurrence, written notice of any event which would constitute certain defaults, their status and what action we are taking or propose to take in respect of the event.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     A director, officer or employee, of ours or Navigator Holdings will not have any liability for any obligations of ours or Navigator Holdings under the indentures, the Security Agreements or the Intercreditor Agreement. In addition, a director, officer, employee or stockholder, as such, of the Owners shall not have any liability for any obligations of the Owners under the guarantees or for any claim based on or connected with such obligations or their creation.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, each indenture may be amended with the consent of the holders of a majority in principal amount of the notes of the applicable series then outstanding. Any past default or event of default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes of the same series then outstanding. However, without the consent of each holder of a new note of the series affected, no amendment may, among other things:

     o    reduce the amount of notes whose holders must consent to an amendment;

     o reduce the rate of or extend the time for payment of interest on the note;


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     o    reduce the principal of or extend the stated maturity of the note;

     o reduce the premium payable upon the redemption of the note or change the time at which any note may be redeemed as described under "--Redemptions" above;

     o    make any note payable in money other than that stated in the note;

     o impair the right of the holder to receive payment of principal of and interest on the notes or to institute suit for the enforcement of any payment on or with respect to the notes;

     o make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

     o make any change in any guarantee or Security Agreement that would adversely affect the holders, or terminate the lien of the indenture or any Security Agreement on any property at any time subject to the lien or deprive the holder of the security afforded by the lien of such indenture or the Security Agreements; or

     o make any change in the covenants described under "--Certain Covenants" above that would adversely affect the holders.

     Without the consent of any holder of the notes, we and the relevant trustee may amend the applicable indenture or Security Agreements to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of our obligations under the indenture, to provide for uncertificated new notes in addition to or in place of certificated new notes, to add guarantees of the new notes, to secure the notes, to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us, to make any change that does not adversely affect the rights of any holder of the notes or to comply with any requirement of the SEC in connection with the qualification of the indentures under the Trust Indenture Act.

     The consent of the holders of the notes is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

     After an amendment under an indenture becomes effective, we must mail to holders of the notes of the affected series a notice briefly describing the amendment. The failure to give notice to all holders of the notes of the affected series, or any defect as to the notice, will not impair or affect the validity of the amendment.

TRANSFER

     The new notes will be issued in registered form and will be transferable, subject to applicable federal and state securities laws, only upon the surrender of the new notes being


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transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with transfers and exchanges.

DEFEASANCE

     We may at any time terminate all our obligations under the notes of a series and the applicable indenture ("legal defeasance"), except for some obligations, including those concerning the defeasance trust and obligations to register the transfer or exchange of the new notes of such series, to replace mutilated, destroyed, lost or stolen new notes of such series and to maintain a registrar and paying agent in respect of the new notes of such series. We may at any time terminate our obligations under the notes of a series and the applicable indenture under "--Mandatory Offers to Purchase New Notes--Offer to Purchase upon Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Owners, the judgment default provision, the guarantee default provision and the security default provision described under "--Defaults" above and the limitations contained in clause (4) of the first paragraph under, and in the third paragraph under, "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

     We may exercise our legal defeasance option for a series of notes notwithstanding our prior exercise of our covenant defeasance option for such series. If we exercise our legal defeasance option for a series of notes, payment of the notes of such series may not be accelerated because of an event of default. If we exercise our covenant defeasance option for a series of notes, payment of the notes of such series may not be accelerated because of an event of default specified in clause (4), (5) or (7) (with respect only to Owners), or in clauses (8) through (11) under "--Defaults" above or because of our failure of to comply with clause (4) of the first paragraph, or with the third paragraph, under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option for a series of notes, each Owner will be released from all the obligations of its guarantee and the Security Agreements for such series.

     In order to exercise either defeasance option for a series of notes, we must irrevocably deposit in trust with the applicable trustee money or U.S. Government Obligations for the payment of principal and interest on the notes of such series to redemption or maturity, as the case may be. We must also comply with other conditions, including delivery to the applicable trustee of an opinion of counsel indicating that holders of the new notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

     Notwithstanding the foregoing, our exercise of either defeasance option may not be enforceable if the defeasance improves the position of noteholders of either series of notes as against any other creditor of ours, whether actual, contingent or otherwise. We may not exercise our legal defeasance or covenant defeasance options unless the rating agencies confirm to the


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applicable trustee in writing that such exercise will not result in a ratings decline with respect to either series of notes.

CONCERNING THE TRUSTEES

     United States Trust Company of New York is the trustee under the First Priority Indenture and has been appointed by us as registrar and paying agent for the new First Priority Notes and any untendered old First Priority Notes.

     United States Trust Company of New York has been appointed as the exchange agent for the exchange offer.

     The Chase Manhattan Bank is the trustee under the Second Priority Indenture and has been appointed by us as registrar and paying agent for the Second Priority Notes and any untendered old Second Priority Notes.

     United States Trust Company of New York is the collateral agent under the Intercreditor Agreement.

     The holders of a majority in principal amount of the outstanding notes of a series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee, subject to certain exceptions. Each indenture provides that if an event of default occurs, and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to these provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes of the applicable series, unless the holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

     Prior to the delivery date of the first vessel, the Manager is responsible for the payment of the fees and expenses of the trustees and the collateral agent. Thereafter, the fees and expenses of the trustees and the collateral agent shall be payable from amounts held in the Revenue Account. See "--Priorities of Payments--Revenue Account."

GOVERNING LAW

     The indentures, the Intercreditor Agreement, the new notes and each of the Security Agreements, other than the mortgages and the Issue of One Debenture, are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law. The building contract guarantees and the performance bonds are governed by the laws of England.

ENFORCEABILITY OF JUDGMENTS

     Since most of the operating assets of Navigator Holdings and its subsidiaries are located outside the United States, any judgment obtained in the United States against Navigator Holdings or a subsidiary, including judgments with respect to the payment of principal of and


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interest on the new notes, may not be collectible within the United States. See
"Enforcement of Civil Liabilities."

CONSENT TO JURISDICTION AND SERVICE

     We, Navigator Holdings, and each guarantor has appointed Cambridge Partners, L.L.C., 750 Lexington Avenue, 30th Floor, New York, New York 10022 as its agent for actions brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction. See "Enforcement of Civil Liabilities."

CERTAIN DEFINITIONS

     The following are definitions of some terms used in this prospectus.

     "Charters" is defined to mean each charter party and contract of affreightment between an Owner, or the Manager on behalf of an Owner, and any third party with respect to a vessel, and as the same may be amended from time to time.

     "Disqualified Stock" means, with respect to any person, any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event matures or is mandatory redeemable pursuant to a sinking fund obligation or otherwise; is convertible or exchangeable for indebtedness or Disqualified Stock, or is redeemable or subject to required purchase at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the new notes.

     "Issue of One Debenture" means, with respect to each Owner, the issue of one debenture, dated as of the date of initial issuance of the old notes, between each Owner and the collateral agent wherein such Owner grants to the collateral agent a security interest in and to all of such Owner's now owned and hereafter acquired property.

     "Manager's Fee" means, with respect to each vessel, (1) prior to the delivery date, an amount equal to $30,000 per annum, and (2) from and after the delivery date, an amount equal to $120,000 per annum.

     "Permitted Holder" means Cambridge Gas, Xenon and GEBAB and their Related Parties.

     "Permitted Investment" means an investment by Navigator Gas Transport or any Owner in:

     o    Navigator Gas Transport or an Owner;

     o    temporary cash investments;

     o receivables owing to Navigator Gas Transport or any Owner if created or acquired in the ordinary course of business and payable or dischargeable

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          in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Navigator Gas Transport or any such Owner deems reasonable under the circumstances;

     o payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; and

     o stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Navigator Gas Transport or any Owner or in satisfaction of judgments.

     "Permitted Liens" means, with respect to any person, the following:

     o liens securing obligations under the indentures, the old notes, the Letter of Credit Reimbursement Agreement and the Security Agreements;

     o other liens existing or securing indebtedness existing, or for which a written commitment has been made on or prior to the date of initial issuance of the old notes, on the date of initial issuance of the old notes;

     o liens granted after the date of initial issuance of the old notes in favor of the holders; and in the case of an Owner, the following additional liens;

     o liens for crews' wages and pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts, other than for the payment of indebtedness, or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

     o liens imposed by law, such as carriers', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review;

     o liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

     o liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course


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          of its business; provided that such letters of credit do not constitute indebtedness;

     o minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or liens incidental to the conduct of the business of such person or to the ownership of its properties which were not incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

     o liens on property at the time such person or any of its subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such person or a subsidiary of such person; provided that such liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the liens may not extend to any other property owned by such person or any of its subsidiaries;

     o any lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to such person in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller, except to the extent that such lien secures indebtedness or arises otherwise than due to deferment of payment of purchase price;

     o any lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

     o charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant mortgage and that do not materially interfere with the ordinary course of business of Navigator Gas Transport and the Owners, taken as a whole;

          (1)  liens in favor of Navigator Gas Transport or any Owner,

          (2) liens arising from the rendering of a final judgment or order against Navigator Gas Transport or any Owner that does not give rise to an event of default, and

          (3) liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof;


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     o    liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

     o    liens for salvage.

     For purposes of this definition, the term "indebtedness" shall be deemed to include interest on such indebtedness.

     "Rescission Amount" means, as of any date of determination and with respect to a vessel and the termination of its related building contract, the sum of:

     o the principal amount of the notes allocated to such vessel as of such date;

     o all accrued and unpaid interest thereto to the date of the required redemption of the notes as a result of such termination;

     o any and all Manager's Fees owing to the Manager in respect of such vessel;

     o an amount equal to the amounts of all working capital draws made with respect to such vessel, together with all amounts owing to the letter of credit issuer with respect thereto; and

     o any cost incurred by the collateral agent in connection with the related redemption.

     "Restricted Payment" with respect to any person means

     o the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock, including any payment in connection with any merger or consolidation involving such person, or similar payment to the direct or indirect holders of its capital stock;

     o the purchase, redemption or other acquisition or retirement for value of any capital stock of Navigator Gas Transport held by any person or of any capital stock of an Owner held by any affiliate of Navigator Gas Transport, other than an Owner, including the exercise of any option to exchange any capital stock;

     o the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any subordinated obligations, other than the purchase, repurchase or other acquisition of subordinated obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, or


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          o    the making of any investment in any person, other than a
               Permitted Investment.

     "Sale Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Navigator Gas Transport or an Owner transfers such property to a person and Navigator Gas Transport or an Owner leases it from such person.

     "Security Agreements" means the Intercreditor Agreement, the mortgages, the Assignments of Earnings and Insurances, each Original Closing of One Debenture and any other similar instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended in accordance with their respective terms and the terms of the indentures and the Letter of Credit Reimbursement Agreement.

     "total loss" means, with respect to a vessel that has been accepted by an Owner pursuant to the related building contract, either:

     o the actual or constructive or compromised or arranged total loss of the vessel;

     o the requisition for title or any other compulsory acquisition of any vessel's capture, seizure, condemnation, destruction, detention or confiscation of the vessel or a requisition by a governmental authority for hire of the vessel for a period in excess of 180 days.

Any actual loss of the vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time ("GMT") on the actual date on which the vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the vessel was last heard from. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of:

     o the date that notice of abandonment of the vessel is given to the insurers, provided a claim for total loss is admitted by the insurers;

     o if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred; or

     o the date that a report is rendered by one or more experts in marine surveying and vessel valuation concluding that salvage, repair and associated costs in restoring the vessel to the condition specified in each mortgage exceed the vessel's fair market value in sound condition.

     "Total Loss Payment" means, as of any date of determination and with respect to a total loss of a vessel, the sum of:

     o the principal amount of the notes allocated to a vessel as of such date;


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     o    all accrued and unpaid interest thereon to the date of the required redemption of the notes as a result of such total loss;

     o    any and all premiums payable with respect to such redemption;

     o any and all Manager's Fees owing to the Manager in respect of such vessel;

     o an amount equal to the amounts of all working capital draws made with respect to such vessel, together with all amounts owing to the letter of credit issuer with respect thereto; and

     o an amount equal to the allocated portion of all interest draws for such vessel, together with all amounts owing to the letter of credit issuer with respect thereto.

     "UK Lease" means an arrangement pursuant to which:

     o an Owner enters into either a hire purchase agreement or a conditional sale contract with a UK lessor providing for the UK lessor to pay a purchase price for the related vessel and granting such UK lessor a right of possession in respect of such vessel;

     o such UK lessor charters such vessel to such Owner under a bareboat charter for a term ending after the maturity date of the notes; and

     o such Owner's monetary obligations with respect to such charter are effectively satisfied by depositing the purchase price in a defeasance trust.

The creation of any such UK lease will not result in the lowering of any ratings then in effect with respect to the notes.

     "UK Lessor" means a leasing subsidiary of a United Kingdom clearing bank.

                    DESCRIPTION OF THE UNITS AND THE WARRANTS

     Pursuant to the offerings, the old Second Priority Notes were issued in units. Each unit consists of one Second Priority Note in a principal amount of $1,000 and 7.66 warrants. Each warrant entitles the warrant holder to purchase one share of Navigator Holdings common stock at an exercise price of $.01 per share, subject to adjustment. The Second Priority Notes and the warrants will not trade separately until the earlier to occur of (1) the commencement of the exchange offer or the effectiveness of a shelf registration statement with respect to the Second Priority Notes and (2) such date as the Initial Purchasers may in their discretion deem appropriate. See "Description of the New Notes--Registration Rights." See "Description of the New Notes" and "Description of the Units and the Warrants" for further information concerning the Second Priority Notes and the warrants.


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     The warrants were issued under the Warrant Agreement dated as of August 7,
1997, between Navigator Holdings and United States Trust Company of New York, as warrant agent. The exercise price of $.01 per share for the Navigator Holdings common stock purchasable under the warrants was paid by the Initial Purchasers as part of the purchase price of the units. No additional amounts are required to be paid upon exercise of the warrants. The warrants will entitle the warrant holders to purchase in the aggregate 25% of Navigator Holdings common stock on a fully diluted basis as of the date of issuance of the warrants. The number of shares of Navigator Holdings common stock is subject to adjustment in certain cases referred to below. The warrants are currently exercisable and have been exercisable since August 8, 1998, the first anniversary of their date of issuance. Unless exercised, the warrants will automatically expire on June 30, 2007.

     The warrants and the underlying common stock of Navigator Holdings have not been registered under the Securities Act and new warrants or new shares of common stock of Navigator Holdings are not being offered in the exchange offer. Accordingly, the warrants and the underlying shares of common stock of Navigator Holdings should not be sold unless they are registered under the Securities Act or they are sold pursuant to an exemption from registration.

                             BOOK-ENTRY REGISTRATION

     The old notes sold to Qualified Institutional Buyers were, and the new notes will be, originally issued in fully registered book-entry form, and each of the old notes and the new notes will be represented by a global note (each a "Global Note") registered in the name of Cede & Co. as the nominee of the Depository Trust Company ("DTC"). All references to actions by holders shall, in respect of the applicable Global Note, refer to actions taken by DTC upon instruction from DTC participants, and all references herein to distributions, notices, reports and statements to holders shall refer, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the new notes or to DTC participants for distribution to beneficial owners of new notes in accordance with DTC procedures. DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("DTC participants") and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     We expect that pursuant to procedures established by DTC, (1) upon deposit of the applicable Global Note, DTC will credit the accounts of DTC participants designated by the exchange agents with portions of the principal amount of the applicable Global Note and (2) ownership of the new notes evidenced by the applicable Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with


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respect to the interests of DTC's participants and DTC's indirect participants.
Consequently, the ability to transfer old notes or new notes evidenced by the applicable Global Note will be limited to such extent.

     So long as Cede is the registered owner of any new notes, Cede will be considered the sole holder under the indentures of any new notes evidenced by the applicable Global Note. Beneficial owners of new notes evidenced by the applicable Global Note will not be considered the owners or holders under the indentures for any purpose, including with respect to the giving of any directions, instructions or approvals to the indenture trustees. Neither we nor the indenture trustees will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the new notes. Payments in respect of the principal of, any premium, and interest on any new notes registered in the name of Cede on the applicable record date will be payable by the indenture trustees to or at the direction of Cede in its capacity as the registered holder under the indentures. Under the terms of the indentures, we and the indenture trustees may treat the persons in whose names new notes, including the applicable Global Note, are registered as the owners for the purpose of receiving payments. Consequently, neither we nor the indenture trustees have or will have any responsibility or liability for the payment of amounts to beneficial owners of new notes. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's participants and DTC's indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's participants or DTC's indirect participants. Subject to certain conditions, any beneficial owner of the applicable Global Note may obtain, through the DTC participant through which the beneficial owner directly or indirectly holds its beneficial interest, a certificated new note or new notes, in exchange for all or part of such beneficial interest. In addition, the new notes will be issued in fully registered, certificated form to beneficial owners, or their nominees, rather than to DTC or its nominee, if DTC advises the indenture trustees in writing that it is no longer willing or able or qualified to discharge properly its responsibilities as depository with respect to the new notes and we are unable to locate a qualified successor or if we elect to terminate the book-entry system through DTC. In such event, the indenture trustees will notify all beneficial owners through DTC participants of the availability of certificated new notes. Upon surrender by DTC of the registered global certificates representing the new notes and receipt of instructions for re-registration, the indenture trustees will re-issue the new notes in certificated form to beneficial owners or their nominees. These certificated new notes will be transferable and exchangeable at the office of the indenture trustees upon compliance with the requirements set forth in the indentures.

           DESCRIPTION OF THE LETTER OF CREDIT REIMBURSEMENT AGREEMENT

     The letter of credit was issued pursuant to a Letter of Credit Reimbursement Agreement and Guaranty dated as of the date of initial issuance of the old notes among the letter of credit issuer, the participating banks from time to time party thereto (together with the letter of credit issuer, the "Letter of Credit Banks"), us, Navigator Holdings and the Owners (the "Letter of Credit Reimbursement Agreement"). The Letter of Credit is for a maximum amount of $50.0 million, which is used to pay interest shortfalls and costs of up to an aggregate of $45.5 million


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and working capital draws of up to $4.5 million to cover our working capital requirements, if after the delivery of the first vessel, available funds in the revenue account are insufficient to fund operation expenses.

     The maximum drawing amounts under the line of credit are: from the date 90 days prior to the delivery date of the first vessel to be delivered to and including the date one day prior to the delivery date, a working capital draw of up to $900,000 may be made; from the delivery date of the first vessel to and including 91 days prior to the delivery date of the second vessel to be delivered, an interest draw of up to $9,100,000 and a working capital draw of up to $900,000 may be made; from the date 90 days prior to the delivery date of the second vessel to be delivered to and including the date one day prior to the delivery date of the second vessel to be delivered (assuming the first vessel has been delivered), an interest draw of up to $9,100,000 and a working capital draw of up to $1,800,000 may be made; from the delivery date of the second vessel to and including the date 91 days prior to the delivery date of the third vessel to be delivered, an interest draw of up to $18,200,000 and a working capital draw of up to $1,800,000 may be made; from the date 90 days prior to the delivery date of the third vessel to be delivered to and including the date one day prior to the delivery date of the third vessel to be delivered (assuming the first and second vessels have been delivered) an interest draw of up to $18,200,000 and a working capital draw of up to $2,700,000 may be made; from the delivery date of third vessel to and including the date one day prior to the delivery date of the fourth vessel to be delivered, an interest draw of up to $27,300,000 and a working capital draw of up to $2,700,000 may be made; from the date 90 days prior to the delivery date of the fourth vessel to be delivered (assuming the first, second and third vessels have been delivered), an interest draw of up to $27,300,000 and a working capital draw of up to $3,600,000 may be made; from the delivery date of the fourth vessel to and including the date 91 days prior to the delivery date of the fifth vessel to be delivered, an interest draw of up to $36,400,000 and a working capital draw of up to $3,600,000 may be made; from the date 90 days prior to the delivery date of the fifth vessel to be delivered to and including the date one day prior to the delivery date of the fifth vessel to be delivered (assuming delivery of the first, second, third and fourth vessels have been made), an interest draw of $36,400,000 and a working capital draw of $4,500,000 may be made; and from the delivery date of the fifth vessel to the termination date of the Letter of Credit an interest draw of up to $45,500,000 and a working capital draw of up to $4,500,000 may be made.

     The Letter of Credit Reimbursement Agreement provides that interest draws and Working Capital Draws will be repaid by us, together with accrued interest, on the first business day of each calendar month to the extent of amounts available in the Revenue Account as described under "Description of the New Notes--Priorities of Payment--Revenue Account." We will instruct the collateral agent to make:

     o additional interest draws to repay any portion of any interest draw and accrued interest thereon that remains unpaid 35 days from the date of such interest draw; and

     o additional working capital draws to repay any portion of any working capital draw and accrued interest thereon that remains unpaid 35 days from the date of such working capital draw.


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

We will instruct the collateral agent to make additional interest draws to the extent funds are not available in the Revenue Account on the first business day of each calendar month to pay any fees due under the Letter of Credit Reimbursement Agreement. Any outstanding principal amount of Draws not repaid from amounts in the Revenue Account will be payable from proceeds of the collateral. Unreimbursed amounts drawn under the letter of credit bear interest at the letter of credit issuer's cost of funds from time to time plus 1.25% per annum. We must pay to the letter of credit issuer:

     o a fronting fee equal to 0.25% per annum on the aggregate outstanding face amount of the letter of credit;

     o a participation fee equal to 1.00% per annum on the aggregate outstanding face amount of the letter of credit; and

     o an underwriting fee prior to the issuance of the letter of credit equal to 1.25% of the maximum face amount of the letter of credit.

Our reimbursement obligations under the Letter of Credit Reimbursement Agreement are guaranteed by each of the Owners and are secured by the collateral. To the extent such obligations are not repaid from the Revenue Account or from additional Draws, proceeds of collateral will be applied to repayment of the reimbursement obligations prior to the repayment of obligations in respect of the notes.

     The Letter of Credit Reimbursement Agreement contains representations and warranties similar to those contained in the Purchase Agreement, and incorporates by reference, for the benefit of the letter of credit issuer, each of the covenants contained in the indentures. The following events, among others, constitute events of default under the Letter of Credit Reimbursement Agreement unless waived by the required Letter of Credit Banks:

     o we fail to pay the letter of credit issuer when due any amounts drawn under the letter of credit, any interest thereon or any fees due under the Letter of Credit Reimbursement Agreement;

     o we, Navigator Holdings or any of the Owners fails to observe or perform any other covenant, agreement or restriction contained or incorporated by reference in the Letter of Credit Reimbursement Agreement, and, in certain cases, applicable grace periods have expired;

     o any representation, warranty, certification or statement made by us, Navigator Holdings or any of the Owners in the Letter of Credit Reimbursement Agreement or in any certificate, financial statement or other document delivered pursuant thereto was incorrect in any material respect when made; and

     o certain events of bankruptcy or insolvency of us, Navigator Holdings or any of the Owners.


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

Upon the occurrence of an event of default under the Letter of Credit Reimbursement Agreement, the letter of credit issuer has the right to notify the collateral agent that the letter of credit will be terminated within five days. This notice would allow the trustees to accelerate the maturity of the notes and to instruct the collateral agent to make an interest draw on the letter of credit.

     The Letter of Credit Reimbursement Agreement provides that amounts available under the letter of credit will be reduced on a pro rata basis upon the occurrence of a redemption of the notes as described under "Description of the New Notes--Redemptions--Optional Redemption" and "--Mandatory Redemption Upon the Occurrence of Certain Events."

                                  THE MORTGAGES

GENERAL

     Contemporaneously with the delivery of a vessel, the Owner of the vessel will grant to the collateral agent a mortgage on the vessel to secure the payment of all sums of money, whether for principal, any premium, interest, fees, expenses or otherwise, from time to time payable by such Owner under its guarantee, the payment of the principal of, any premium and interest on the notes, the payment of all other sums payable by us under the indentures and the payment of all other sums payable under the Security Agreements and the Letter of Credit Reimbursement Agreement. On the delivery date of a vessel, the related mortgage will be executed by the related Owner and the collateral agent and will be recorded in accordance with the provisions of Liberian and/or Isle of Man law. The maximum liability of each Owner under the mortgage on its vessel is limited to the same extent as such Owner's maximum liability under its Owner guarantee. See "Description of the New Notes--Guarantees."

CERTAIN REPRESENTATIONS AND WARRANTIES

     Each mortgage contains, among other things, the following representations and warranties:

     Ownership of Vessel. Each Owner will represent and warrant that it is the sole and lawful owner of the whole of its vessel, free from all liens, security interests, mortgages, charges or encumbrances, other than the related mortgage and Permitted Liens;

     Priority of Lien. Each Owner will represent and warrant that it is constituting in favor of the collateral agent a first preferred ship mortgage on its vessel to secure the punctual payment of each of the amounts due under its guarantee and the performance and observance of and compliance with all the covenants, terms, conditions and provisions of its guarantee, the indentures, the Letter of Credit Reimbursement Agreement and the other Security Agreements and the transactions contemplated thereby;

     Litigation. Each Owner will represent and warrant that no actions or legal proceedings exist or are threatened against such Owner which will materially adversely affect the condition, financial or otherwise, of its vessel or will enjoin or restrain the transactions contemplated hereby; and


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     Customary Representations and Warranties. Each Owner will make additional customary representations and warranties regarding such Owner and its vessel.

CERTAIN COVENANTS

     Each mortgage contains, among other things, the following covenants:

     Operation of Vessel. No Owner will cause or permit its vessel to be operated in any manner contrary to law, will engage in unlawful trade, violate any applicable law or carry any cargo that would expose the vessel to penalty, confiscation, forfeiture, capture or condemnation or do, suffer or permit to be done anything which can or may injuriously affect the registration or enrollment of its vessel under the laws and regulations of the Isle of Man and/or Republic of Liberia, or any jurisdiction of registration which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by such Owner, and will at all times keep its vessel duly documented thereunder.

     Limitation on Employment of Vessels in War Zones. Each Owner will be required to ensure that, in the event of hostilities in any part of the world, its vessel is not employed in carrying any goods which are declared contraband, nor allowed in any zone in respect of which the war risks insurers have withdrawn coverage for such vessel, nor allowed to trade in any zone which is declared a war zone by the war risks insurers, unless such Owner has made arrangements with such insurers for the payment of additional premiums required to maintain the relevant insurance in force.

     Limitation on Activities Outside Insurance Policies. Each Owner will be required to ensure that its vessel is not employed in any manner or for any purpose excepted from any of the insurance policies, or for the purpose of carriage of goods of any description excepted from the insurance policies and shall not do or permit to be done anything which could reasonably be expected to invalidate any insurance policies.

     Maintenance of Insurance. Each Owner will be required to maintain insurance with respect to its vessel, as described below under "--Insurance," and will assign the insurance policies to the collateral agent to be held for the benefit of the holders of the notes, the trustees and the letter of credit issuer.

     Limitation on Liens. Except for the lien of the mortgage and certain other Permitted Liens, no Owner will have any right, power or authority to create, incur or permit to be placed or imposed or continued any lien, encumbrance or charge on its vessel for longer than 30 days after the same becomes due and payable and will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause its vessel to be released or discharged from any lien, encumbrance or charge.

     Maintenance of Vessel. Each Owner will at all times and without cost or expense to the collateral agent maintain and preserve, or cause to be maintained and preserved, its vessel in good running order and repair, so that such vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in at least as good operating condition as when originally delivered by the builders, ordinary wear and tear excepted; and will keep the vessel, or cause her


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to be kept in such condition, as will entitle her to the highest classification of Germanischer Lloyd, and annually will furnish the collateral agent a certificate by Germanischer Lloyd that such classification is maintained.

     Transfer of Flag or Sale of Vessel. No Owner will transfer or change the flag or port or documentation of its vessel, except to the United States or any jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Owners, as permitted by the terms of the indentures. Except as permitted by the terms of the indentures, no Owner will sell, mortgage, demise, charter or transfer its vessel.

INSURANCE

     Each Owner, at its own expense, will be required to insure its vessel against all risks, whether marine or war, and all risks of navigation, operation and maintenance. In addition, each Owner will be required to keep its vessel insured against all protection and indemnity risks in the name of the Owner. The protection and indemnity insurance shall include cover against liabilities to persons who have suffered any loss, damage or injury whatsoever in connection with anything done or not done by the vessel and/or the related Owner in connection with the vessel or the employment or use of the vessel, including in connection with any oil or other substance emanating from the vessel or any other vessel with which the vessel may be involved in collision, and against liability under the Oil Pollution Act. Pursuant to each mortgage, each Owner will also obtain loss of hire hull and machinery insurance, loss of hire war risks insurance, drug seizure insurance and confiscation, expropriation, nationalization and detainment insurance in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of vessels similar to its vessel and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. No insurance will provide for a deductible amount in excess of $1,000,000 per occurrence. Under each such insurance policy, each Owner will cause the collateral agent to be named an additional insured and will cause the insurers under such policies to waive any liability of the collateral agent for premiums or calls payable under such policies.

     For purposes of insurance against total loss, each vessel is to be insured for an amount not less than the greater of (1) its fair value and (2) the Total Loss Payment with respect to such vessel. Unless the collateral agent shall have otherwise directed, any loss involving damage to a vessel which is not in excess of $1,000,000 may be deposited into the Operating Account. No policy is to be cancelable or subject to lapse without at least seven business days prior notice to the trustees and the collateral agent.

     In the event of an actual, constructive or compromised total loss of its vessel, any adjustment or compromise of such loss by the Owner will be at the highest amount reasonably obtainable, and all insurance or other payments for such loss will be applied as set forth above under "Description of the New Notes--Redemptions--Mandatory Redemption upon the Occurrence of Certain Events." Unless the collateral agent will have given its prior consent, each insurance policy shall include a provision stating that no breach of warranty or condition or want of due diligence on the part of the Owner or any agent of the Owner shall defeat recovery of any claim by the collateral agent. In the event such provision conflicts with the available reinsurance


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arrangements of the issuers of the policy, such provision shall not be included in the related insurance policy. Each Owner will be required to ensure, inter alia, that seven business days prior written notice be given to the trustees and to the collateral agent before the cancellation or modification of any insurance.

INSURANCE PROCEEDS

     The proceeds of any insurance or entries referred to in the mortgage will be applied as follows:

     until the occurrence of an event of default:

     o any claim under any such insurance will be deposited in the casualty account and will be applied by the collateral agent pursuant to the terms of the Intercreditor Agreement; and

     o any claim in respect of protection and indemnity insurance will be paid directly to the person, firm or company to which the liability covered by such insurance was incurred, or to the applicable Owner in reimbursement of moneys expended by it in satisfaction of such liability.

     Upon the occurrence of an event of default, except as provided above, any claim under any such insurance and entry, other than in respect of actual, constructive, arranged or compromised total loss, will be deposited in the Termination Account, and will be applied by the collateral agent pursuant to the terms of the Intercreditor Agreement.

     No Owner will alter so as to in any way restrict the cover of any insurance or entries referred to in its mortgage, except to the extent expressly permitted by the collateral agent.

EVENTS OF DEFAULT UNDER THE MORTGAGE

     The following constitute events of default under the mortgages:

     o an event of default under the indentures or the Letter of Credit Reimbursement Agreement;

     o default by the applicable Owner in the payment of any sums payable under its mortgage to the collateral agent, other than payments due under the indentures, continuing for two business days after the receipt of notice of such failure to pay;

     o default by the Owner in any material respect in the performance, or breach in any material respect of any covenant of the Owner under its mortgage or if any representation or warranty of the Owner made in its mortgage or in any certificate or other writing delivered in connection with its mortgage affecting the related vessel proves to have been inaccurate in any material respect as of the time when the same shall have been made,


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

          and, if such breach or default or inaccuracy is curable, continuation of such default or breach or inaccuracy for a period of 10 days after receipt of written notice thereof from the collateral agent or any trustee or the letter of credit issuer;

     o entry of a decree or order for relief by a court having jurisdiction in respect of the Owner in any involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect, or appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or other similar official, for the Owner or for any substantial part of its property, or the ordering, winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

     o commencement by the Owner of a voluntary case under any applicable federal or state bankruptcy, insolvency, or other similar law now or hereafter in effect in any jurisdiction, or the consent by the Owner to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator, or other similar official, of the Owner or any substantial part of its property, or the making by the Owner of any general assignment for the benefit of creditors, or the failure by the Owner generally to pay its debts as they become due, or the taking of action by the Owner in furtherance of any such action;

     o any vessel is deemed a total loss and the insurance proceeds thereof have not been received by the collateral agent within 90 days after the date on which such vessel was deemed a total loss; or

     o    a lien other than a Permitted Lien is placed on any vessel.

REMEDIES

     In the event that any one or more events of default has occurred and is continuing, then, in each and every such case the collateral agent will have the right to:

     o in the event the related trustee or the letter of credit issuer has declared immediately due and payable all amounts owing under the notes and the Letter of Credit Reimbursement Agreement, in which case all these amounts will be immediately due, bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for such amounts and collect the amounts out of any and all property of the Owner whether covered by the related mortgage or otherwise;

     o exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by provisions of applicable law;


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     o    take and enter into possession of the Owner's vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage. The collateral agent may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from the use of such vessel and charging upon all receipts from use of the vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use.

If at any time the collateral agent avails itself of the right given to it to take the vessel:

     (1) the collateral agent will have the right to dock the vessel for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock her at any other place at the cost and expense of the Owner; and

     (2) the collateral agent will have the right to require the Owner to deliver, and the Owner will on demand, at its own cost and expense, deliver to the collateral agent the vessel as demanded; and

     (3) the Owner will irrevocably instruct the master of the vessel so long as the mortgage is outstanding to deliver the vessel to the collateral agent as demanded; and

          o sell the Owner's vessel or any share therein with or without the benefit of any charter party or other engagement by public auction or private contract without legal process at any place in the world and upon such terms as the collateral agent in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction the collateral agent may become the purchaser and shall have the right to set off the purchase price against the notes. Any sale of the vessel or any shares therein made by the collateral agent in pursuit of the applicable mortgage will operate to divest all title, right and interest of any nature whatsoever of the applicable Owner therein and thereto and shall bar such Owner, its successors and assigns, and all persons claiming by, through or under them. Upon any such sale, the purchaser will not be bound to see or inquire whether the collateral agent's power of sale has risen in the manner provided by such mortgage and the sale will be within the power of the collateral agent and the receipt of the collateral agent of the purchase money will effectively discharge the purchaser, who will not be concerned with the manner of application of


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               the proceeds of sale or be in any way answerable or otherwise liable therefor.

     Each of the vessels will be registered under the laws of the Isle of Man. The mortgages on the vessels will be preferred mortgage liens under Liberian maritime law. Liberian law provides that such mortgages may be enforced by the mortgagee in a proceeding substantially identical to a suit in rem in admiralty in a proceeding against a vessel covered by such mortgage.

     The priority with respect to sale proceeds that such a mortgage would have vis-a-vis the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought. Liberian maritime law provides that a "preferred mortgage lien" is prior to all claims, other than the following:

          o liens against the vessel arising prior in time to the recording of the preferred mortgage;

          o    liens for damages arising out of tort;

          o liens for unpaid vessel tonnage taxes and annual fees and penalties payable under the Liberian Maritime Regulations;

          o    liens for crew wages;

          o    liens for general average;

          o    liens for salvage; and

          o liens for expenses and fees allowed and costs imposed by courts of competent jurisdiction.

     Isle of Man ship mortgages may be enforced against a vessel that is physically present in the United States, but the claim under the mortgage would rank below certain preferred maritime liens as defined under the laws of the United States, including those for supplies and necessaries provided in the United States. Since the vessels will be trading throughout the world, we cannot assure you that, if enforcement proceedings are commenced against a vessel, such vessel will be located in a jurisdiction having the same procedures and lien priorities as the Isle of Man or the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the mortgages, or may provide a remedy that is dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike the Isle of Man or the United States, may not permit a vessel to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the vessel and substantial reduction in her value.


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     Since the notes are also secured by a pledge by us of all the stock of the
Owners, enforcement of this pledge, including foreclosure, may provide in effect an alternative method to transfer control over a vessel and mitigate against a substantial reduction in her value.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following disclosure summarizes the material federal income tax consequences under the Internal Revenue Code of 1986 (the "Code") expected to result to holders whose old notes are exchanged for new notes in the exchange offer. This discussion has been prepared with the advice of Graham & James, LLP, counsel to the Company, and is based upon the provisions of the Code, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The disclosure below does not purport to deal with federal income tax consequences applicable to all categories of investors and is directed solely to holders that hold the notes as capital assets within the meaning of Section 1221 of the Code, and acquire such notes for investment and not as a dealer or for resale. This disclosure is not intended to address every aspect of the federal income tax laws that may be relevant to holders in light of their particular investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws such as banks, insurance companies, holders that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the notes and one or more other investments, holders who own or will own directly, indirectly or by attribution including stock attribution resulting from ownership of the Warrants 10.0% or more, by voting power, of Navigator Holdings common stock or holders that have a functional currency other than the U.S. dollar. No rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Holders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (1) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) directly relevant to the determination of an entry on a tax return. Accordingly, holders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return.

     All investors also should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of an investment in the notes and the purchase, ownership and disposition thereof in light of their particular investment circumstances or entity status.

     The exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of the holder. As a result, no material federal income tax consequences will result to holders exchanging old notes for new notes.


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

                      CERTAIN ISLE OF MAN TAX CONSEQUENCES

     We are prohibited from making, and accordingly will not make, any offer or invitation to any resident of the Isle of Man to subscribe for new notes.

     By acquiring and holding any new notes, the holder will be deemed to warrant as a continuing warranty that the holder is not resident for taxation purposes in the Isle of Man unless the holder is acting as a trustee or nominee for a person not resident for taxation purposes in the Isle of Man or is a Manx exempt or international company, and accordingly the entry of a Manx address on the Register of Members of Navigator Gas Transport or Navigator Holdings will not be permitted unless evidence is produced to the Registrar that the holder is a trustee or nominee for a person not a resident for taxation purposes in the Isle of Man or is a Manx exempt or international company.

     Special Isle of Man counsel has advised us that, in its opinion, no withholding taxes will be imposed on payments of principal, interest or any premium thereon with respect to the new notes and that the holders will not be subject to any income taxes imposed by the Isle of Man solely as a result of owning the new notes. Investors should consult their own tax advisors regarding whether the exchange of the new notes for old notes in conjunction with an investor's other activities in the Isle of Man may subject an investor to any taxes imposed by the Isle of Man.

     To the extent the Isle of Man in the future does impose a withholding tax with respect to payments of principal, interest or any premium on the new notes, we will make the required withholding and be required to gross-up or indemnify holders for amounts withheld. Pursuant to the indentures, in the event the Isle of Man does impose a withholding tax with respect to such payments, we are obligated to take any lawful action to the extent necessary to prevent or avoid the imposition of any withholding taxes, including changing our jurisdiction of incorporation or residence. We will not be required to take, or fail to take, any action (1) if in the opinion of counsel the act or failure to act would violate applicable law or (2) if in our reasonable opinion the actions necessary to avoid or prevent imposition of such taxes would be unduly burdensome. For purposes of clause (2) of the immediately preceding sentence, a requirement to change our jurisdiction of incorporation or residence will not be treated as unduly burdensome unless changing our jurisdiction of incorporation or residence to such other jurisdiction or location would subject us to charges in such other jurisdiction, including but not limited to taxes imposed on or measured by our income, receipts, property, assets, capital, sales or value-added.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______ __, 1999, all dealers effecting transactions in the new notes may be required to deliver a prospectus.


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

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to a registered exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incidental to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the new notes in Canada is being made only on a private placement basis exempt from the requirement that Navigator Gas Transport and Navigator Holdings prepare and file a prospectus with the securities regulatory authorities in each province where trades of new notes are effected. Accordingly, any resale of the new notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of new notes in Canada who receives a purchase confirmation will be deemed to represent to Navigator Gas Transport, Navigator Holdings and the dealer from whom such purchase confirmation is received that:

          o the purchaser is entitled under applicable provincial securities laws to purchase such new notes without the benefit of a prospectus qualified under such securities laws;

          o where required by law, that such purchaser is purchasing as principal and not as agent; and

          o such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The new notes being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the directors and officers of Navigator Gas Transport, Navigator Holdings and the Owners as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon Navigator Gas Transport, Navigator Holdings, the Owners or these persons. All or a substantial portion of the assets of Navigator Gas Transport, Navigator Holdings, the Owners and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against Navigator Gas Transport, Navigator Holdings, the Owners or such persons in Canada or to enforce a judgment obtained in Canadian courts against Navigator Gas Transport, Navigator Holdings, the Owners or these persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of new notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any new notes acquired by such purchaser pursuant to the offerings. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from Navigator Gas Transport. Only one such report must be filed in respect of new notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of new notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the new notes in their particular circumstances and with respect to the eligibility of the new notes for investment by the purchaser under the relevant Canadian legislation.

                                     RATING

     Moody's has rated the old First Priority Notes B1 and the old Second Priority Existing Notes B3 and Standard & Poor's has rated the old First Priority Notes B and the old Second Priority Notes CCC+. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of the rating agencies assigned to the notes address the likelihood of the receipt by holders of the old notes of all distributions to which such holders are entitled. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that holders might suffer a lower than anticipated yield. In the event that the rating initially assigned to any of the notes is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such note. The ratings do not address the possibility that holders of the old notes may suffer a lower than anticipated yield.

     We have not requested a rating on the notes by any rating agencies other than those described above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by the rating agencies described above.

                                  LEGAL MATTERS

     Certain legal matters with respect to the new notes offered hereby will be passed upon for us, Navigator Holdings and the Manager by Graham & James LLP, New York, New York and Cains, Douglas, Isle of Man.

                                     EXPERTS

     The consolidated financial statements of Navigator Holdings as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998 appearing in this prospectus and registration statement have been audited by Liebman, Bruno & Cicero LLP, independent auditors, as set forth in their reports appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon these reports given upon the authority of the firm as experts in accounting and auditing.

                           GLOSSARY OF SHIPPING TERMS

     The following shipping terms are used in this prospectus:

     "Ballast" means the time during which a vessel is not employed while en route to load a cargo.

     "Bareboat Charter" means a contract to hire a vessel for a period of time under which the charterer is responsible for operating the vessel, providing and paying the captain and crew and paying all associated operating costs of the vessel during the charter. Also known as a "demise charter."

     "Charter" means the hire of a ship for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port.

     "Charterparty" means a contract for a charter.

     "Germanischer Lloyd" means a private organization which has as its purpose the supervision of vessels during their construction and afterward, in respect to their seaworthiness and upkeep, and the placing of vessels in "classes" according to Germanischer Lloyd's rules for each type of vessel.

     "Confiscation, Expropriation, Nationalization and Detainment Insurance" provides insurance for the occurrence of such event due to the carrying of contraband items on a vessel.

     "Contract of Affreightment" means a contract for a series of voyages involving bulk cargoes.

     "Deadweight Tonne" ("dwt") is a unit of a vessel's capacity for cargo, fuel oil, stores and crew, measured in tons. A vessel's dwt or total deadweight is the maximum weight the vessel can carry when fully loaded.

     "Drug Seizure Insurance" provides coverage for the seizure of a vessel by a national authority.

     "Freight" means the compensation for carriage of cargo.

     "General Average" is related to the deliberate sacrifice of property to save the whole venture.

     "Hull and Machinery Insurance" provides cover against total loss of a vessel, particular average, including partial loss and collision damage, general average and collision liability.

     "Lay-Up" means mooring a ship at a protected anchorage, shutting down substantially all of its operating systems and taking measures to protect against corrosion and other deterioration.

     "Loss of Hire Hull and Machinery Insurance" provides cover for the loss of earnings on a vessel after an accident under the hull and machinery policy. This is a daily indemnity based on the earnings of a vessel.

     "Loss of Hire War Risks Insurance" provides cover for the loss of earnings on a vessel after an insurable incident under the war risks policy. This is a daily indemnity based on the earnings of a vessel.

     "New Building" means a new vessel under construction.

     "P&I Clubs" means protection and indemnity clubs, whereby shipowners jointly pay to receive coverage for third party liability. P&I Clubs are mutual non-profit associations. As mutual insurers, P&I Club members are both assured and the providers of the capital necessary to support their P&I Club's underwriting.

     "Particular Average" means a fortuitous partial loss to the property insured which is not a general average loss.

     "Protection And Indemnity Insurance" and "Freight Demurrage And Defense Insurance" provide cover for loss of life, personal injury, damage to vessels and property of third parties and indemnity for legal and contractual liability as carriers of cargo. These forms of insurance are generally provided to shipowners by P&I Clubs.

     "Special Survey" means the inspection of a vessel by a Germanischer Lloyd surveyor which takes place at a minimum every four years and at a maximum every five years.

     "Spot Market" means the market for immediate chartering of a vessel.

     "Time Charter" means the hire of a ship for a specified period of time. The owner provides the ship with crew, stores and provisions, ready in all aspects to load cargo and proceed on a voyage. The charterer pays for bunkering and all voyage related expenses including canal tolls and port charges.

     "Tonne" means a metric ton of 1,000 kilograms.

     "Voyage Charter" means a contract of carriage in which the charterer pays for the use of a ship's cargo capacity for one, or sometimes more than one, voyage. Under this type of charter, the shipowner pays all the operating costs of the ship, including bunkers, canal and port changes, pilotage, towage and ship's agency, while payment for cargo handling charges is subject to agreement between the parties. Freight is generally paid per unit of cargo, such as a ton, based on an agreed quantity, or as a lump sum irrespective of the quantity loaded.

     "War Risks Policy" provides cover against the blocking and trapping of a vessel, confiscation and damage resulting from hostilities, mines, strikes, riots and civil commotions. However, a vessel subject to this form of insurance cannot trade in a high risk area without the specific agreement of the insurer and the payment of additional premiums. Pursuant to this insurance, a total loss will be declared to have occurred after six months of arrest by a government, civil war, sabotage, acts of terrorists and mines.

     The above shipping terms were supplied by the Dictionary of Shipping Serials and other sources.

***

                                                                      Appendix A





















                      CONSOLIDATED FINANCIAL STATEMENTS OF
                             NAVIGATOR HOLDINGS PLC

NAVIGATOR HOLDINGS PLC

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

December 31,

                                                                     1998             1997
                                                                 -------------    -------------
Assets:
  Restricted cash                                                $ 207,717,037    $ 254,114,847

  Vessels under construction                                        94,294,488       60,764,194
  Deferred financing costs-net                                      12,491,630       13,316,102
  Pre-Paid Marketing Fees-net                                          861,676        1,665,199
                                                                 -------------    -------------

            Total assets                                         $ 315,364,831    $ 329,860,341
                                                                 =============    =============

Liabilities:
  Interest payable and other liabilities                                  --               --

  10 1/2% First Priority Ship Mortgage Notes Due 2007              217,000,000      217,000,000
  12% Second Priority Ship Mortgage Notes Due 2007, net of
    discount of $7,156,577 and 7,583,449                            79,843,423       79,416,551
                                                                 -------------    -------------

            Total liabilities                                      296,843,423      296,416,551
                                                                 -------------    -------------

Stockholders' equity
  Common stock, par value $.01; 3,000,000 shares authorized
    2,000,000 shares issued and outstanding                             20,000           20,000
  Additional paid in capital-Common stock                           30,940,000       30,940,000
  Additional paid in capital-Warrants                                7,740,000        7,740,000
  Retained earnings or (deficit)                                   (20,178,592)      (5,256,209)
                                                                 -------------    -------------

            Total stockholders' equity                              18,521,408       33,443,791
                                                                 -------------    -------------

            Total liabilities and stockholders' equity           $ 315,364,831    $ 329,860,341
                                                                 =============    =============


         The accompanying notes are an integral part of this statement.

NAVIGATOR HOLDINGS PLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

For the year ended December 31,

                                                       1998              1997
                                                   ------------      ------------
Revenue:
  Interest income                                  $ 16,356,157      $  7,201,556
                                                   ------------      ------------

        Total revenue                                16,356,157         7,201,556
                                                   ------------      ------------


Expenses:
  Interest expense                                   28,386,173        11,335,285
  Amortization-deferred financing costs                 824,472           306,128
  Amortization-marketing                                803,523           334,801
  Amortization-warrants                                 426,872           156,551
  Other expenses                                        837,500           325,000
                                                   ------------      ------------

        Total expenses                               31,278,540        12,457,765
                                                   ------------      ------------


Net loss                                            (14,922,383)       (5,256,209)

Retained deficit, beginning of year                  (5,256,209)             --
                                                   ------------      ------------

Retained deficit, end of year                      $(20,178,592)     $ (5,256,209)
                                                   ============      ============


         The accompanying notes are an integral part of this statement.

NAVIGATOR HOLDINGS PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended December 31,                               1998              1997
                                                          ------------      ------------
Cash flows from operating activities:
  Net loss                                                $(14,922,383)     $ (5,256,209)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Amortization expense                                     2,054,866           797,480
    Changes in assets and liabilities:
      Increase in prepaid marketing fees                          --          (2,000,000)
                                                          ------------      ------------

        Net cash used by operating activities              (12,867,516)      (6,458,729)
                                                          ------------      ------------

Cash flows from investing activities:
  Payments made under vessel construction contract         (27,310,800)      (44,951,770)
  Transaction costs capitalized                                              (13,950,000)
  Interest capitalized                                      (6,219,494)       (1,862,424)
                                                          ------------      ------------

        Net cash used in investing activities              (33,530,294)      (60,764,194)
                                                          ------------      ------------

Cash flows from financing activities:
  Issuance of long term debt                                      --         304,000,000
  Warrants discount of second priority notes                      --          (7,740,000)
  Proceeds from capital contribution                              --          38,700,000
  Payments for financing costs                                    --         (13,622,230)
                                                          ------------      ------------

        Net cash provided by financing activities                 --         321,337,770
                                                          ------------      ------------

        Net increase (decrease) in cash                    (46,397,810)      254,114,847

        Restricted cash-beginning of year                  254,114,847              --
                                                          ------------      ------------

        Restricted cash-end of year                        207,717,036       254,114,847
                                                          ============      ============

Supplemental data:
  Interest paid during the year                           $ 34,605,667      $ 13,197,709
                                                          ============      ============


         The accompanying notes are an integral part of this statement.

                             NAVIGATOR HOLDINGS PLC

                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


1.   DESCRIPTION OF OPERATION:

     Navigator Holdings PLC (the "Company") is an Isle of Man public limited company. The Company was formed for the purpose of owning 100% of Navigator Gas Transport PLC (the "Issuer"), issue the Warrants to the Holders of the Second Priority Notes (see note 3 "Description of Warrants") and make a sizable equity contribution to the Issuer (see note 6 "Stockholders' Equity").

     Navigator Gas Transport PLC has been formed as an Isle of Man public limited company for the purpose of establishing, owning and financing five subsidiaries, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited (individually referred to as the "Owner", or collectively, the "Owners"). Each Owner has been formed as an Isle of Man private limited company for the purpose of building and operating one of the five semirefrigerated gas carriers (the "Vessels"). The operations of the Issuer will be limited to owning the Owners, receiving payments under the intercompany note, make payments of interest and principal on the notes, and fulfilling its obligations under the indentures, the intercreditor agreement, the letter of credit reimbursement agreement and the registration agreement. Between the issue date and the delivery date of each Vessel, the operation of each Owner will consist solely of entering into commercial arrangements in relation to the future operation of the Vessels, managing the construction of the Vessels, making payments of the management fees, paying installments under the building contracts, fulfilling its obligations under the management agreement, and guarantee. On and after the delivery of each Vessel, the operation of each Owner will consist solely of operating, maintaining, insuring and using the Vessel and conducting activities related thereto, receive payment under charters, contracts of affreightment and other contracts relating to the employment of its Vessel, receiving proceeds from the sale (if any) of its Vessel, making payments of interest and principal on the intercompany notes and any other permitted indebtedness, making payments of management fees, fulfilling its obligation under the management agreement and guarantee.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BASIS OF PRESENTATION

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

NAVIGATOR HOLDINGS PLC

     BASIS OF CONSOLIDATION

     The accompanying consolidated statements of financial condition include the accounts of the Company, the Issuer and the Owners. All intercompany accounts and transactions have been eliminated in consolidation.

     VESSELS UNDER CONSTRUCTION

     Vessels under construction are capitalized in accordance with contract payments made to the Builders. Vessels under construction also includes service of vessel design, technical supervision, structuring and providing performance bonds, and capitalization of interest incurred during the period of the vessels' construction.

     DEBT ISSUE COSTS

     Debt issue costs comprise expenses incurred in connection with the issuance of ship mortgage notes. Such expenses are being amortized over the life of the ship mortgage notes using the effective interest method.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The methods and assumptions used in estimating the fair values of financial instruments are as follows:

        RESTRICTED CASH: The carrying value of the guaranteed investment contract is stated at contract value, which approximates fair value. The contract is with Pacific Life Insurance, a California life insurance company. The contract is held in the name of the United States Trust Company (the "Trustee") on behalf of the Issuer as the Indenture Trustee.

        SHIP MORTGAGE NOTES: Due to the existing market conditions in the shipping bonds industry, the value of the Ship Mortgage Notes (the "Notes") was negatively affected causing the Notes to decline in value. However, due to the instability of the market and the elapsed time between the date of the Consolidated Statements of Financial Condition and the date of issuance of the Ship Mortgage Notes, the decline in value is deemed to be immaterial.

NAVIGATOR HOLDINGS PLC

     ACCOUNTING ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. When recorded, actual results could differ from such estimates. The most significant assumption and estimate relate to vessels under construction.

     INCOME TAXES

     The Company is exempt from United States federal, state and local income taxes and has been granted exemptions from the statutory 20% tax on profits required to be assessed against Isle of Man companies.

     Certain entities are exempt from U.S. corporate income tax on U.S. source income from their international shipping operation if (i) their countries of incorporation exempt shipping operations U.S. persons from income tax (the "incorporation Test") and (ii) they meet the "Ultimate Owners Test." A company meets the Ultimate Owners Test if more then 50% of the value of its stock is ultimately owned by individuals who are residents of a foreign country that exempts U.S. persons from tax on shipping earnings. The Company is involved in international shipping operations which meet the Incorporation Test because the Company is incorporated in the Isle of Man, which provides the required exemption to U.S. persons involved in shipping operations, and the Company believes more than 50% of the value of its outstanding shares is owned by individuals who are residents of countries which provide the required exemption to U.S. persons involved in shipping operations. The issue of residence is, however, inherently factual and cannot be determined.

     Based on the foregoing, the Company expects all of its income to remain exempt from United States income tax. Accordingly, no provision for taxes has been made in the financial statements.

     Nonmonetary Transactions

     The transfer of nonmonetary assets to the Company by its shareholders in exchange for stock are recorded at the transferor's market value of services performed determined under generally accepted accounting principals.

NAVIGATOR HOLDINGS PLC

3.   SHIP MORTGAGE NOTES:

     The Issuer placed, on August 7, 1997, through a private placement, $217,000,000 aggregate principal amount of 10 1/2% First Priority Ship Mortgage Notes Due 2007 (the "First Priority Notes") and together with Navigator Holdings PLC ("Holdings") placed 87,000 Units (the "Units"), each Unit consisting of one of the Company's 12% Second Priority Ship Mortgage Notes Due 2007 (a "Second Priority Note" and, together with the First Priority Notes, the "Notes") in a principal amount of $1,000 and 7.66 Warrants (each a "Warrant"). The Notes are unconditionally and irrevocably guaranteed by each subsidiary of the Company (collectively, the "Guarantors"). The Notes will bear interest from August 7, 1997 (the "Issue Date") until the principal thereof is paid or made available for payment. Such interest will be payable semi-annually on June 30 and December 31 of each year, commencing December 31, 1997, to the person in whose name the relevant First Priority Notes or Second Priority Notes is registered at the close of business on the preceding June 15 or December 15.

     The Notes have priority of payment and are collateralized by (i) an assignment of each vessel; (ii) an assignment of the pre-funding account and capitalized interest account held by the Trustee (iii) an assignment of the Building Contracts and technical supervision agreement; (iv) an assignment of the commercial management agreement; (v) an assignment of the management agreement with a Company's affiliate; (vi) an assignment of the performance bonds; (vii) an assignment of the earnings and issuance proceeds related to each vessel and (viii) certain other collateral.

     DESCRIPTION OF WARRANTS

     The Warrants have not been registered under the Securities Act and are subject to certain restrictions on transfer. Holders of the Warrants and the shares of Company Common Stock underlying the Warrants will have certain rights to require the Company to file and have declared effective a registration statement with respect thereto or to purchase such Warrants and underlying shares. The Warrants when exercised, will entitle the holders thereof to acquire an aggregated 666,420 shares of the Company's Common Stock, representing in aggregated 25% of the shares of the Company's Common Stock on a fully diluted basis. The Warrants will be reflected on the balance sheet as a reduction of the Second Priority Notes amortized over the life of the debt using the Effective Interest Method.

NAVIGATOR HOLDINGS PLC

     ADDITIONAL NOTES

     On the interest payment date following the delivery of the first vessel if cash available for distribution in the Revenue Account, as defined in the "Indenture Agreement", to the holder of the Second Priority Notes on such date is insufficient to pay all accrued and unpaid interest on the Second Priority Note, such interest may be paid through the issuance to the holder by the Issuer of additional Second Priority Notes having an aggregate principal amount equal to the deficiency in such available cash; provided further, however, that the Issuer may not issue more than $20.9 million in aggregate principal amount of such additional Second Priority Notes.

     REDEMPTION

     Optional Redemption

     Except as set forth below, the Notes are not redeemable at the option of the Issuer prior to June 30, 2002. On and after such date, the First Priority Notes and the Second Priority Notes may be redeemed at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the redemption prices set forth in the table below (expressed as a percentage of the principal amount thereof), plus accrued and unpaid interest to the date of redemption (subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date):

                                                       Redemption Price
     if redeemed during the 12-month period  -----------------------------------
     commencing on June 30 of the years set    First Priority  Second Priority
     forth below:                                  Notes            Notes
     ---------------------------------------------------------------------------

     2002..................................         105.75%         106.00%
     2003..................................         103.50          104.00
     2004..................................         101.75          102.00
     2005 and thereafter...................         100.00          100.00

     In addition, at any time and from time to time prior to June 30, 2000, the Issuer may redeem in the aggregate up to 35% of the original principal amount of each series of Notes, on a pro rata basis, with the proceeds of one or more public equity offerings (with the cash proceeds thereof to the extent actually contributed to the Issuer) following which there exists a public market, at a redemption price (expressed as a percentage of principal amount) of 110.5% (in the case of the First Priority Notes) and 112% (in the case of the Second Priority Notes), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $100 million aggregate principal amount of First Priority Notes and $45 million aggregate principal amount of Second Priority Notes must remain outstanding after each such redemption.

NAVIGATOR HOLDINGS PLC

     Other than as set forth in the previous paragraph, the First Priority Notes will prohibit the Issuer from redeeming at the option of the Issuer any Second Priority Notes while the First Priority Notes are outstanding.

     Mandatory Redemption

     In the event an Owner elects to terminate its Building Contract because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related vessel), the Notes of each series will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount (as defined in "Builders Performance Bond", dated August 7, 1997) of the Notes for such vessel and for each other vessel that has not been accepted by its related Owner as of the date of such termination, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to and including the date of redemption (subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date), upon the earlier to occur of (a) the receipt of a refund amount with respect to the related Building Contract(s) and (b) 60 days after the termination of such Building Contract(s) by the related Owner(s).

     If a vessel is subject to Total Loss (as defined in the "Indenture Agreement", dated August 7, 1997), the Notes of each series will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Notes for such vessel, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date), upon the earlier to occur of (a) the receipt of the issuance proceeds with respect to such Total Loss and (b) 60 days after such Total Loss was deemed to have occurred.

     DEBT COVENANTS

     The Notes include certain covenants that, among other things, limit the ability of the Issuer and the Owners to incur additional indebtedness, pay dividends or make certain payments, restrict distribution from Owners, sell assets, enter into certain mergers and consolidations, incur liens other than permitted liens and enter into certain transactions with affiliates.

NAVIGATOR HOLDINGS PLC

     Letter of Credit

     The Issuer has entered into an Irrevocable Standby Letter of Credit Agreement (the "Agreement") with the Trustee and funding bank dated August 7, 1997, for $50,000,000. The purpose of this Agreement is to provide securities for the holders of the mortgage notes regarding the repayment of principles and interest. The Agreement provides for two types of draws, interest draws and working capital draws. Under the terms of the Agreement, a maximum of $45,000,000 has been allocated for interest draws and $4,500,000 for working capital draws. The draws may only be used in certain increments and dates throughout the construction and post-delivery periods of the vessels, as defined in the Agreement. As of December 31, 1998, the issuer has no outstanding draws under the Agreement.

     Interest on the draws is charged at LIBOR plus one and one-quarter percent (1-1/4%) per annum.

     The Issuer is required under the Agreement to pay certain annual fees to sustain the Agreement. These fees are calculated at (1-1/4%) of the maximum available line of credit amount. These fees amount to $687,500 and $250,000 for the periods ended December 31, 1998 and 1997, respectively, and have been included in other expenses on the Consolidated Statement of Operations. In addition, the funding bank has received an underwriting fee of $625,000 for the Agreement, which has been capitalized and will be amortized over the life of the mortgage notes.

4    RESTRICTED CASH:

     Restricted Cash is comprised of pre-funding and a capitalized interest account. These accounts were established in the name and under the control of the Trustee. The net proceeds of the Notes issued on behalf of the Company were deposited into the accounts in the form of a guaranteed investment contract. Restricted cash will be used primarily for the payments of interest and principal due on the Notes, management fees, and contract payments to the Builders for the construction of the vessels. At December 31, 1998 and 1997 the aggregate amount of Restricted Cash was $207,717,037 and $254,114,847, respectively.

5.   CONTINGENCIES AND COMMITMENTS:

     Future contractual payments to be made under the construction contracts for each of the succeeding year ending December 31, until completion are as follows:


               1998 ..............................   27,310,800
               1999 ..............................   93,311,900
               2000 ..............................   84,208,300

NAVIGATOR HOLDINGS PLC

6.   STOCKHOLDERS' EQUITY:

     The following companies or individuals combined will represent 100% ownership of Holdings and their equity contribution to the Issuer:

          a) Cambridge Gas Transport Corporation ("CGTC") was issued 1,200,000 shares of Holdings common stock in exchange for acting as arranger and management services to be performed by the Manager as agent of CGTC prior to the delivery date of each vessel pursuant to the Management Agreement. CGTC also made cash contribution to Holdings of $10,000.

          b) Arctic Gas S.A. was issued 200,000 shares of Holdings common stock in exchange for the vessel design services contributed to the Company with a cost basis of $10.0 million.

          c) GEBAB was issued 200,000 shares of Holdings common stock in exchange for services contributed to the Company during the pre-delivery period pursuant to the Technical Supervision Agreement dated August 7, 1997 and services contributed during the first six years of the operation under the Technical Management Agreement dated August 7, 1997. Services with a cost basis of $1.0 million have been contributed to the Company.

          d) Xenon Shipping Inc. was issued 200,000 shares of Company's common stock in exchange for cash contribution to the Company in the amount of $9.3 million. On September 17, 1998 CGTC acquired 100% of Xenon Shipping Inc.

          e) Tractebel Gas Engineering GmbH ("TGE") was issued 200,000 shares of Company's common stock in exchange for a cash contribution to the Company in the amount of $10.0 million and payment by TGE to acquire the TGE Performance Bond with a cost basis of $650,000.

          f) During 1998 CGTC transferred 89,800 shares to various individuals, in addition, the Company entered into agreements with certain individuals to transfer an additional 152,667 shares of the Company's common stock. CGTC retained the voting rights to all shares.

NAVIGATOR HOLDINGS PLC

7.   RELATED PARTY TRANSACTIONS:

     On August 7, 1997, the following payments were disbursed to certain stockholders:

          a) The amounts of $2.3 million and $2,273,696 were paid to a stockholder, CGTC, for structuring fees and costs of issuance of the Notes, respectively.

          b) The amount of $2 million, $1 million to a stockholder, Xenon Shipping Inc., and $1 million to another stockholder, GEBAB, was paid for their services in developing charter contracts for the vessels during the pre-delivery period.

8.   CONCENTRATION OF CREDIT RISK:

     The Company has no sources for the payment of the principal of, and the interest on the Notes except for the pre-funding and capitalized interest accounts held by the Trustee. Accordingly, the Company's ability to pay debt service on the Notes is wholly dependent upon its financial condition, results of operations and cash flows when the vessels are in operation.

     The Company has five vessels under construction, all of which are being produced under contracts with one shipyard in the People's Republic of China ("PRC"). The production and delivery of these vessels is subject to the risk of nonperformance by the shipyard due to political or economic changes in the PRC, as well as interruption in sea or air transportation in the area. Although the Company has received various performance guarantees from the shipyard and its bank to recover its investment in the event of nonperformance, there can be no conclusive assurance that the counterparties will perform. Also, the Company's future shipping operations would be significantly disrupted if such event were to occur.

9.   MANAGEMENT AGREEMENTS:

     Each of the Owners entered into a Management Agreement with Navigator Gas Management Limited (an Isle of Man public limited company, the "Manager"), an affiliate of the Company. The Manager will manage their commercial and technical operations, including providing administrative services, causing the compliance of the Owners' covenants in the Notes and monitoring GEBAB's (through it's subsidiary "MarLink") performance under the Technical Supervision Agreement, Technical Management Agreement and Commercial Management Agreement. The Manager shall receive as compensation for its services the sum of $30,000 per annum per Vessel that has not been accepted by the related Owner and $120,000 per annum per Vessel that has been accepted by the related Owner. As of December 31, 1998 and 1997 Management fee expenses of $150,000 and $75,000, respectively, were included in other expenses on the Consolidated Statement of Operations and Retained Earnings.

NAVIGATOR HOLDINGS PLC

10.  REGISTRATION OF THE NOTES:

     In connection with the offer of the Notes, the Issuer and the Guarantors entered into a registration rights agreement for the benefit of the holders of the Notes. Pursuant thereof, the Issuer and the Guarantors have agreed to use their best efforts to effect an exchange offer to exchange up to $304,000,000 in aggregate principal amount of the Notes. As of December 31, 1999, the company has failed to register the Notes and has incurred additional interest at a rate of 0.5% per annum (the "Additional Interest Rate") over and above the interest rate set forth in the title of the Notes. As of December 31, 1998 additional interest expense amounted to $1,380,666, which is included on the Consolidated Statement of Operations and Retained Earnings.

                                   UNAUDITED



NAVIGATOR HOLDINGS PLC

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

March 31,


                                                                   1999             1998
                                                                   ----             ----
Assets:
     Restricted cash                                           $ 192,931,326    $ 251,511,714

     Vessels under construction                                  114,642,378       68,944,613
     Deferred financing costs-net                                 12,267,280       13,115,832
     Pre-Paid Marketing Fees-net                                     660,796        1,464,318
                                                              ---------------  ---------------

               Total assets                                    $ 320,501,780    $ 335,036,478
                                                              ===============  ===============

Liabilities:
     Interest payable and other liabilities                        8,723,750        8,584,417

     10 1/2% First Priority Ship Mortgage Notes Due 2007         217,000,000      217,000,000
     12% Second Priority Ship Mortgage Notes Due 2007, net of
          discount of $7,038,801 and $7,480,257                   79,961,199       79,519,743
                                                              ---------------  ---------------

              Total liabilities                                  296,961,199      296,519,743
                                                              ---------------  ---------------

Stockholders' equity
    Common stock, par value $.01; 3,000,000 shares authorized
        2,000,000 shares issued and outstanding                       20,000           20,000
    Additional paid in capital-Common stock                       30,940,000       30,940,000
    Additional paid in capital-Warrants                            7,740,000        7,740,000
    Retained earnings or (deficit)                               (23,883,169)      (8,767,682)
                                                              ---------------  ---------------

               Total stockholders' equity                         14,816,831       29,932,318
                                                              ---------------  ---------------

               Total liabilities and stockholders' equity      $ 320,501,780    $ 335,036,478
                                                              ===============  ===============



         The accompanying notes are an integral part of this statement.

                                   UNAUDITED



NAVIGATOR HOLDINGS PLC

CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

For the quarter ended March 31,


                                                                  1999             1998
                                                                  ----             ----
Revenue:
     Interest income                                            $ 3,444,689     $ 4,255,818
                                                              --------------   -------------

               Total revenue                                      3,444,689       4,255,818
                                                              --------------   -------------


Expenses:
     Interest expense                                             6,545,560       7,194,198
     Amortization-deferred financing costs                          224,349         200,269
     Amortization-marketing                                         200,881         200,881
     Amortization-warrants                                          154,524         103,192
     Other expenses                                                  60,701          68,750
                                                              --------------   -------------

               Total expenses                                     7,186,015       7,767,290
                                                              --------------   -------------


Net loss                                                         (3,741,325)     (3,511,473)

Retained deficit, beginning of quarter                          (20,141,844)     (5,256,209)
                                                              --------------   -------------

Retained deficit, end of quarter                              $ (23,883,169)   $ (8,767,682)
                                                              ==============   =============




         The accompanying notes are an integral part of this statement.

                                   UNAUDITED



NAVIGATOR HOLDINGS PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the quarter ended March 31,

                                                                                 1999                1998
                                                                                 ----                ----
Cash flows from operating activities:
     Net loss                                                                  $ (3,741,325)       $ (3,511,473)
     Adjustments to reconcile net income to net cash provided
        by operating activities:
           Amortization expense                                                     579,754             504,342
           Changes in assets and liabilities:
               Increase in interest payable and other liabilities                 8,723,750           8,584,417
                                                                               -------------      -------------

                 Net cash used by operating activities                            5,562,178           5,577,286
                                                                               -------------      -------------

Cash flows from investing activities:
     Payments made under vessels construction contract                          (18,207,200)        (6,827,700)
     Interest capitalized                                                        (2,140,690)        (1,352,719)
                                                                               -------------      -------------

               Net cash used in investing activities                            (20,347,890)         (8,180,419)
                                                                               -------------      --------------

               Net decrease in cash                                             (14,785,712)         (2,603,133)

               Restricted cash-beginning of quarter                             207,717,037         254,114,847
                                                                               -------------      --------------

               Restricted cash-end of quarter                                   192,931,325         251,511,714
                                                                               =============      ==============

Supplemental data:
     Interest paid during the quarter                                          $        -         $         -
                                                                               =============      ==============



         The accompanying notes are an integral part of this statement.

NAVIGATOR HOLDINGS PLC

1.   DESCRIPTION OF OPERATION:

     Navigator Holdings PLC (the "Company") is an Isle of Man public limited company. The Company was formed for the purpose of owning 100% of Navigator Gas Transport PLC (the "Issuer"), issue the Warrants to the Holders of the Second Priority Notes (see note 3 "Description of Warrants") and make a sizable equity contribution to the Issuer (see note 6 "Stockholders' Equity").

     Navigator Gas Transport PLC has been formed as an Isle of Man public limited company for the purpose of establishing, owning and financing five subsidiaries, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited (individually referred to as the "Owner", or collectively, the "Owners"). Each Owner has been formed as an Isle of Man private limited company for the purpose of building and operating one of the five semirefrigerated gas carriers (the "Vessels"). The operations of the Issuer will be limited to owning the Owners, receiving payments under the intercompany note, make payments of interest and principal on the notes, and fulfilling its obligations under the indentures, the intercreditor agreement, the letter of credit reimbursement agreement and the registration agreement. Between the issue date and the delivery date of each Vessel, the operation of each Owner will consist solely of entering into commercial arrangements in relation to the future operation of the Vessels, managing the construction of the Vessels, making payments of the management fees, paying installments under the building contracts, fulfilling its obligations under the management agreement, and guarantee. On and after the delivery of each Vessel, the operation of each Owner will consist solely of operating, maintaining, insuring and using the Vessel and conducting activities related thereto, receive payment under charters, contracts of affreightment and other contracts relating to the employment of its Vessel, receiving proceeds from the sale (if any) of its Vessel, making payments of interest and principal on the intercompany notes and any other permitted indebtedness, making payments of management fees, fulfilling its obligation under the management agreement and guarantee.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BASIS OF PRESENTATION
     ---------------------

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

NAVIGATOR HOLDINGS PLC

     BASIS OF CONSOLIDATION
     ----------------------

     The accompanying consolidated statements of financial condition include the accounts of the Company, the Issuer and the Owners. All intercompany accounts and transactions have been eliminated in consolidation.


     VESSELS UNDER CONSTRUCTION
     --------------------------

     Vessels under construction are capitalized in accordance with contract payments made to the Builders. Vessels under construction also includes service of vessel design, technical supervision, structuring and providing performance bonds, and capitalization of interest incurred during the period of the vessels' construction.

     DEBT ISSUE COSTS
     ----------------

     Debt issue costs comprise expenses incurred in connection with the issuance of ship mortgage notes. Such expenses are being amortized over the life of the ship mortgage notes using the effective interest method.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     The methods and assumptions used in estimating the fair values of financial instruments are as follows:

        RESTRICTED CASH: The carrying value of the guaranteed investment contract is stated at contract value, which approximates fair value. The contract is with Pacific Life Insurance, a California life insurance company. The contract is held in the name of the United States Trust Company (the "Trustee") on behalf of the Issuer as the Indenture Trustee.

        SHIP MORTGAGE NOTES: The carrying value of the Ship Mortgage Notes (the "Notes") approximates fair value as of March 31, 1998 based upon similar financing terms and maturities. As of March 31, 1999, the value of the Notes was negatively affected causing the Notes to decline in value. However, due to the instability of the market and the elapsed time between the date of the consolidated balance sheet and the date of issuance of the Notes, the decline in value is deemed to be immaterial.

NAVIGATOR HOLDINGS PLC

     ACCOUNTING ESTIMATES
     --------------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. When recorded, actual results could differ from such estimates. The most significant assumption and estimate relate to vessels under construction.

     INCOME TAXES
     ------------

     The Company is exempt from United States federal, state and local income taxes and has been granted exemptions from the statutory 20% tax on profits required to be assessed against Isle of Man companies.

     Certain entities are exempt from U.S. corporate income tax on U.S. source income from their international shipping operation if (i) their countries of incorporation exempt shipping operations U.S. persons from income tax (the "Incorporation Test") and (ii) they meet the "Ultimate Owners Test." A company meets the Ultimate Owners Test if more then 50% of the value of its stock is ultimately owned by individuals who are residents of a foreign country that exempts U.S. persons from tax on shipping earnings. The Company is involved in international shipping operations which meet the Incorporation Test because the Company is incorporated in the Isle of Man, which provides the required exemption to U.S. persons involved in shipping operations, and the Company believes more than 50% of the value of its outstanding shares is owned by individuals who are residents of countries which provide the required exemption to U.S. persons involved in shipping operations. The issue of residence is, however, inherently factual and cannot be determined.

     Based on the foregoing, the Company expects all of its income to remain exempt from United States income tax. Accordingly, no provision for taxes has been made in the financial statements.

     Nonmonetary Transactions
     ------------------------

     The transfer of nonmonetary assets to the Company by its shareholders in exchange for stock are recorded at the transferor's market value of services performed determined under generally accepted accounting principals.

NAVIGATOR HOLDINGS PLC

3.   SHIP MORTGAGE NOTES:

     The Issuer placed, on August 7, 1997, through a private placement, $217,000,000 aggregate principal amount of 10 1/2% First Priority Ship Mortgage Notes Due 2007 (the "First Priority Notes") and together with Navigator Holdings PLC ("Holdings") placed 87,000 Units (the "Units"), each Unit consisting of one of the Company's 12% Second Priority Ship Mortgage Notes Due 2007 (a "Second Priority Note" and, together with the First Priority Notes, the "Notes") in a principal amount of $1,000 and 7.66 Warrants (each a "Warrant"). The Notes are unconditionally and irrevocably guaranteed by each subsidiary of the Company (collectively, the "Guarantors"). The Notes will bear interest from August 7, 1997 (the "Issue Date") until the principal thereof is paid or made available for payment. Such interest will be payable semi-annually on June 30 and December 31 of each year, commencing December 31, 1997, to the person in whose name the relevant First Priority Notes or Second Priority Notes is registered at the close of business on the preceding June 15 or December 15.

     The Notes have priority of payment and are collateralized by (i) an assignment of each vessel; (ii) an assignment of the pre-funding account and capitalized interest account held by the Trustee (iii) an assignment of the Building Contracts and technical supervision agreement; (iv) an assignment of the commercial management agreement; (v) an assignment of the management agreement with a Company's affiliate; (vi) an assignment of the performance bonds; (vii) an assignment of the earnings and issuance proceeds related to each vessel and (viii) certain other collateral.

     DESCRIPTION OF WARRANTS
     -----------------------

     The Warrants have not been registered under the Securities Act and are subject to certain restrictions on transfer. Holders of the Warrants and the shares of Company Common Stock underlying the Warrants will have certain rights to require the Company to file and have declared effective a registration statement with respect thereto or to purchase such Warrants and underlying shares. The Warrants when exercised, will entitle the holders thereof to acquire an aggregated 666,420 shares of the Company's Common Stock, representing in aggregated 25% of the shares of the Company's Common Stock on a fully diluted basis. The Warrants will be reflected on the balance sheet as a reduction of the Second Priority Notes amortized over the life of the debt using the Effective Interest Method.

NAVIGATOR HOLDINGS PLC

     ADDITIONAL NOTES
     ----------------

     On the interest payment date following the delivery of the first vessel if cash available for distribution in the Revenue Account, as defined in the "Indenture Agreement", to the holder of the Second Priority Notes on such date is insufficient to pay all accrued and unpaid interest on the Second Priority Note, such interest may be paid through the issuance to the holder by the Issuer of additional Second Priority Notes having an aggregate principal amount equal to the deficiency in such available cash; provided further, however, that the Issuer may not issue more than $20.9 million in aggregate principal amount of such additional Second Priority Notes.

     REDEMPTION
     ----------

     Optional Redemption

     Except as set forth below, the Notes are not redeemable at the option of the Issuer prior to June 30, 2002. On and after such date, the First Priority Notes and the Second Priority Notes may be redeemed at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the redemption prices set forth in the table below (expressed as a percentage of the principal amount thereof), plus accrued and unpaid interest to the date of redemption (subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date):

                                                      Redemption Price
     if redeemed during the 12-month period  -----------------------------------
     commencing on June 30 of the years set    First Priority  Second Priority
     forth below:                                  Notes            Notes
     ---------------------------------------------------------------------------

     2002..................................       105.75%           106.00%
     2003..................................       103.50            104.00
     2004..................................       101.75            102.00
     2005 and thereafter...................       100.00            100.00

     In addition, at any time and from time to time prior to June 30, 2000, the Issuer may redeem in the aggregate up to 35% of the original principal amount of each series of Notes, on a pro rata basis, with the proceeds of one or more public equity offerings (with the cash proceeds thereof to the extent actually contributed to the Issuer) following which there exists a public market, at a redemption price (expressed as a percentage of principal amount) of 110.5% (in the case of the First Priority Notes) and 112% (in the case of the Second Priority Notes), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $100 million aggregate principal amount of First Priority Notes and $45 million aggregate principal amount of Second Priority Notes must remain outstanding after each such redemption.

NAVIGATOR HOLDINGS PLC

     Other than as set forth in the previous paragraph, the First Priority Notes will prohibit the Issuer from redeeming at the option of the Issuer any Second Priority Notes while the First Priority Notes are outstanding.

     Mandatory Redemption

     In the event an Owner elects to terminate its Building Contract because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related vessel), the Notes of each series will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount (as defined in "Builders Performance Bond", dated August 7, 1997) of the Notes for such vessel and for each other vessel that has not been accepted by its related Owner as of the date of such termination, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to and including the date of redemption (subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date), upon the earlier to occur of (a) the receipt of a refund amount with respect to the related Building Contract(s) and (b) 60 days after the termination of such Building Contract(s) by the related Owner(s).

     If a vessel is subject to Total Loss (as defined in the "Indenture Agreement", dated August 7, 1997), the Notes of each series will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Notes for such vessel, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of a holder of record on the relevant record date to receive interest due on the relevant interest payment date), upon the earlier to occur of (a) the receipt of the issuance proceeds with respect to such Total Loss and (b) 60 days after such Total Loss was deemed to have occurred.

     DEBT COVENANTS
     --------------

     The Notes include certain covenants that, among other things, limit the ability of the Issuer and the Owners to incur additional indebtedness, pay dividends or make certain payments, restrict distribution from Owners, sell assets, enter into certain mergers and consolidations, incur liens other than permitted liens and enter into certain transactions with affiliates.

NAVIGATOR HOLDINGS PLC

     Letter of Credit
     ----------------

     The Issuer has entered into an Irrevocable Standby Letter of Credit Agreement (the "Agreement") with the Trustee and funding bank dated August 7, 1997, for $50,000,000. The purpose of this Agreement is to provide securities for the holders of the mortgage notes regarding the repayment of principles and interest. The Agreement provides for two types of draws, interest draws and working capital draws. Under the terms of the Agreement, a maximum of $45,000,000 has been allocated for interest draws and $4,500,000 for working capital draws. The draws may only be used in certain increments and dates throughout the construction and post-delivery periods of the vessels, as defined in the Agreement. As of December 31, 1998, the issuer has no outstanding draws under the Agreement.

     Interest on the draws is charged at LIBOR plus one and one-quarter percent (1-1/4%) per annum.

     The Issuer is required under the Agreement to pay certain annual fees to sustain the Agreement. These fees are calculated at (1-1/4%) of the maximum available line of credit amount. These fees amount to $0 and $31,250 for the quarter ended March 31, 1999 and 1998, respectively, and have been included in other expenses on the Consolidated Statement of Operations. In addition, the funding bank has received an underwriting fee of $625,000 for the Agreement, which has been capitalized and will be amortized over the life of the mortgage notes.


4    RESTRICTED CASH:

     Restricted Cash is comprised of pre-funding and a capitalized interest account. These accounts were established in the name and under the control of the Trustee. The net proceeds of the Notes issued on behalf of the Company were deposited into the accounts in the form of a guaranteed investment contract. Restricted cash will be used primarily for the payments of interest and principal due on the Notes, management fees, and contract payments to the Builders for the construction of the vessels. At March 31, 1999 and 1998 the aggregate amount of Restricted Cash was $192,931,326 and $251,511,714, respectively.

5.   CONTINGENCIES AND COMMITMENTS:

     Future contractual payments to be made under the construction contracts for each of the succeeding year ending March 31, until completion are as follows:

                  ---------------------------------------
                  1999                    38,690,300
                  ---------------------------------------
                  2000                   109,243,200
                  ---------------------------------------
                  2001                    50,069,800
                  ---------------------------------------

NAVIGATOR HOLDINGS PLC

6.   STOCKHOLDERS' EQUITY:

     The following companies or individuals combined will represent 100% ownership of Holdings and their equity contribution to the Issuer:

          a) Cambridge Gas Transport Corporation ("CGTC") was issued 1,200,000 shares of Holdings common stock in exchange for acting as arranger and management services to be performed by the Manager as agent of CGTC prior to the delivery date of each vessel pursuant to the Management Agreement. CGTC in addition made cash contribution to Holdings of $10,000.

          b) Arctic Gas S.A. was issued 200,000 shares of Holdings common stock in exchange for the vessel design services contributed to the Company with a cost basis of $10.0 million.

          c) GEBAB was issued 200,000 shares of Holdings common stock in exchange for services contributed to the Company during the pre-delivery period pursuant to the Technical Supervision Agreement dated August 7, 1997 and services contributed during the first six years of the operation under the Technical Management Agreement dated August 7, 1997. Services with a cost basis of $1.0 million have been contributed to the Company.

          d) Xenon Shipping Inc. was issued 200,000 shares of Company's common stock in exchange for cash contribution to the Company in the amount of $9.3 million. On September 17, 1998 CGTC acquired 100% of Xenon Shipping Inc.

          e) Tractebel Gas Engineering GmbH ("TGE") was issued 200,000 shares of Company's common stock in exchange for a cash contribution to the Company in the amount of $10.0 million and payment by TGE to acquire the TGE Performance Bond with a cost basis of $650,000.

          f) During 1998 CGTC transferred 89,800 shares to various individuals, in addition, the Company entered into agreements with certain other individuals to transfer an additional 152,667 shares of the Company's common stock. CGTC retained the voting rights to all shares.

NAVIGATOR HOLDINGS PLC

7.   RELATED PARTY TRANSACTIONS:

     On August 7, 1997, the following payments were disbursed to certain stockholders:

          a) The amounts of $2.3 million and $2,273,696 were paid to a stockholder, CGTC, for structuring fees and costs of issuance of the Notes, respectively.

          b) The amount of $2 million, $1 million to a stockholder, Xenon Shipping Inc., and $1 million to another stockholder, GEBAB, was paid for their services in developing charter contracts for the vessels during the pre-delivery period.


8.   CONCENTRATION OF CREDIT RISK:

     The Company has no sources for the payment of the principal of, and the interest on the Notes except for the pre-funding and capitalized interest accounts held by the Trustee. Accordingly, the Company's ability to pay debt service on the Notes is wholly dependent upon its financial condition, results of operations and cash flows when the vessels are in operation.

     The Company has five vessels under construction, all of which are being produced under contracts with one shipyard in the People's Republic of China ("PRC"). The production and delivery of these vessels is subject to the risk of nonperformance by the shipyard due to political or economic changes in the PRC, as well as interruption in sea or air transportation in the area. Although the Company has received various performance guarantees from the shipyard and its bank to recover its investment in the event of nonperformance, there can be no conclusive assurance that the counterparties will perform. Also, the Company's future shipping operations would be significantly disrupted if such event were to occur.


9.   MANAGEMENT AGREEMENTS:

     Each of the Owners entered into a Management Agreement with Navigator Gas Management Limited (an Isle of Man public limited company, the "Manager"), an affiliate of the Company. The Manager will manage their commercial and technical operations, including providing administrative services, causing the compliance of the Owners' covenants in the Notes and monitoring GEBAB's (through it's subsidiary "MarLink") performance under the Technical Supervision Agreement, Technical Management Agreement and Commercial Management Agreement. The Manager shall receive as compensation for its services the sum of $30,000 per annum per Vessel that has not been accepted by the related Owner and $120,000 per annum per Vessel that has been accepted by the related Owner. As of the quarter ended March 31, 1999 and 1998 Management fee expenses of $37,500 and $37,500, respectively, were included in other expenses on the Consolidated Statement of Operations and Retained Earnings.

NAVIGATOR HOLDINGS PLC

10.  REGISTRATION OF THE NOTES:

     In connection with the offer of the Notes, the Issuer and the Guarantors entered into a registration rights agreement for the benefit of the holders of the Notes. Pursuant thereof, the Issuer and the Guarantors have agreed to use their best efforts to effect an exchange offer to exchange up to $304,000,000 in aggregate principal amount of the Notes. As of March 31, 1999 and 1998, the company failed to register the Notes and has incurred additional interest at a rate of 0.5% per annum (the "Additional Interest Rate") over and above the interest rate set forth in the title of the Notes. As of the quarter ended March 31, 1999 and 1998 additional interest expense amounted to $380,000 and $240,666, respectively, which is included on the Consolidated Statement of Operations and Retained Earnings.

                                                                      Appendix B


                       ISLE OF MAN SUPPLEMENTARY SCHEDULE

     1. Set out below is the contents of the memorandum of Navigator Gas Transport PLC, together with the names, descriptions and addresses of the signatories and the number of shares submitted by them respectively.

                         THE COMPANIES ACTS 1931 to 1993

                                   ISLE OF MAN
                           A COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                           NAVIGATOR GAS TRANSPORT PLC

The name of the company is:

          1.   NAVIGATOR GAS TRANSPORT PLC

          2.   The company is a public company.

          3.   The liability of the members is limited.

          4. Restrictions, if any, on the exercise of the rights, powers and privileges of the company: None unless and until decided upon by Special Resolution of the company in accordance with Section 6 of the Companies Act 1986.

          5. The Share Capital of the company is US$2,000 divided into 2,000 Ordinary shares of US $1.00 each.

We, the subscribers to this memorandum of association

          (a) wish to be formed into a company pursuant to this memorandum;

          (b) agree to take the number of shares shown opposite my name;

          (c) declare that all the requirements of the Companies Acts 1931 to 1993 in respect of matters relating to registration and of matters precedent and incidental thereto have been complied with.

------------------------------------------------------------------------------
Name and address           Signatures         Number of Shares Taken
 of subscriber
------------------------------------------------------------------------------
EDWARD HAROLD                                 ONE
CHARLES CAIN
15-19 Athol Street
Douglas
Isle of Man

JOHN MICHAEL KILLIP                           ONE
15-19 Athol Street
Douglas
Isle of Man
------------------------------------------------------------------------------

Dated this 17 day of June 1997

Witness to the above signature

TERRY BURNS
15-19 Athol Street
Douglas
Isle of Man

2. No founders' or management shares are comprised in the capital of Navigator Gas Transport.

3. The articles of association of Navigator Gas Transport contain the following provision relating to the number of shares which are required to be held by a director in order for him to qualify as a director:

     "The shareholding qualifications for Directors may be fixed by the Company in general meeting, and unless so fixed no qualification shall be required."

     In addition such articles contain the following provision in relation to Directors' remuneration:

     "The remuneration of the Directors shall from time to time be determined by the Company in general meeting..."

     A Managing Director of Navigator Gas Transport shall be remunerated upon such terms as the Directors determine.

4. The names, descriptions and addresses of the Directors of Navigator Gas Transport are as follows:

         Kenneth Lawill Columbia                     14 Stanton Drive
                                                     Stamford, CT 06902
                                                     USA

     Mr. Columbia is an American citizen. He has extensive experience in transportation-related positions and extensive administrative and managerial experience in shipping.

         Nunzio Calogero Li Pomi                       750 Lexington Avenue
                                                       30th Floor
                                                       New York
                                                       New York 10022
                                                       USA

     Mr. Li Pomi is an Italian citizen and currently resides in the United States. He is presently employed as the Controller of Cambridge Fund Management.

         Shaun Ferguson Cairns                         1 Castle Street
                                                       Castletown
                                                       Isle of Man IM9 1LK

     Mr. Cairns is a British citizen. He is a chartered accountant. He is presently serving as the Chief Executive Officer of Wychwood Trust Limited, Isle of Man.

5. No subscription lists will be maintained in respect of the exchange offer.

6. No options in respect of shares or debentures relating to Navigator Gas Transport have been issued.

7. The following amounts of shares and debentures which within the two preceding years have been issued, or agreed to be issued as fully or partly paid up otherwise than in cash, and in the latter case, the extent to which they are so paid up, and in either case the consideration for which those shares or debentures have been issued or are proposed or intended to be issued are as set out below:

          Cambridge Gas Transport Corporation            1,200,000
          GEBAB                                            200,000
          Arctic Gas S.A.                                  200,000
          Tractebel Gas Engineering GmbH                   200,000
          Xenon Shipping Inc.                              200,000

8. The following amounts of commission have been paid within the two preceding years, or is payable by Navigator Gas Transport in connection with the subscription of shares or debentures:

                                                                Amounts
                                                               (Millions)
                                                               ----------
         Structuring fee                                          2.3

         Initial purchases, discounts and commissions            10.6

9. The estimated amount of preliminary expenses paid by Navigator Gas Transport are as follows:

                                                                   Amounts
                                                                  (Millions)
                                                                  ----------
         Initial Payment to Builders                                $32.7

         Structuring Fee                                              2.3

         Debt Issuance Costs                                         13.6

         Pre-paid Marketing Fees                                      2.0

         Exchange Offer Expenses (estimated)                           .45

10. The amount or benefit paid or given within the two preceding years or intended to be paid or given to any promoter, and the consideration for the payment or the giving of the benefit is as follows:

                                                      [None]

11. Navigator Gas Transport has entered into the following contracts which are or may be material:

          o Indenture, dated as of August 1, 1997, among Navigator Gas Transport, Navigator Holdings PLC ("Holdings"), the Owners and United States Trust Company of New York (the "First Priority Trustee"), in respect of the 10 1/2% First Priority Ship Mortgage Notes due 2007.

          o Indenture, dated as of August 1, 1997, among Navigator Gas Transport, Holdings, the Owners and The Chase Manhattan Bank of New York (the "Second Priority Trustee"), in respect of the 12% Secondary Priority Ship Mortgage Notes due 2007.

          o Intercreditor Agreement, dated as of August 1, 1997 between the First Priority Trustee, the Second Priority Trustee, Navigator Gas Transport, the Owners and Holdings.

          o Letter of Credit Reimbursement Agreement, dated as of August 7, 1997 among Navigator Gas Transport, Holdings, the Owners, Credit Suisse First Boston and certain banks named therein.

          o Intercompany Note dated as of August 7, 1997, made by the Owners to Navigation Gas Transport.

          o Letter of Credit dated as of August 7, 1997, issued by Credit Suisse First Boston in favor of the Collateral Agent.

          o Triparty Agreement dated as of August 1, 1997 among Holdings, China Shipbuilding Trading Company, Limited Jiangnan Shipyard and Tractebel.

          o Management Agreement, dated as of August 1, 1997, between Navigator Gas Management Limited, the Owners, Navigator Gas Transport and Holdings.

          o Registration Rights Agreement, dated as of July 31, 11997 among Credit Suisse First Boston Corporation, Cambridge Partners, L.L.C. and Navigator Gas Transport.

          o Global First Priority Note dated August 7, 1997 in the amount of $75,000,000.

          o Global First Priority Note dated August 7, 1997 in the amount of $67,000,000.

          o Global First Priority Note dated August 7, 1997 in the amount of $67,000,000.

          o    Global Second Priority Note in the amount of $87,000,000.

12. The names and addresses of the auditors of Navigator Gas Transport are as follows:

                                   Andrew H. Sharpe
                                   1 Castle Street
                                   Castletown
                                   Isle of Man IM9 1LF

13. Navigator Gas Transport commenced business on June 17, 1997.

PART II Auditors' Report.

     Isle of Man auditors' reports to be inserted

     The documents which have been delivered to the Registrar of Companies with a copy of this document for registration are as follows:

          (a) the consents of each expert, Cains, Isle of Man and Graham & James, LLP, New York;

          (b)  the material contracts referred to in Part I paragraph 11 above;

          (c)  Auditors statement of adjustments.

NOTE: THIS SUPPLEMENTARY SCHEDULE IS BASED ON SCHEDULE 4 TO THE COMPANIES ACT 1931. IT WILL REQUIRE ADDITION AND/OR DELETION AND AMENDMENT IN ORDER TO ENSURE STATUTORY COMPLIANCE.

     We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. If you are given any information or representations that are not discussed in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or exchange or a solicitation of an offer to buy or exchange any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or exchange or the solicitation of an offer to buy or exchange those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and an exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in our affairs since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

     Until ________ __, 1999 (90 days following the date of this prospectus), all dealers effecting transactions in the new notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

                                  $304,000,000

                           NAVIGATOR GAS TRANSPORT PLC

        $217,000,000 10 1/2% First Priority Ship Mortgage Notes Due 2007

                                       and

          $87,000,000 12% Second Priority Ship Mortgage Notes Due 2007

                                   PROSPECTUS

                                  June __, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

NAVIGATOR GAS TRANSPORT PLC ("NAVIGATOR GAS TRANSPORT"), NAVIGATOR GAS (IOM I-A) LIMITED, NAVIGATOR GAS (IOM I-B) LIMITED, NAVIGATOR GAS (IOM I-C) LIMITED, NAVIGATOR GAS (IOM I-D) LIMITED AND NAVIGATOR GAS (IOM I-E) LIMITED (EACH, AN "OWNER" AND TOGETHER WITH NAVIGATOR GAS TRANSPORT, THE "COMPANIES")

          Each of the Companies is a corporation incorporated under the laws of the Isle of Man. Section 151 of the Isle of Man Companies Act 1931 provides that any provision (whether contained in the articles of association of the corporation or elsewhere) exempting any director, officer or auditor (collectively, "Officer") or indemnifying him or her against any liability which would attach to him or her in relation to any negligence, default, breach of duty or breach of trust is void. However, Section 151 also provides that an Isle of Man corporation may indemnify any Officer against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application under Section 337 of the Isle of Man Companies Act 1931 in which relief is granted by a court. Section 337 provides that, if in any proceedings for negligence, default, breach of duty or breach of trust against any Officer it appears to the court hearing the case that the person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably and that, having regard to all the circumstances of the case, including those connected with his appointment, he or she ought fairly be excused, that court may relieve him or her either wholly or partly his or her liability on such terms as the court thinks fit. Additionally, under Section 337, where any Officer has reason to believe that any claim will or might be made against him or her, he or she may apply to court for relief as if an action had already been brought against him.

          Subject to the foregoing, an Isle of Man company has the power to purchase and maintain insurance on behalf of an Officer against any liability alleged against him or her for negligence, default, breach of duty or breach of trust.

          Article 126 of the Articles of Association of each of the Companies provides for indemnification of directors and officers as follows:

     Every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in paragraph (c) of the proviso to Section 151 of the Companies Act 1931), which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect insofar as its provisions are not avoided by the said section.

          The effectiveness of such article is subject to the provisions of
Section 151 of the Isle of Man Companies Act 1931 as discussed above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (A)      EXHIBITS

         3.1 Memorandum and Articles of Association of Navigator Gas Transport PLC, incorporated by reference to Exhibit 3.1 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         3.2 Memorandum and Articles of Association of Navigator Gas (IOM I-A) Limited, incorporated by reference to Exhibit 3.2 of the registrant's
                              Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997
         3.3 Memorandum and Articles of Association of Navigator Gas (IOM I-B) Limited, incorporated by reference to Exhibit 3.3 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         3.4 Memorandum and Articles of Association of Navigator Gas (IOM I-C) Limited, incorporated by reference to Exhibit 3.4 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         3.5 Memorandum and Articles of Association of Navigator Gas (IOM I-D) Limited, incorporated by reference to Exhibit 3.5 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         3.6 Memorandum and Articles of Association of Navigator Gas (IOM I-E) Limited, incorporated by reference to Exhibit 3.6 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.1 Indenture, dated as of August 1, 1997, among Navigator Gas Transport, Navigator Holdings PLC ("Holdings"), the Owners and United States Trust Company of New York (the "First Priority Trustee"), in respect of the 10 1/2% First Priority Ship Mortgage Notes due 2007, incorporated by reference to Exhibit 4.1 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.2 Indenture, dated as of August 1, 1997, among Navigator Gas Transport, Holdings, the Owners and The Chase Manhattan Bank of New York (the "Second Priority Trustee"), in respect of the 12% Second Priority Ship Mortgage Notes due 2007, incorporated by reference to Exhibit 4.2 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.3 Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-A) Limited and the Collateral Agent, United States Trust Company of New York, incorporated by reference to Exhibit
                              4.3 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22, 1997.
         4.4 Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-B) Limited and the Collateral Agent, incorporated by reference to
                              Exhibit 4.4 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.

         4.5 Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-C) Limited and the Collateral Agent, incorporated by reference to
                              Exhibit 4.5 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.6 Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM 1-D) Limited and the Collateral Agent, incorporated by reference to
                              Exhibit 4.6 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.7 Issue of One Debenture, dated as of August 1, 1997, between Navigator Gas (IOM I-E) Limited and the Collateral Agent, incorporated by reference to
                              Exhibit 4.7 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.8 Form of First Priority Exchange Note, incorporated by reference to Exhibit 4.8 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.9 Form of Second Priority Exchange Note, incorporated by reference to Exhibit 4.9 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.10 Intercreditor Agreement, dated as of August 1, 1997 between the First Priority Trustee, the Second Priority Trustee, Navigator Gas Transport, the Owners and Holdings, incorporated by reference to Exhibit 4.10 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.11 Letter of Credit Reimbursement Agreement, dated as of August 7, 1997 among Navigator Gas Transport, Holdings, the Owners, Credit Suisse First Boston and certain banks named therein, incorporated by reference to Exhibit 4.11 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.12 Intercompany Note dated as of August 7, 1997, made by the Owners to Navigator Gas Transport, incorporated by reference to Exhibit 4.12 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.13 Letter of Credit dated as of August 7, 1997, issued by Credit Suisse First Boston in favor of the Collateral Agent, incorporated by reference to
                              Exhibit 4.13 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         4.14 Triparty Agreement dated as of August 1, 1997 among Holdings, China Shipbuilding Trading Company, Limited, Jiangnan Shipyard and Tractebel, incorporated by reference to Exhibit 4.14 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         5.1* Opinion of Graham & James LLP, counsel to Navigator Gas Transport PLC and the Owners, as to the validity of the Notes.
         8.1* Opinion of Graham & James LLP, counsel to the Owners, as to Certain United States Income Tax Consequences (included in Exhibit 5.1).

         8.2* Opinion of Cains, special counsel to the Owners, as to Certain Isle of Man Tax Consequences.
         10.1 Amended and Restated Shipbuilding Contract, dated as of June 26, 1997, between Navigator Holdings PLC and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit 10.1 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.2 Amended and Restated Shipbuilding Contract, dated as of June 26, 1997, between Navigator Holdings PLC and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit 10.2 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.3 Amended and Restated Shipbuilding Contract, dated as of June 26, 1997, among Navigator Holdings PLC and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit 10.3 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.4 Amended and Restated Shipbuilding Contract, dated as of June 26, 1997, among Navigator Holdings PLC and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit 10.4 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.5 Amended and Restated Shipbuilding Contract, dated as of June 26, 1997, among Navigator Holdings PLC and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit 10.5 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.6 Amendment No. 1 to Amended and Restated Shipbuilding Contract, dated as of August 1, 1997, among Navigator Gas (IOM I-A) Limited and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit
                              10.6 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22, 1997.
         10.7 Amendment No. 1 to Amended and Restated Shipbuilding Contract, dated as of August 1, 1997, among Navigator Gas (IOM I-B) Limited and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit
                              10.7 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22, 1997.
         10.8 Amendment No. 1 to Amended and Restated Shipbuilding Contract, dated as of August 1, 1997, among Navigator Gas (IOM I-C) Limited and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit
                              10.8 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22, 1997.

         10.9 Amendment No. 1 to Amended and Restated Shipbuilding Contract, dated as of August 1, 1997, among Navigator Gas (IOM I-D) Limited and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit
                              10.9 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22, 1997.
         10.10 Amendment No. 1 to Amended and Restated Shipbuilding Contract, dated as of August 1, 1997, among Navigator Gas (IOM I-E) Limited and China Shipbuilding Trading Company, Limited and Jiangnan Shipyard, incorporated by reference to Exhibit
                              10.10 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22, 1997.
         10.11 Management Agreement, dated as of August 1, 1997, between Navigator Gas Management Limited, the Owners, Navigator Gas Transport and Holdings, incorporated by reference to Exhibit 10.11 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.12 Technical Supervision Agreement dated February 28, 1997 between Holdings on behalf of each Owner and GEBAB, incorporated by reference to Exhibit 10.12 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.13 Agreement on Contract for Technical Matters dated February 28, 1997 between Holdings on behalf of each Owner and GEBAB, incorporated by reference to
                              Exhibit 10.13 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.14 Master Marketing and Services Agreement dated as of February 28, 1997 between Holdings on behalf of each Owner and GEBAB, incorporated by reference to
                              Exhibit 10.14 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.15 Purchase Agreement, dated July 31, 1997, among Credit Suisse First Boston Corporation, Cambridge Partners, L.L.C. and Navigator Gas Transport, incorporated by reference to Exhibit 10.15 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.16 Registration Rights Agreement, dated as of July 31, 1997 among Credit Suisse First Boston Corporation, Cambridge Partners, L.L.C. and Navigator Gas Transport, incorporated by reference to Exhibit 10.16 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.
         10.17 Assignment and Assumption Agreement dated as of July 31, 1997 between Holdings and Navigator Gas (IOM I-A) Limited, incorporated by reference to
                              Exhibit 10.17 of the registrant's Form F-4, File No. 333-36111, filed with the SEC on September 22, 1997.

         10.18                Assignment and Assumption Agreement dated as of
                              July 31, 1997 between Holdings and Navigator Gas
                              (IOM I-B) Limited, incorporated by reference to
                              Exhibit 10.18 of the registrant's Form F-4, File
                              No. 333-36111, filed with the SEC on September 22,
                              1997.
         10.19                Assignment and Assumption Agreement dated as of
                              July 31, 1997 between Holdings and Navigator Gas
                              (IOM I-C) Limited, incorporated by reference to
                              Exhibit 10.19 of the registrant's Form F-4, File
                              No. 333-36111, filed with the SEC on September 22,
                              1997.
         10.20                Assignment and Assumption Agreement dated as of
                              July 31, 1997 between Holdings and Navigator Gas
                              (IOM I-D) Limited, incorporated by reference to
                              Exhibit 10.20 of the registrant's Form F-4, File
                              No. 333-36111, filed with the SEC on September 22,
                              1997.
         10.21                Assignment and Assumption Agreement dated as of
                              July 31, 1997 between Holdings and Navigator Gas
                              (IOM I-E) Limited, incorporated by reference to
                              Exhibit 10.21 of the registrant's Form F-4, File
                              No. 333-36111, filed with the SEC on September 22,
                              1997.
         10.22                Global First Priority Note dated August 7, 1997 in
                              the amount of $75,000,000, incorporated by
                              reference to Exhibit 10.22 of the registrant's
                              Form F-4, File No. 333-36111, filed with the SEC
                              on September 22, 1997.
         10.23                Global First Priority Note dated August 7, 1997 in
                              the amount of $75,000,000, incorporated by
                              reference to Exhibit 10.23 of the registrant's
                              Form F-4, File No. 333-36111, filed with the SEC
                              on September 22, 1997.
         10.24                Global First Priority Note dated August 7, 1997 in
                              the amount of $67,000,000, incorporated by
                              reference to Exhibit 10.24 of the registrant's
                              Form F-4, File No. 333-36111, filed with the SEC
                              on September 22, 1997.
         10.25                Global Second Priority Note in the amount of
                              $87,000,000, incorporated by reference to Exhibit
                              10.25 of the registrant's Form F-4, File No.
                              333-36111, filed with the SEC on September 22,
                              1997.
         10.26                Addendums to shipbuilding contracts.
         23.1*                Consent of Liebman, Bruno & Cicero LLP
                              (New York).
         23.2*                Consent of Andrew H. Sharpe FCA (Isle of Man).
         23.3                 Consent of Graham & James LLP (included in Exhibit
                              5.1).
         23.4*                Consent of Cains.
         25.1                 Statement of Eligibility of First Priority Trustee
                              on Form T-1.
         25.2                 Statement of Eligibility of Second Priority
                              Trustee on Form T-1.
         99.1                 Letter of Transmittal (with regard to the First
                              Priority Notes).
         99.2                 Letter of Transmittal (with regard to the Second
                              Priority Notes).
         99.3                 Notice of Guaranteed Delivery with regard to the
                              First Priority Notes.
         99.4                 Notice of Guaranteed Delivery with regard to the
                              Second Priority Notes.
* To be provided by amendment.

ITEM 22. UNDERTAKINGS

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) The undersigned registrants hereby undertake:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)
(3) of Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (c) The undersigned registrants hereby undertake as follows:

                 (1) That prior to any public or reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (2) That every prospectus that is filed pursuant to the paragraph immediately preceding or that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) The undersigned registrants hereby undertake:

                 (1) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

                 (2) To arrange to provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (1) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Douglas, the Isle of Man on June 18, 1999.

NAVIGATOR GAS TRANSPORT PLC



By:   /s/ NUNZIO C. LI POMI            Principal Executive Officer, Principal
      ---------------------            Financial Officer and Principal
      Nunzio C. Li Pomi                Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 18, 1999.

Name                               Title


                                   Director and Principal Executive Officer,
/s/ NUNZIO C. LI POMI              Principal Financial Officer and Principal
---------------------              Accounting Officer
Nunzio C. Li Pomi


/s/ SHAUN F. CAIRNS
-------------------
Shaun F. Cairns                    Director and Secretary


-------------------
Kenneth L. Columbia                Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Douglas, Isle of Man on June 18, 1999.

NAVIGATOR GAS (IOM I-A) LIMITED

By:   /s/ NUNZIO C. LI POMI            Principal Executive Officer, Principal
      ---------------------            Financial Officer and Principal
      Nunzio C. Li Pomi                Accounting Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated on June 18, 1999.

Name                               Title


/s/ NUNZIO C. LI POMI
---------------------
Nunzio C. Li Pomi                  Director and Secretary


----------------------------
Kenneth L. Columbia                Director


/s/ SHAUN F. CAIRNS
-------------------
Shaun F. Cairns                    Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duty caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 18, 1999.

NAVIGATOR GAS (IOM I-B) LIMITED

By:   /s/ NUNZIO C. LI POMI            Principal Executive Officer, Principal
      ---------------------            Financial Officer and Principal
      Nunzio C. Li Pomi                Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 18, 1999.

Name                               Title


                                   Director and Principal Executive Officer,
/s/ NUNZIO C. LI POMI              Principal Financial Officer, Principal
---------------------              Accounting Officer and Secretary
Nunzio C. Li Pomi


--------------------------
Kenneth L. Columbia                Director


/s/ SHAUN F. CAIRNS
-------------------
Shaun F. Cairns                    Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Douglas, Isle of Man on June 18, 1999. NAVIGATOR GAS (IOM I-C) LIMITED

By:   /s/ NUNZIO C. LI POMI            Principal Executive Officer, Principal
      ---------------------            Financial Officer and Principal
      Nunzio C. Li Pomi                Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 18, 1999.

Name                               Title


                                   Director and Principal Executive Officer,
/s/ NUNZIO C. LI POMI              Principal Financial Officer, Principal
---------------------              Accounting Officer and Secretary
Nunzio C. Li Pomi


-----------------------
Kenneth L. Columbia                Director


/s/ SHAUN F. CAIRNS
--------------------
Shaun F. Cairns                    Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Douglas, Isle of Man, on June 18, 1999.

NAVIGATOR GAS (IOM I-D) LIMITED


By:   /s/ NUNZIO C. LI POMI            Principal Executive Officer, Principal
      ---------------------            Financial Officer and Principal
      Nunzio C. Li Pomi                Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 18, 1999.

Name                               Title


                                   Director and Principal Executive Officer,
/s/ NUNZIO C. LI POMI              Principal Financial Officer, Principal
---------------------              Accounting Officer and Secretary
Nunzio C. Li Pomi


----------------------------
Kenneth L. Columbia                Director


/s/ SHAUN F. CAIRNS
-------------------
Shaun F. Cairns                    Director

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Douglas, Isle of Man, on June 18, 1999.

NAVIGATOR GAS (IOM I-E) LIMITED


By:   /s/ NUNZIO C. LI POMI            Principal Executive Officer, Principal
      ---------------------            Financial Officer and Principal
      Nunzio C. Li Pomi                Accounting Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 18, 1999.

Name                               Title


                                   Director and Principal Executive Officer,
/s/ NUNZIO C. LI POMI              Principal Financial Officer, Principal
---------------------              Accounting Officer and Secretary
Nunzio C. Li Pomi

----------------------------
Kenneth L. Columbia                Director

/s/ SHAUN F. CAIRNS
-------------------
Shaun F. Cairns                    Director